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                                                                   EXHIBIT D-2.1

                                March 15, 2000

VIA HAND DELIVERY
-----------------
Mr. Martin J. Huelsmann, Jr.
Executive Director
Public Service Commission
211 Sower Blvd.
Frankfort, KY  40601

RE: In the Matter of: JOINT APPLICATION OF POWERGEN plc and LG&E ENERGY CORP., LOUISVILLE GAS AND ELECTRIC COMPANY AND KENTUCKY UTILITIES COMPANY FOR APPROVAL OF MERGER
     Case No. 200-095
     Our File No.: 1/230

Dear Mr. Huelsmann:

     Please find enclosed and accept for filing the original and fifteen copies of the Joint Application of PowerGen plc, LG&E Energy Corp., and Louisville Gas and Electric Company and Kentucky Utilities Company for approval of the merger.

     Thank you for your assistance.

                                        Yours very truly,

                                        /s/ Kendrick R. Riggs

KRR/md
Enclosures

Cc:  Persons shown on PSC Service List dated March 10, 2000
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                           COMMONWEALTH OF KENTUCKY

                     BEFORE THE PUBLIC SERVICE COMMISSION

In the Matter of:

     JOINT APPLICATION OF                     )
     POWERGEN plc, LG&E ENERGY CORP.,         )
     LOUISVILLE GAS AND ELECTRIC COMPANY,     )  CASE NO. 2000-095
     AND KENTUCKY UTILITIES COMPANY           )
     FOR APPROVAL OF A MERGER                 )

                               JOINT APPLICATION
                               -----------------

     PowerGen plc ("PowerGen"), LG&E Energy Corp. ("LG&E Energy"), Louisville Gas and Electric Company ("LG&E"), and Kentucky Utilities Company ("KU") (collectively referred to as "Applicants"), by counsel, hereby petition the Commission for approval, pursuant to KRS 278.020(4) and (5), of the transfer of ownership and control of LG&E and KU, all in accordance with the terms of the Agreement and Plan of Merger dated as of February 27, 2000, between PowerGen and LG&E Energy ("the Agreement").

I.   Introduction

     1. Between February 25 and 27, 2000, the Boards of Directors of PowerGen (acting through a subcommittee on authority granted earlier by the full board) and LG&E Energy held meetings and approved a merger between LG&E Energy and Merger Sub (a corporation to be formed and indirectly owned by PowerGen for the purpose of facilitating the merger) and related transactions. A true copy of the Agreement is attached as Appendix A to this Application. Under the Agreement, LG&E Energy will merge with Merger Sub; LG&E Energy will survive the merger; Merger Sub will cease to exist; LG&E Energy will become an indirect subsidiary of PowerGen; and LG&E and KU will remain subsidiaries of LG&E Energy. LG&E Energy will
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consequently have four (4) first tier subsidiaries -- LG&E, KU, LG&E Capital
Corp. and LG&E Energy Marketing, Inc. In addition, to comply with the Public Utility Holding Company Act of 1935 ("PUHCA"), LG&E Energy Services, Inc. will become a first tier subsidiary of LG&E Energy, as more fully discussed below. There will be additional companies between LG&E Energy and PowerGen, each of which will be organized under the laws of either a member state of the European Union or a state of the United States. All of the intermediate companies will be, directly or indirectly, wholly owned by PowerGen and will have no public or private institutional equity or debt holders. Such structures are typical for U.K.-U.S. cross-border transactions and will exist primarily for the purpose of creating an economically efficient and viable structure for completing the transaction and owning LG&E Energy.

II.  Applicants

     2. PowerGen is a public limited company formed under the laws of England and Wales. PowerGen's ordinary shares are traded on the London Stock Exchange, and its American Depository Receipts are listed on the New York Stock Exchange. PowerGen is a holding company that was formed in 1998 following a corporate reorganization that made PowerGen UK plc ("PowerGen UK"), a subsidiary of PowerGen, the main operating subsidiary of the group. PowerGen is one of the world's major independent power businesses and, through PowerGen UK, has become one of the United Kingdom's leading integrated electricity and gas companies. PowerGen UK was created as a result of the privatization and restructuring of the electricity industry in England and Wales in 1990. PowerGen, through its subsidiaries (PowerGen and its subsidiaries sometimes collectively referred to herein as "PowerGen"), owns and operates nine power stations across England and Wales with a generating capacity of approximately 10,000 MW, and competes in the UK's "electricity pool" through which wholesale electric power is

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traded. In 1998, PowerGen acquired East Midlands Electricity ("EME"), the third largest regional electric distribution company in England and Wales, which at that time supplied some 2.3 million residential and business customers. PowerGen's retail business now supplies electricity and gas to some 2.6 million customer accounts and is on target to meet its objective of 5 million by 2002.

     PowerGen also conducts trading, shipping and pipeline operations. PowerGen is the UK's leading developer and operator of combined heat and power plants (known as cogeneration in the U.S.), is involved in renewable energy ventures, and is a leading independent power project developer with projects in Europe, India and the Asian Pacific area.

     The mailing address of PowerGen is 53 New Broad Street, London EC2M 1SL, England. PowerGen is not a public utility in Kentucky as that term is defined by KRS 278.010(3). Charts showing PowerGen's corporate structure before and after the merger are attached, respectively, as Appendices B and C to this Application. PowerGen's Articles of Association and Memorandum of Association are attached as Appendix D to this Application.

     3. LG&E Energy is a corporation organized pursuant to Kentucky law. Its post office address is 220 West Main Street, Louisville, Kentucky 40202. By Order dated May 25, 1990, in Case No. 89-374, the Commission approved the reorganization of LG&E as a regulated subsidiary of LG&E Energy, and determined that LG&E Energy is not a public utility as defined by KRS 278.010(3). The record in that case is on file with the Commission and is incorporated by reference in this Application. In Case No. 97-300, the Commission approved the merger of KU's then-parent company with and into LG&E Energy with LG&E Energy being the surviving company. In Case No. 97-300, the Commission again determined that LG&E Energy is not a public utility as defined by KRS 278.010. The record in Case No. 97-300 is on file with the

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Commission and is incorporated by reference in this Application. Pursuant to 807
KAR 5:001 (S)8(3), a certified copy of LG&E Energy's Articles of Incorporation is attached as Appendix E to this Application. A chart depicting LG&E Energy's corporate structure is attached as Appendix F to this Application.

     4. LG&E is a Kentucky corporation with the same post office address as LG&E Energy. LG&E is a utility as defined by KRS 278.010(3)(a) and (b), provides retail electric service to approximately 360,000 customers and retail gas service to approximately 290,000 customers in 17 counties in Kentucky, and is subject to this Commission's jurisdiction as to its retail rates and service. A certified copy of LG&E's Articles of Incorporation is attached as Appendix G to this Application.

     5. KU is a corporation organized pursuant to Kentucky and Virginia law. KU's post office address is One Quality Street, Lexington, Kentucky 40507. KU is a utility as defined by KRS 278.010(3)(a), provides retail electric service to approximately 478,000 customers in 77 counties in Kentucky and five counties in southwestern Virginia, and is subject to this Commission's jurisdiction as to its retail rates and service in Kentucky. A certified copy of KU's Articles of Incorporation is attached as Appendix H to this Application. In Case No. 97-300, by Order dated September 12, 1997, the Commission approved the merger of KU's parent company with and into LG&E Energy, with LG&E Energy being the surviving parent company. As a result of that merger, KU joined LG&E as a subsidiary of LG&E Energy.

III. The Merger Will Be Made in Accordance with Law

     6. The merger will be consummated in accordance with law. LG&E Energy was incorporated under Kentucky law on November 14, 1989, to become a holding company for LG&E following the reorganization of LG&E and LG&E Energy. Following merger with KU's

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then-holding company pursuant to the Commission's Order in Case No. 97-300, LG&E
Energy also became KU's holding company. Upon LG&E Energy's merger with Merger Sub, it is expected that PowerGen and the intermediate companies between PowerGen and LG&E Energy will become registered public utility holding companies under the Public Utility Holding Company Act of 1935 ("PUHCA"), and that LG&E Energy, LG&E and KU will become part of PowerGen's registered holding company system. KU, by virtue of its ownership of an interest in Electric Energy, Inc., will remain a holding company, though exempt from registration under PUHCA.
After the merger, the Commission will have the same ratemaking and regulatory authority to regulate the rates and services of LG&E and KU as it did before the Merger. The merger will have no effect on LG&E's or KU's contractual relationship with or ownership interest in the Ohio Valley Electric Corporation, and no effect on KU's contractual relationship with or ownership interest in Electric Energy, Inc. LG&E will continue in existence as a corporation organized under Kentucky law. KU will continue in existence as a corporation organized under Kentucky and Virginia law.

     7. Both PowerGen and LG&E Energy shareholders must approve the merger. PowerGen has scheduled its shareholder meeting for June 5, 2000, and LG&E Energy expects to schedule a shareholder meeting in early June 2000.

     8. Performance of the Agreement is subject to a number of other conditions as well.

     It is subject to approval by the Virginia State Corporation Commission, and such regulatory approval as may be required by the Tennessee Regulatory Authority.

     Applicants must receive approval of the merger from the Federal Energy Regulatory Commission ("FERC").

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     Applicants must receive approval by the Securities and Exchange Commission
("SEC"), after which PowerGen and all the intermediate companies expect to register with the SEC as holding companies under PUHCA. As a result of provisions in PUCHA, Applicants plan to utilize a service company ("LG&E Energy Services, Inc.") to provide LG&E and KU with administrative, management and support services pursuant to a Service Agreement. The Kentucky regulatory implications of PUHCA registration are discussed below.

     A filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 will be made, but Applicants do not believe the merger implicates any provision of the federal antitrust laws.

     A filing under the Exon-Florio provisions of the Omnibus Trade and Competitiveness Act of 1988 will be made, although Applicants do not believe that the merger will affect national security interests or that any action will be taken under that statute.

     Copies of the final Service Agreement, as well as the other filings noted herein, will be filed with this Commission when or shortly after they are filed with the other commissions or agencies.

     In addition, PowerGen may be required to make filings or give notice under the United Kingdom's Electricity Act of 1989, the Fair Trading Act of 1973 and regulations of the European Community.

     Because the Applicants will undergo the aforementioned approvals, the merger will be in accordance with the law.

IV.  Corporate Structure and Regulation Following the Merger

     9. After receipt of all necessary regulatory approvals and satisfaction or waiver of other conditions to the consummation of the transaction, Merger Sub will merge with LG&E Energy and LG&E Energy will be the surviving Kentucky corporation. The merger structure is

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shown in Appendix I to this Application. After the merger, PowerGen will then indirectly own 100% of the issued and outstanding stock of LG&E Energy, and LG&E Energy will own 100% of the common stock of LG&E and KU. The holders of LG&E Energy common stock will not become holders of PowerGen's ordinary shares, but each share of LG&E Energy's common stock will be converted into the right to receive $24.85 cash. The shares held by owners of PowerGen's ordinary shares will not be converted or exchanged. The preferred stock and debt obligations of LG&E and KU will not be changed, converted, or otherwise exchanged in the merger and will continue to be the respective obligations of LG&E and KU following the merger.

     10. Following the merger, LG&E Energy will continue as a separate Kentucky corporation with two direct operating utility subsidiaries: LG&E and KU. LG&E will continue its separate corporate existence, operating under the name "Louisville Gas and Electric Company." KU will continue its separate corporate existence, operating under the name of "Kentucky Utilities Company."

     11. At the time the merger becomes effective, PowerGen will promptly increase the size of its Board of Directors to allow LG&E Energy's Chief Executive Officer to be appointed to PowerGen's Board of Directors. LG&E Energy's Chief Executive Officer shall also continue to serve as Chairman and Chief Executive Officer of LG&E Energy. Some of the Directors of LG&E Energy at the effective time of the merger will be invited to serve as members of a U.S. Advisory Board to provide advice with respect to the operations of LG&E Energy and its subsidiaries, business and regulatory developments in the United States, and such other matters as the Advisory Board members, PowerGen, and LG&E Energy shall mutually agree. Following the merger, LG&E Energy's Board of Directors shall consist of three members, one of whom

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shall be the current Chairman of LG&E Energy prior to the merger. Similar compositions for the boards of LG&E and KU are expected after the merger. The respective corporate officers of LG&E and KU shall be entitled to maintain their current titles and responsibilities as officers of LG&E and KU, respectively, unless and until otherwise determined by LG&E's Board of Directors and KU's Board of Directors, respectively.

     12. LG&E and KU will continue to function as public utilities subject to the regulatory jurisdiction of this Commission and, as to KU, the Virginia State Corporation Commission, and, to the extent required by applicable law, the Tennessee Regulatory Authority. The FERC will continue to regulate LG&E's and KU's transmission services and wholesale rates as before the merger. LG&E will continue to own and operate various non-jurisdictional subsidiaries consistent with this Commission's approvals in Case No. 89-374, including those subsidiaries engaged in the lease and operation of the facilities of Big Rivers Electric Corporation as approved by this Commission in Case Nos. 97-204 and 97-267.

                   Holding Company Registration Under PUHCA
                   ----------------------------------------

     13. PowerGen and the intermediate companies are expected, subject to SEC approval of the merger, to register as holding companies under PUHCA. As registered holding companies, they will be subject to various statutory and administrative requirements under PUHCA. The SEC has jurisdiction over registered holding companies and, among other things, places certain restrictions on affiliate transactions including the holding companies' ability to provide services to the utility operating subsidiaries, and the allocation of costs to and from utility operating companies within the holding company structure. As part of the merger approval under PUHCA, the SEC will review the Applicants' non-utility operations, LG&E's continued operation as a combined gas and electric company and the corporate structure

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proposed for the merged company. Further, the SEC will request certification from state regulatory commissions confirming that they have the authority and resources to protect ratepayers within their jurisdiction and intend to exercise their authority.

     14. The Applicants will request that the SEC approve the continued operation of LG&E as a combination electric and gas utility. In the SEC filing, the Applicants will demonstrate that continued operation by LG&E as a combination electric and gas utility is in the public interest. The loss of the ability to operate as a combination utility would result in higher costs for both electric and natural gas service because the economies of shared services and resources would be lost. Applicants will submit to the Commission a copy of the SEC filing on this issue once it is available. The SEC will consider the preference of this Commission when considering whether to allow continued, combined operations. Applicants request that the Commission include in its Order approving the merger a finding that it is in the public interest for LG&E to remain a combination electric and gas utility.

     15. Registration under PUHCA will also impose a number of restrictions on the operations of PowerGen and its subsidiary companies that are not Foreign Utility Companies ("FUCOs") as defined by Section 33 of PUHCA. These restrictions include a requirement that the SEC approve in advance securities issuances, sales and acquisitions of utility assets, and acquisitions of other businesses. In addition, PUHCA limits the ability of registered holding companies and their subsidiaries to engage in various businesses. Generally stated, PUHCA limits a holding company's activities to utility operations, activities needed to support utility operations, energy related businesses, and telecommunications.

     16. PUHCA prohibits registered holding companies from providing services to operating utility subsidiaries for a fee, and further greatly restricts operating companies from

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providing services directly to each other. Consequently, LG&E Energy Services,
Inc. will be formed as a service company subsidiary to LG&E Energy to provide centralized administrative and corporate services. The SEC will then regulate the provision of services and allocation of costs from LG&E Energy Services, Inc. to LG&E and to KU to ensure that appropriate measures are used. Customers will experience no change in utility service due to the establishment of LG&E Energy Services, Inc. Services will be provided pursuant to the provisions of a Service Agreement between LG&E, KU and LG&E Energy Services, Inc. A draft copy of the Service Agreement is attached as Appendix J. The Service Agreement is not yet finalized, and will be subject to SEC approval when filed. However, a copy of the proposed Service Agreement will be provided to the Commission when filed with the SEC, and an additional copy will be provided to the Commission when approved by the SEC.

     17. The SEC will have regulatory authority regarding the governance of LG&E Energy Services, Inc. and the allocation of costs to the operating utilities. The SEC regulations are designed to ensure that the activities performed by the service company are "necessary or appropriate in the public utility interest or for the protection of investors or consumers and to insure that such [services] are performed economically and efficiently for the benefit of such associated companies at cost, fairly and equitably allocated among such
companies." 15 U.S.C. (S)79m(b).   Applicants believe that the proposed
corporate structure and PUHCA registration would not have a negative effect upon the ability of the Commission to regulate LG&E and KU. Accounting for service company costs will comply with the SEC's Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies under PUHCA, which for all practical purposes is identical to the FERC Uniform System of Accounts. Costs will either be directly assigned to the benefiting subsidiary or allocated using allocation methods approved by

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the SEC. Applicants believe that the Commission can be assured that costs are allocated between regulated and unregulated subsidiaries, and between utility operating companies, in an appropriate manner with no adverse consequences to utility customers. In addition, the SEC will have audit authority over all transactions between LG&E Energy Services, Inc. and the operating companies (LG&E and KU) and has historically invited both FERC and state regulatory commissions to participate in this process. Consequently, this Commission can participate in future SEC proceedings. Applicants also agree to permit the Commission reasonable access to the books and records of not only LG&E Energy and its subsidiaries, but to PowerGen and the intermediate companies, consistent with the exercise of the Commission's jurisdiction and authority.

     18. The merger will not alter the authority of the Commission to regulate LG&E's and KU's utility operations. LG&E and KU will continue to be public utilities under and subject to the Commission's jurisdiction. The merger and subsequent holding company registrations will not prevent the Commission or FERC from reviewing the books and records of either LG&E and KU or of their non-utility affiliates or parents and the companies will provide access to their personnel as well. After the merger, the Commission shall have the same ratemaking and regulatory authority to regulate the rates and services of LG&E and KU as it did before the merger. Furthermore, Applicants commit that they will not assert that the SEC's jurisdiction legally preempts the Commission from disallowing recovery in retail rates of the cost of goods and services that LG&E or KU obtain from LG&E Energy Services, Inc., provided that LG&E and KU otherwise retain the right to assert that the charges are reasonable and appropriate.

     19. Section 33(a)(2) of PUHCA (15 U.S.C. (S) 79z-5b) provides, inter alia, that certain exemptions from its provisions afforded PowerGen UK and EME, foreign utility companies, are

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not applicable unless every State commission having jurisdiction over the retail electric rates of a public utility company that is an affiliate of PowerGen UK and EME has certified to the SEC that it has the authority and resources to protect ratepayers subject to its jurisdiction and that it intends to exercise its authority.

     20. Upon approval of the proposed merger, Applicants request that this Commission certify to the SEC pursuant to Section 33(a)(2) of PUHCA that this Commission has the authority and resources to protect LG&E's and KU's ratepayers subject to its jurisdiction and that it intends to exercise its authority.

V.   The Merger Is for a Proper Purpose

     21. The purpose of the merger is to make LG&E Energy part of a much larger enterprise, well-positioned to serve customers given accelerating changes in the energy industry across the world, while maintaining the historic connections between both LG&E and KU and the communities they serve. The merger is critical for ensuring that both LG&E and KU remain able to continue to meet their commitments to their customers, to their communities and to the Commonwealth as a whole.

     22. Applicants recognize that the energy industry across the world has entered a period of accelerating evolution, continuing deregulation and regulatory change, and increased competition. In this environment, size and scale have become critical and necessary prerequisites to success. The merger will result in sharing the best practices to provide the best possible service to customers at the lowest cost. By becoming part of a larger entity with greater resources, LG&E and KU will be better able to utilize new, economically beneficial developments in transmission and distribution technology, information systems, and capital markets. The Earnings Sharing Mechanism that has been established by the Commission for

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LG&E and KU provides the ideal means of providing customers with a share of any benefits or cost reductions that may result from these efficiencies. Moreover, because PowerGen's existing utility operations are outside the U.S., there will be no increase in market concentration at either the wholesale or retail levels.

     23. PowerGen's experience in the UK and elsewhere will also benefit Kentucky consumers as the energy market evolves. In the past decade, the UK's electricity and gas markets have been restructured as the industry has evolved from a state owned monopoly to private ownership and competition. The solutions reached in industry restructuring in the UK are themselves still evolving and cannot be simplistically transplanted into the U.S. market. However, PowerGen's experience and expertise will be important in advancing LG&E's and KU's efforts in the competitive wholesale market, as well as in preparing LG&E and KU for restructuring and in helping to ensure they are prepared to compete and serve their customers well when retail restructuring occurs.

     24. The merger brings benefits to customers, employees of LG&E Energy and its subsidiaries, the Commonwealth as a whole and LG&E Energy's shareholders (a majority of whom are residents of Kentucky).

     After the merger, LG&E and KU will have the financial, technical, and managerial capabilities that are needed to provide efficient customer service to their utility customers. Customers will be better off as a result of this transaction and may benefit from improved service quality and operating efficiency resulting from reciprocal adoption of best practices. For employees, the merger represents an opportunity for growth as Kentucky becomes the U.S. base of operations for a large international entity. The transaction ensures that LG&E Energy and its employees remain at the forefront of an increasingly competitive U.S. electric industry, while

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foreign operations provide opportunities for LG&E Energy employees abroad. For
Kentucky, the merger ensures that utility operations in Kentucky will remain headquartered in Kentucky, and that Kentucky will be the base for PowerGen's other anticipated U.S. operations. LG&E Energy's shareholders will receive a 58% premium over the trading price for their shares as of the last trading day before announcement of the merger.

     25. PowerGen is firmly committed to maintaining and supporting the relationships between LG&E and KU and the communities they serve. Following the merger, KU will continue to maintain its headquarters in Lexington, Kentucky, and LG&E will continue to maintain its headquarters in Louisville, Kentucky.

     26. The merger will enable LG&E and KU to become part of a merged entity with the size, resources, scale, and the experience to succeed in the rapidly evolving energy industry. Though part of a larger entity, LG&E and KU will continue to be regulated utilities subject to this Commission's jurisdiction with a continuing focus on serving their customers. The merger thus serves the interests of LG&E's and KU's customers, their communities and of the Commonwealth as a whole, and is therefore for a proper purpose.

VI. Following the Merger, LG&E and KU Will Have Abilities to Provide Reasonable Service

     27. Following the merger, the customers of LG&E and KU will continue to receive the same high-quality energy services and do business with their respective utilities as before the merger. PowerGen has the same level of commitment to high quality services that LG&E Energy has, and will fully support maintaining the LG&E and KU track record for service. As a result, LG&E and KU will continue to be highly responsive to customer needs. LG&E will remain in Louisville, Kentucky, and will maintain a substantial presence in Louisville and

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LG&E's service territory.  KU's headquarters will remain in Lexington, Kentucky, and KU will maintain a substantial presence throughout its service territory in order to conduct its statewide operations. LG&E and KU will continue to operate through regional offices with local service personnel and line crews available to respond to customers' needs.

     28. LG&E and KU will continue as direct subsidiaries of LG&E Energy and will continue to have the financial, technical, and managerial abilities required to provide high-quality, reliable service consistent with their statutory obligation to provide reasonable service.

          (a)  Financial Abilities

     29. Following the merger, LG&E and KU intend to continue to maintain their balanced capital structure. PowerGen has in place bank facilities to finance the acquisition of LG&E Energy's common stock. PowerGen may also dispose of certain of its existing assets or some of LG&E Energy's (other than Kentucky jurisdictional) assets as part of its overall plan to refocus its strategic direction. Neither LG&E Energy nor any of LG&E Energy's subsidiaries, including LG&E and KU, will incur any additional indebtedness or issue any securities to finance any part of the purchase price paid by PowerGen for the LG&E Energy stock.

     PowerGen's Board of Directors does not intend to allow dividend policy to affect adversely the financial integrity or rates of either LG&E and KU after the merger. Both utilities will also benefit from PowerGen's enhanced ability to attract capital at reasonable rates and PowerGen's sustained ability to maintain already-strong mortgage bonds and investment grade credit ratings. If for any reason PowerGen is unable to provide needed capital, both LG&E and KU will have the ability in the future to seek alternative funding, subject to necessary regulatory approval. PowerGen assures the Commission that no cross guarantees of debt will be in place between the utilities and PowerGen or non-utility affiliates of PowerGen. LG&E and KU will

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

provide financing for PowerGen's investments only through payment of dividends from shareholder-owned funds and will not guarantee the credit of any affiliates without Commission approval. Neither LG&E Energy nor any of LG&E's subsidiaries, including LG&E and KU, will borrow or issue any security, incur any debt or pledge any assets to finance any part of the purchase price for LG&E Energy's shares. PowerGen represents and agrees that the costs of the purchase of LG&E Energy's shares shall be excluded from the cost of service and rates of LG&E and KU.

          (b) Technical and Managerial Abilities

     30. LG&E and KU will continue to operate through regional offices with local service personnel and field crews available to respond to customers' needs and personnel necessary to operate and dispatch their existing systems. The post-merger management of LG&E Energy is expected to include the existing management of LG&E Energy, LG&E and KU.

     LG&E and KU will continue to be able to draw on the larger and more diverse managerial and employee pool that resulted from the merger approved by this Commission in Case No. 97-300. In addition, because both utilities will be part of a much larger entity with a more prominent international position, both should be better able to attract and retain the most qualified job applicants and employees. As part of the larger global entity, employees should also benefit from new and wider career opportunities. PowerGen is one of the UK's largest generating companies, and owns the UK's third largest regional electric distribution company. Moreover, PowerGen has, over the last decade, transitioned from a government owned monopoly to a participant in a competitive marketplace. This experience and expertise will be available to LG&E and KU as the U.S. market restructures and evolves. Neither LG&E nor KU will serve as an employer of last resort for employees, assets, or products associated with failed

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or troubled non-utility affiliate ventures of either PowerGen or LG&E Energy. As a result of the merger, the management of LG&E and KU stand to be strengthened and will not suffer a diversion of valuable management resources.

     31. Following the consummation of the merger, LG&E Energy's Board of Directors will consist of three persons, one of whom will be the current Chairman. Some of the existing Directors of LG&E Energy will be invited to serve as members of a U. S. Advisory Board to provide advice with respect to operations of LG&E Energy and its subsidiaries' businesses, regulatory developments in the United States generally, and such other matters upon which the members of the Advisory Board, PowerGen, and LG&E Energy shall mutually agree. The current Chairman and CEO of LG&E Energy will become a member of PowerGen's Board of Directors and will continue as Chairman and Chief Executive Officer of LG&E Energy.

     32. The merger preserves the heritage of the relationship that LG&E, KU and the Commonwealth have built, and continues the charitable/civic/education process that is of critical importance to the Commonwealth. After the effective date of the merger, PowerGen has agreed to make, or to cause LG&E and KU (through the LG&E Energy Foundation or otherwise) to continue to make, annual charitable and community contributions to the communities they serve, and otherwise maintain a substantial level of involvement in community activities in the Commonwealth comparable to or greater than normal annual aggregate levels of charitable contributions, community development, and related activities carried on by LG&E and KU prior to the date of the merger. PowerGen acknowledges that the primary purpose of the LG&E Energy Foundation is to support charitable causes in LG&E's and KU's service territories, and shall cause and ensure that, following the merger, it continues to support charitable causes in such service territories. The Foundation will remain under the control of the Board of Directors of LG&E Energy, and the Foundation's Board of Directors will consist, in majority, of employees knowledgeable of community interests within the service territories of LG&E and KU.

     33. LG&E and KU will continue to support economic development within the communities they serve and throughout the Commonwealth. Each currently works closely with state and local economic development agencies to attract and retain businesses and jobs in the Commonwealth. After the merger, LG&E and KU will not only continue these activities, but, because they will be part of a larger global operation, will have broader contacts worldwide and be better able to both attract economic development to the Commonwealth and strengthen existing relationships. For example, Toyota is not only one of KU's largest customers, but one of PowerGen's customers as well. This increased worldwide presence and increased connection will enhance their economic development efforts, as well as those of the Commonwealth.

          (c)  Utility Accounts and Affiliate Transactions

     34. Following consummation of the merger, LG&E and KU will continue to operate as public utilities, will keep their respective books and records, will make accounting entries according to the Uniform System of Accounts (LG&E Energy Services, Inc.'s costs will comply with the SEC's essentially identical system), and will render appropriate reports in the same manner as they do now. Payment for the LG&E Energy shares will be recorded in PowerGen's books, not those of LG&E Energy or its subsidiaries, which will neither incur debt nor issue equity to fund the purchase of shares. After the merger, LG&E Energy, LG&E, and KU also will continue to adhere to the applicable conditions described in the Commission's orders in Case Nos. 89-374, 10296, and 97-300, including but not limited to, reporting requirements, and access to the books and records of other affiliates and subsidiaries engaged in transactions with LG&E and KU.

VII.  The Merger Is Consistent with the Public Interest

      35. The merger is consistent with the public interest. As indirect subsidiaries of PowerGen, LG&E and KU will be part of a larger, stronger entity
with an international presence.   They will be better able to withstand the
impact of increased competition and industry change, and better able to ensure that their customers continue to receive the benefits flowing from their combined operation. The operation of LG&E Energy as a wholly owned, indirect subsidiary of PowerGen is essential to preserve the strength and stability of LG&E Energy and its utility subsidiaries at a time of increasing change and competition. The merger will preserve the benefits currently provided to customers and is consistent with the public interest. The merger will not detract from the benefits customers currently receive as a result of the merger approved in Case No. 97-300, including LG&E's and KU's merger surcredits, and the merger dispatch savings and lower fuel costs distributed through LG&E's and KU's fuel adjustment clauses. The merger will have no impact on LG&E's and KU's commitment to operate under the Earnings Sharing Mechanism tariffs. Indeed, the framework created by the Earning Sharings Mechanism provides a balanced approach to regulation within the Commonwealth.

VIII. Testimony and Exhibits

      36. The Application is supported by appendices to this application. E.A. Wallis, Chairman and Chief Executive of PowerGen, and Roger W. Hale, Chairman and Chief Executive Officer of LG&E Energy have filed testimony regarding the purpose of the merger and the managerial abilities of PowerGen, LG&E Energy, LG&E and KU after the merger. Testimony by Caroline A. Sheers, Director of Mergers and Acquisitions of PowerGen, describes

PowerGen's financial ability to consummate the transaction, the financial strength of the merged company after the transaction and the potential for achieving efficiencies. Testimony by Michael D. Robinson, Vice President and Controller of LG&E Energy, addresses the accounting issues following the merger. Testimony by Dr. Karl McDermott, Vice President of National Economic Research Associates, Inc., addresses criteria assessing whether a merger or acquisition is in the public interest, and applies those criteria to the acquisition of LG&E Energy by PowerGen. Dr. Donald J. Mullineaux, Director of the School of Management at the Gatton College of Business and Economics at the University of Kentucky addresses whether the acquisition is in the interest of the Commonwealth and its citizens and discusses the benefits flowing from the acquisition. Testimony by Robert M. Hewett, Group Executive of Regulatory Affairs of LG&E and KU, addresses regulatory issues and the technical and managerial capability LG&E and KU will have following the merger. The verified testimony of the above listed witnesses is attached as Appendix K to this Application.

     WHEREFORE, Applicants request that the Commission, after hearing, enter a final order as follows:

     1. Finding that, after the acquisition of ownership and control of LG&E Energy Corp. by PowerGen pursuant to the merger, Louisville Gas and Electric Company and Kentucky Utilities Company will continue to have the financial, technical, and managerial abilities necessary to provide reasonable service to their respective customers, and that the transfer of ownership and acquisition of control of Louisville Gas and Electric Company and Kentucky Utilities Company is in accordance with law, for a proper purpose, and consistent with the public interest pursuant to KRS 278.020;

     2. Approving the transfer of ownership of Louisville Gas and Electric Company and Kentucky Utilities Company through the acquisition of ownership and control of LG&E Energy Corp. by PowerGen upon the merger of Merger Sub into LG&E Energy Corp. pursuant to KRS 278.020(4) and (5);

     3. Determining that neither LG&E Energy Corp. nor PowerGen or any intermediate company between LG&E Energy Corp. and PowerGen will, by reason of ownership of all outstanding shares of common stock of LG&E Energy Corp., which in turn owns all outstanding common shares of Louisville Gas and Electric Company and Kentucky Utilities Company, be a utility in Kentucky as defined in KRS 278.010(3) as they will not own, operate, or manage any facilities used in connection with the generation, production, transmission, and distribution of electricity to or for the public for compensation or own, operate, or manage any facility used in connection with the production, manufacture, storage, distribution, sale, or furnishing of natural or manufactured gas to or for the public, for compensation for light, heat, power or other uses; and

     4. Finding that it is in the public interest for LG&E to remain a combination gas and electric utility following consummation of the merger.

     5. Applicants further request that the Commission certify to the SEC under Section 33(a)(2) of PUHCA that this Commission has the authority and resources to protect the ratepayers of LG&E and KU subject to its jurisdiction and it intends to exercise its authority.

March 15, 2000                      Respectfully submitted,

                                    /s/ David Jackson
                                    General Counsel
                                    PowerGen plc
                                    53 New Broad Street
                                    London, EC2

                                    /s/ John R. McCall,
                                    Executive Vice President
                                    General Counsel and Corporate Secretary
                                    Michael S. Beer
                                    Senior Corporate Attorney
                                    LG&E Energy Corp.
                                    220 West Main Street
                                    Louisville, Kentucky 40202

                                    /s/ Richard F. Newell
                                    Kendrick R. Riggs
                                    J. Wade Hendricks
                                    Ann E. Eberle
                                    Maureen M. Carr
                                    OGDEN NEWELL & WELCH
                                    1700 Citizens Plaza
                                    500 West Jefferson Street
                                    Louisville, Kentucky 40202

                            CERTIFICATE OF SERVICE
                            ----------------------

     This is to certify that, on March 15, 2000, a copy of the foregoing was filed with the Public Service Commission of Kentucky by hand delivery and sent by overnight courier or mail, postage-prepaid to:

Hon. Elizabeth E. Blackford                   Hon. Don Meade
Hon. Dennis G. Howard, II                     Counsel for IBEW, Local 2100
Assistant Attorneys General                   Miller & Meade, P.S.C.
Office for Rate Intervention                  802 Republic Bldg.
1024 Capital Center Drive                     429 W. Muhammad Ali Blvd.
Frankfort, KY 40602                           Louisville, KY 40202

Hon. David F. Boehm                           Hon. Edward W. Gardner
Hon. Michael L. Kurtz                         Hon. Michael Keith Horn
Boehm, Kurtz & Lowry                          Department of Law
2110 CBLD Center                              200 East Main Street
36 East Seventh Street                        Lexington, KY 40507
Cincinnati, OH 45202
                                              Mr. Jack E. Burch
Hon. Carol Raskin                             Executive Director
Legal Aid Society, Inc.                       Community Action Council
425 West Muhammad Ali Boulevard               892 Georgetown Street
Louisville, KY 40202                          P. O. Box 11610
                                              Lexington, KY 40576
Hon. David A. McCormick
General Attorney                              Hon. Anthony G. Martin
Office of The Judge Advocate General          Attorney at Law
Department of the Army                        325 Henry Clay Blvd.
(DAJA-RL 3970)                                Lexington, KY 40502
901 N. Stuart Street, Rm 713
Arlington, VA 22203-1837                      Hon. Joe F. Childers
                                              Kentucky Association for
Hon. Richard G. Raff                          Community Action
Staff Counsel                                 201 West Short Street, Suite 310
Public Service Commission                     Lexington, KY 40507
211 Sower Blvd.
Frankfort, KY 40601                           Hon. W. Henry Graddy, IV
                                              W. H. Graddy & Associates
                                              Kentucky Resources Council
                                              103 Railroad Street
                                              P. O. Box 4307
                                              Midway, KY 40347

Hon. Mark W. Dobbins                   Mr. Robert L. Madison
Tilford, Dobbins, Alexander            5407 Baywood Drive
Buckaway & Black                       Louisville, KY 40241-1318
1400 One Riverfront Plaza
Louisville, KY 40202                   Mr. Tom FitzGerald
                                       Kentucky Resources Council, Inc.
Hon. Walker C. Cunningham, Jr.         P.O. Box 1070
Jefferson County Attorney              Frankfort, KY 40602
Suite 688, Starks Building
Louisville, KY 40202                   Hon. John D. Myles
                                       Attorney for KAPHCC
Hon. Iris Skidmore                     413 Sixth Street
Hon. Ronald P. Mills                   Shelbyville, KY 40065
Counsel for NREPC
Office of Legal Services               Mr. Robert M. Hewett
Capital Plaza Tower, 5/th/ Floor       Group Executive - Regulatory Affairs
Frankfort, KY 40601                    Kentucky Utilities Company
                                       One Quality Street
Mr. John M. Stapleton                  Lexington, KY 40507
Director Division of Energy
663 Teton Trail                        Hon. James M. Miller
Frankfort, KY 40601                    Sullivan, Mountjoy, Stainback
                                       and Miller, P.S.C.
Michael S. Beer                        100 St. Ann Building
Senior Corporate Attorney              P.O. Box 727
LG&E Energy Corp.                      Owensboro, KY 42302-0727
220 West Main Street
Louisville, KY 40202                   Hon. Douglas L.  Beresford
                                       Hon. George F. Hobday, Jr.
Mr. Kip Bowmar                         LONG ALDRIDGE & NORMAN, LLP
Executive Director                     701 Pennsylvania Avenue, N.W.
Kentucky Association for               Suite 600
Community Action                       Washington, DC 20004
900 Wilkinson Blvd.
Frankfort, KY 40601                    /s/  Counsel for PowerGen, LG&E Energy,
                                       Louisville Gas and Electric Company and
                                       Kentucky Utilities Company

Exhibit A:  See Exhibit H to Section 203 Application

See Exhibit H to Joint Application of Louisville Gas and Electric Company, Kentucky Utilities Company, and Merger Sub before the FERC, filed as Exhibit D-
1.1 to PowerGen plc's Form U-1 filed April 26, 2000, File No. 70-9671, and incorporated by reference herein.

Exhibit B

See PowerGen plc Corporate Chart filed as Exhibit F-1.1 to PowerGen plc's Form U-1 filed April 26, 2000, File No. 70-9671, and incorporated by reference herein.

See Description of the Companies in the PowerGen System, filed as Exhibit F-1.2 to PowerGen plc's Form U-1 filed April 26, 2000, File No. 70-9671, and incorporated by reference herein.

Exhibit C

See Combined PowerGen/LG&E Energy Corporate Chart filed as Exhibit F-3.1 to PowerGen plc's Form U-1 filed April 26, 2000, File No. 70-9671, and incorporated by reference herein.

Exhibit D

                            THE COMPANIES ACT 1985

                              Company No. 3586615

The Registrar of Companies for England and Wales hereby certifies that POWERGEN PLC (originally called POWERGEN 1998 PLC which name was changed by special resolution on 9/th/ December 1998 to POWERGEN PLC) was incorporated under the Companies Act 1985 as a public company on 19/th/ June 1998. **********


Given at Companies House, Cardiff the 8/th/ March 2000

Company No: 3586615

                                  MEMORANDUM

                                      AND

                            ARTICLES OF ASSOCIATION

                                      OF

                                 PowerGen plc

9 December 1998

                         CERTIFICATE OF INCORPORATION

                               ON CHANGE OF NAME

                              Company No. 3586615

The Registrar of Companies for England and Wales hereby certifies that

POWERGEN 1998 PLC

having by special resolution changed its name, is now incorporated under the name of

POWERGEN PLC

Given at Companies House, London, the 9/th/ December 1998

                                                                 MR. N. RICHARDS

                                                  For The Registrar Of Companies

                         CERTIFICATE OF INCORPORATION

                          OF A PUBLIC LIMITED COMPANY

                              Company No. 3586615

The Registrar of Companies for England and Wales hereby certifies that

POWERGEN 1998 PLC

is this day incorporated under the Companies Act 1985 as a public company and that the company is limited.

Given at Companies House, London, the 19/th/ June 1998

                                    MISS S. BASHAR

                                   For The Registrar of Companies

See Memorandum of Association of PowerGen 1998 plc (filed on paper format on Form SE on April 26, 2000, File No. 70-9671).

See Articles of Association of PowerGen 1998 plc (filed on paper format on Form SE on April 26, 2000, File No. 70-9671).

See Memorandum and Articles of Association of PowerGen plc, filed as Exhibit A-1 to PowerGen plc's Form U-1 filed April 26, 2000, File No. 70-9671, and incorporated by reference herein.

Exhibit E

                               JOHN Y. BROWN III
                              SECRETARY OF STATE

                           CERTIFICATE OF EXISTENCE

     I, JOHN Y. BROWN III, Secretary of State of the Commonwealth of Kentucky, do hereby certify that according to the records in the Office of the Secretary of State, LG&E ENERGY CORP. is a corporation duly organized and existing under KRS Chapter 271.B whose date of incorporation is NOVEMBER 14, 1989 and whose period of duration is PERPETUAL.

     I further certify that all fees and penalties owed to the Secretary of State have been paid; that articles of dissolution have not been filed; and that the most recent annual report required by KRS 271B.16-220 has been delivered to the Secretary of State.

     I further certify that the following documents have been filed as follows

     ARTICLES OF INCORPORATION OF LG&E ENERGY, CORP FILED NOVEMBER 14, 1989.

     ARTICLES OF CORRECTION OF ARTICLES OF INCORPORATION OF LG&E ENERGY CORP. CHANGING NAME TO LG&E ENERGY CORP FILED MARCH 2, 1990.

     AMENDED AND RESTATED ARTICLES FILED AUGUST 9, 1990.

     ARTICLES OF SHARE EXCHANGE OF LG&E ENERGY CORP. AND LOUISVILLE GAS AND ELECTRIC COMPANY FILED AUGUST 15, 1990, EFFECTIVE AUGUST 17, 1990.

     ARTICLES AMENDMENT FILED DECEMBER 10, 1990.

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED JULY 1, 1991;

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED NOVEMBER 22, 1991;

CONTINUED

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED MARCH 18, 1992;

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED JANUARY 25, 1994;

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED JULY 27, 1994;

     ARTICLE OF AMENDMENT FILED MAY 10, 1996;

     AMENDED AND RESTATED ARTICLES FILED NOVEMBER 4, 1996;

     AMENDED AND RESTATED ARTICLES OF INCORPORATION FILED MAY 1, 1998;

     ARTICLES OF MERGER OF KU ENERGY CORPORATION INTO LG&E ENERGY CORP. FILED MAY 1, 1998;

     CERTIFICATE OF ASSUMED NAME OF KU CREDIT CORP HAS BEEN ADOPTED BY LG&E ENERGY CORP. FILED MAY 24, 1990.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal at Frankfort, Kentucky, this 28/TH/ day of FEBRUARY, 2000.

                                        /s/ JOHN Y BROWN III
                                        Secretary of State
                                        Commonwealth of Kentucky

                                        RL

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                               LG&E ENERGY CORP.

     Pursuant to the provisions of Sections 271B.10-030, 271B.10-060 and 271B.10-070 of the Kentucky Business Corporation Act, as amended, LG&E Energy Corp., a Kentucky corporation (the "Company"), hereby adopts the following Articles of Amendment and Restatement to its Amended and Restated Articles of Incorporation, and certifies the following in connection with this amendment and restatement.

     FIRST:    The name of the Company is LG&E Energy Corp.

     SECOND: The Amended and Restated Articles of Incorporation filed herewith as Exhibit A (the "Restatement"), contain amendments to Article Fourth and Article Fourteenth thereof.

     THIRD: The amendments to Article Fourth of the Restatement were recommended by the Company's Board of Directors on May 20, 1997 and adopted by the Company's shareholders at a Special Meeting on October 14, 1997 in the manner prescribed by the Kentucky Business Corporation Act. The only voting group entitled to vote on the foregoing was owners of record on August 8, 1997 of the Corporation's Common Stock (without par value). The designation, number of outstanding shares, number of votes entitled to be case by the voting group entitled to vote on such amendment, and the number of votes of the voting group indisputably represented at the meeting were as follows:

                        Number of           Number of              Number of votes
                       Outstanding       votes entitled       indisputably represented
Designation               shares           to be case              at the meeting
                          ------           ----------              --------------
Common Stock            66,486,875         66,486,875               52,499,555.39

     FOURTH: The total number of votes cast for the amendments to Article Fourth of the Restatement, against such amendment, and abstaining regarding the amendment by the voting group entitled to vote on such amendment was as follows: 49,738,586.696 votes for, 1,678,589.993 votes against and 1,082,378.707 votes abstaining. The number of votes cast for such amendment by the voting group was sufficient for approval by such voting group.

     FIFTH: The amendments to Article Fourteenth of the Restatement do not require shareholder approval and were adopted by the Company's Board of Directors on April 22, 1998.

     SIXTH: The amendments contained in the Restatement do not provide for an exchange, reclassification or cancellation of issued shares of stock of the Company.

     SEVENTH: As amended above, Articles First through Fourteenth of the Company's Articles of Incorporation are restated in their entirety as set forth in the Restatement. The Restatement, together with the amendments contained therein, supersede the original Amended and Restated Articles of Incorporation, as amended, and all amendments thereto.

     EIGHTH: The Restatement, containing the amendments adopted, shall be effective at 7:00 a.m. E.D.T. on May 4, 1998 and shall read in its entirety as set forth on Exhibit A attached hereto.

Dated: April 30, 1998

                                  LG&E ENERGY CORP.

                                   /s/ John R. McCall
                                      Executive Vice President General Counsel
                                       and Corporate Secretary

See the Amended and Restated Articles of Incorporation of LG&E Energy, filed as
Exhibit 4.1 to Form 8-K of LG&E Energy dated May 4, 1998, File No. 1-10568, and incorporated by reference herein.

                              ARTICLES OF MERGER

                                      OF

                          KU ENERGY CORPORATION INTO

                               LG&E ENERGY CORP.

     Pursuant to the provisions of Section 271B.11-050 of the Kentucky Business Corporation Act and the Agreement and Plan of Merger, dated as of May 20, 1997 (the "Plan of Merger") by and between KU Energy Corporation, a Kentucky corporation ("KU Energy"), and LG&E Energy Corp., a Kentucky corporation ("LG&E Energy"), LG&E Energy hereby submits the following Articles of Merger:

     1. The Plan of Merger, as approved and adopted by separate resolution of the respective Board of Directors of KU Energy and LG&E Energy at their respective meetings on May 20, 1997, is attached hereto and made a part hereof as Annex A. pursuant to the Plan of Merger upon effectiveness of the merger, KU Energy will be merged with and into LG&E Energy, with LG&E Energy as the surviving entity and, each issued and outstanding share of common stock of KU Energy (except shares held by KU Energy shareholders who perfect dissenters' rights with respect thereto), together with associated stock purchase rights, will be cancelled and converted into 1.67 shares (the "Exchange Ratio") of common stock of LG&E Energy, together with associated stock purchase rights.

     2. The holders of LG&E Energy common stock approved the Plan of Merger at a special meeting of LG&E Energy shareholders on October 14, 1997 (the "LG&E Energy Meeting") The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Plan of Merger at the LG&E Energy Meeting was as follows:

                         Number of        Number of votes
     Designation    Outstanding shares    entitled to be cast
     -----------    ------------------    -------------------
     Common Stock        66,486,875            66,486,875

     3. The total number of undisputed votes cast for approval of the Plan of Merger by the above mentioned voting group at the LG&E Energy Meeting was 51,148,571.327, and that number was sufficient for approval of the Plan of Merger by that voting group.

     4. The holders of KU Energy common stock approved the Plan of Merger at a special meeting of KU Energy shareholders on October 14, 1997 (the "KU Energy Meeting"). The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Plan of Merger at the KU Energy Meeting was as follows:

                         Number of        Number of votes
     Designation    Outstanding shares    entitled to be cast
     -----------    ------------------    -------------------
     Common Stock        37,817,517           37,817,517

     5. The total number of votes cast for approval of the Plan of Merger by the above mentioned voting group at the KU Energy Meeting was 29,113,099, and that number was sufficient for approval of the Plan of Merger by that voting group.

     6. The effective time and date of these Articles of merger and the merger effectuated hereby in the Commonwealth of Kentucky shall be 7:30 a.m. E.D.T. on May 4, 1998.

Date: _____, 1998.

                                  LG&E ENERGY CORP.

                                  By: ______________________________
                                  Name:
                                  Title:

See Agreement and Plan of Merger By and Between LG&E Energy Corp. and KU Energy Corporation, filed as Annex A to LG&E Energy Corp.'s Registration Statement No. 333-34219 on Form S-4 filed August 22, 1997, and incorporated by reference herein.

See Certificate of Assumed Name for KU Credit Corp. (filed on paper on Form SE on April 26, 2000, File No. 70-9671).

Exhibit F

See LG&E Energy Corporate Charts (filed on paper format on Form SE on April 26, 2000, File No. 70-9671).

Exhibit G

CONTINUED

     ARTICLES OF AMENDMENT FILED MAY 29, 1941;

     ARTICLES OF AMENDMENT FILED SEPTEMBER 22, 1947;

     ARTICLES OF AMENDMENT FILED SEPTEMBER 14, 1948;

     ARTICLES OF AMENDMENT FILED NOVEMBER 5, 1956;

     CORPORATION PROCESS AGENT CERTIFICATE FILED AUGUST 8, 1957;

     CORPORATION PROCESS AGENT CERTIFICATE FILED JUNE 13, 1958;

     ARTICLES OF AMENDMENT FILED MAY 9, 1962;

     CORPORATION PROCESS AGENT CERTIFICATE FILED JUNE 18, 1964;

     CORPORATION PROCESS AGENT CERTIFICATE FILED MAY 29, 1967;

     ARTICLES OF AMENDMENT FILED MAY 15, 1969;

     ARTICLES OF AMENDMENT FILED APRIL 3, 1973;

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT FILED APRIL 26, 1974;

     ARTICLES OF AMENDMENT FILED MAY 21, 1974;

     ARTICLES OF AMENDMENT FILED MAY 12, 1976;

     ARTICLES OF AMENDMENT FILED JUNE 25, 1976;

     ARTICLES OF AMENDMENT FILED JUNE 30, 1978;

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED JULY 10, 1978;

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED DECEMBER 18, 1978;

PAGE 3
CONTINUED

                               JOHN Y. BROWN III
                              SECRETARY OF STATE

                           CERTIFICATE OF EXISTENCE

     I, JOHN Y. BROWN III, Secretary of State of the Commonwealth of Kentucky, do hereby certify that according to the records in the Office of the Secretary of State, LOUISVILLE GAS AND ELECTRIC COMPANY is a corporation duly organized and existing under KRS Chapter 271.B whose date of incorporation is July 2, 1913 and whose period of duration is Perpetual.

     I further certify that all fees and penalties owed to the Secretary of State have been paid; that articles of dissolution have not been filed; and that the most recent annual report required by KRS 271B.16-220 has been delivered to the Secretary of State

     I further certify that the following documents have been filed as follows

     ARTICLES OF AGREEMENT AND CONSOLIDATION BETWEEN LOUISVILLE LIGHTING COMPANY LOUISVILLE GAS COMPANY AND KENTUCKY HEATING COMPANY FORMED BY CONSOLIDATION LOUISVILLE GAS AND ELECTRIC COMPANY FILED JULY 2, 1913.

     ARTICLES OF AMENDMENT FILED NOVEMBER 7, 1919.

     ARTICLES OF AMENDMENT FILED NOVEMBER 25, 1922.

     STATEMENT OF CORPORATION FILED FEBRUARY 19, 1925.

     ARTICLES OF AMENDMENT FILED JULY 2, 1925;

     ARTICLES OF AMENDMENT FILED OCTOBER 25, 1928;

     ARTICLES OF AMENDMENT FILED OCTOBER 4, 1929;

     STATEMENT OF CORPORATION FILED JANUARY 30, 1932;

     ARTICLES OF AMENDMENT FILED SEPTEMBER 29, 1937;

     ARTICLES OF AMENDMENT FILED SEPTEMBER 27, 1979;

     ARTICLES OF AMENDMENT FILED MAY 14, 1981; STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED JULY 12, 1982;

     ARTICLES OF AMENDMENT FILED MAY 21, 1987;

     RESTATED ARTICLES OF INCORPORATION FILED OCTOBER 8, 1987;

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED OCTOBER 5, 1988;

     ARTICLES OF AMENDMENT FILED MAY 25, 1989;

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED JUNE 27, 1989;

     ARTICLES OF SHARE EXCHANGE OF LG&E ENERGY CORP. AND LOUISVILLE GAS AND ELECTRIC COMPANY FILED AUGUST 15, 1990, EFFECTIVE DATE AUGUST 17, 1990.

     ARTICLES OF MERGER OF OHIO VALLEY TRANSMISSION CORPORATION (NON-QUALIFIED) INTO LOUISVILLE GAS AND ELECTRIC COMPANY FILED AUGUST 15, 1990. EFFECTIVE DATE AUGUST 17, 1990.

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED SEPTEMBER 18, 1990.

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED NOVEMBER 22, 1991.

     ARTICLES OF AMENDMENT FILED FEBRUARY 6, 1992.

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED MARCH 18, 1992.

     ARTICLES OF AMENDMENT FILED APRIL 8, 1993.

     ARTICLES OF AMENDMENT FILED MAY 19, 1993.

PAGE 4
CONTINUED

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED JANUARY 25, 1994.

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FILED JULY 27, 1994.

     AMENDED AND RESTATED ARTICLES FILED NOVEMBER 6, 1996.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal at Frankfort, Kentucky, this 28/th/ day of FEBRUARY 2000.

                                        /s/ JOHN Y. BROWN III
                                        Secretary of State
                                        Commonwealth of Kentucky

                                        RL

                                  CERTIFICATE

     Pursuant to the provisions of KRS 271B.10-070, Louisville Gas and Electric Company, a Kentucky corporation (the "Company"), files herewith Articles of Amendment and Restated Articles of Incorporation and hereby certifies that:

     FIRST:    The name of the Company is Louisville Gas and Electric Company.

     SECOND: The Articles of Amendment and Restated Articles of Incorporation (the "Restatement") filed herewith contains no amendments to the Company's Articles of Incorporation which require shareholder approval.

     THIRD: Articles First through Fourteenth of the Company's Articles of Incorporation are restated in their entirety as set forth in the Restatement filed herewith, a copy of which is attached hereto.

     FOURTH: The Restatement of the Company's Articles of Incorporation was adopted by the Company's Board of Directors as of September 4, 1996.

Dated September 4, 1996

                              LOUISVILLE GAS AND ELECTRIC COMPANY

                              By     /s/ John R. McCall
                              Title  Executive Vice President, General Counsel
                                     And Corporate Secretary

See Restated Articles of Incorporation of LG&E, filed as Exhibit 3.06 to Form 10-Q of LG&E for the quarter ended September 30, 1996, File No. 2-26720, and incorporated by reference herein.

Exhibit H

                               JOHN Y. BROWN III
                              SECRETARY OF STATE

                                  CERTIFICATE

I, JOHN Y. BROWN III, Secretary of State for the Commonwealth of Kentucky, do certify that the foregoing writing has been carefully compared by me with the original record thereof, now in my official custody as Secretary of State and remaining on file in my office, and found to be a true and correct copy of AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KENTUCKY UTILITIES COMPANY FILED OCTOBER 28, 1992, STATEMENT OF CHANGE OF REGISTERED AGENT FILED OCTOBER 28, 1992, ARTICLES OF AMENDMENT FILED DECEMBER 11, 1993.

                                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal. Done at Frankfort this 28th day of February, 2000

                                 /s/ Secretary of State Commonwealth of Kentucky

See Amended and Restated Articles of Incorporation of KU, filed as Exhibit 4.03 and 4.04 to form 8-K of Kentucky Utilities, dated December 10, 1993, File 1-3463, and incorporated by reference herein.

Exhibit I

See Combined PowerGen/LG&E Energy Corporate Chart Showing the Merger (filed on paper format on Form SE on April 26, 2000, File No. 70-9671).

Exhibit J

See Standard Form of Service Contract for U.S. Utility Subsidiaries as amended, filed as Exhibit B-2 to PowerGen plc's Form U-1 filed April 26, 2000, File No. 70-9671, and incorporated by reference herein.

Exhibit K

                           COMMONWEALTH OF KENTUCKY

                     BEFORE THE PUBLIC SERVICE COMMISSION

In the Matter of:

     JOINT APPLICATION OF                     )
     POWERGEN plc, LG&E ENERGY CORP.,         )
     LOUISVILLE GAS AND ELECTRIC COMPANY,     )  CASE NO. 2000-095
     AND KENTUCKY UTILITIES COMPANY           )
     FOR APPROVAL OF A MERGER                 )

                                   TESTIMONY

                                      OF

                                 E. A. WALLIS
                         CHAIRMAN AND CHIEF EXECUTIVE

                                 POWERGEN plc

                                 INTRODUCTION
                                 ------------

Q.   Please state your name and business address.

A. My name is Edmund A. Wallis. My business address is 53 New Broad Street, London, EC2M 1SL, England.

Q.   What is your position?

A.   I am Chairman and Chief Executive of PowerGen plc ("PowerGen").

Q.   Please describe your work experience and educational background.

A. I have spent my whole career in the electric utility business. I have experience in generation, transmission and distribution, as well as in the government-owned, regulated, and unregulated parts of the business. I joined the United Kingdom's state-run electric system in 1955 as a trainee at the Drakelow Power Station. After holding a number of engineering appointments in coal, oil, and nuclear generating stations, I became Station Manager at the Oldbury Nuclear Power Station in 1978. I went on to become Head of Power System Operations in 1981 and Divisional Director of Operations in 1986. In 1988, I was appointed Chief Executive of PowerGen, following the government's announcement that the electricity industry was to be privatized. I was appointed Chairman and Chief Executive of PowerGen in July 1996, and have held that position since then. As Chairman and Chief Executive, I run the United Kingdom's second-largest generator, one of its largest regulated distribution companies, and a major international independent power developer.

          I qualified in Electrical Engineering at the University of Aston in 1962, and in General Management Studies at Henley Management College in 1978. In 1996, I
     received an Honorary Degree of Doctorate of Technology from Brunel University and an Honorary Degree of Doctorate of Science from Aston University. In 1997, I was invited to become a Fellow of the Royal Academy of Engineering. Details regarding my career and education are described in Appendix A to my testimony.

Q.   Would you please describe PowerGen?

A. PowerGen is the United Kingdom's leading integrated electricity and gas company and has a growing presence in the international energy business. PowerGen is an overall holding company. Its principal subsidiary, PowerGen UK plc ("PowerGen UK"), was created as a result of the privatization and restructuring of the United Kingdom's electric system. PowerGen is the leading supplier of electricity to British industry and commerce, and also a major supplier of natural gas. Currently, we serve approximately 14% of the total electric generation market in England and Wales with approximately 10,000 MW of coal, gas, oil, and renewable power plants. PowerGen has over 67,000 km of overhead and underground electric lines distributing electricity to 2.3 million residential and commercial customers. Within the United Kingdom, our retail operation has a total of over 2.6 million electric and gas accounts, and we supply gas to an additional 500,000 customers for two other regional distribution companies. PowerGen trades gas, electricity, and oil in seven different energy markets in the United Kingdom and Europe, and is the United Kingdom's leading developer and operator of combined heat and power cogeneration plants. Internationally, PowerGen is involved in power projects, operations, or holdings totaling approximately 8,400 MW in Germany, Portugal, Hungary, India, Indonesia, Thailand, South Korea, and Australia. PowerGen's equity share in operational and construction projects is equivalent to 3,100 MW. Upon completion of this merger, PowerGen will have business operations on five continents.

                             THE JOINT APPLICATION
                             ---------------------

Q.   What is the purpose of the Joint Application?

A. The purpose of the Joint Application is to respectfully request approval from the Kentucky Public Service Commission ("Commission") for the transfer of ownership and control over Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU") through the merger of their present parent, LG&E Energy Corporation ("LG&E Energy"), with Merger Sub so that LG&E Energy becomes an indirect, wholly-owned subsidiary of PowerGen. The request is supported by this Joint Application and the testimony attached to it.

Q.   Please provide a general overview of the testimony supporting the filing.

A. My testimony presents a general overview of the proposed merger; outlines the approvals necessary for its consummation; explains how the merger will be financed; describes the financial, technical, and managerial abilities LG&E and KU will have after the merger; identifies benefits that will flow from the merger; discusses operations after the merger; and acknowledges the authority the Commission will continue to have after the merger.

          Roger W. Hale, Chairman and Chief Executive Officer of LG&E Energy, explains why PowerGen and LG&E Energy are merging and addresses the purpose of the merger. He also describes changes that will or will not occur after the merger.

          Caroline Sheers, Director of Mergers and Acquisitions of PowerGen, further explains why the merger is occurring and discusses the financial aspects of the merger, including efficiencies the combined company will strive to achieve after the merger.

          Dr. Karl McDermott, Vice President of National Economic Research Associates, Inc., addresses criteria assessing whether a merger or acquisition is in the public interest, and applies those criteria to the acquisition of LG&E Energy by PowerGen.

          Dr. Donald J. Mullineaux, Director of the School of Management at the Gatton College of Business and Economics at the University of Kentucky addresses whether the acquisition is in the interest of the Commonwealth and its citizens and discusses the benefits flowing from the acquisition.

          Michael D. Robinson, Controller of LG&E Energy, addresses accounting and reporting issues involved with the merger, including affiliate transaction issues.

          Robert M. Hewett, Group Executive of Regulatory Affairs of LG&E and KU, addresses the impact the merger will have and discusses the purpose of the merger and important regulatory issues, including the ability the Commission will have to regulate LG&E and KU after the merger.

                              THE PROPOSED MERGER
                              -------------------

Q. Please explain the growing interest of British energy companies in United States utilities.

A. The United Kingdom electricity industry was privatized in 1990. As part of that privatization, the generation market was deregulated and competition was introduced for large retail electricity customers such that they were able to choose their electricity supplier. By 1998, competition had been extended in phases to all retail electricity customers, including domestic households. Consequently, over the past ten years, British energy companies like PowerGen have developed unique skills both in the United

     Kingdom and overseas (e.g., in Australia), and have gained experience in competitive markets. They want to put what they have learned to use.

          The ability of United Kingdom utilities to utilize their competitive advantages fully is hampered, though, by the limited size of the U.K. energy market. In the U.K. energy market, companies can only grow so large domestically before giving rise to market power concerns. Therefore, British companies look to foreign markets. Nowhere are the opportunities as great as in the United States, which has the world's largest energy market and has just begun to deregulate. Moreover, there is a common bond of language that facilitates good working relationships between United States and British concerns.

Q.   What is PowerGen's strategic vision?

A. PowerGen is one of the United Kingdom's best-known energy companies and currently is involved in projects in Europe, India, Asia Pacific, and Australia. In recent years, it has been seeking opportunities to gain a major platform for growth in the United States. PowerGen's vision is to transfer to the United States its skills as a leading international integrated electricity and gas company that has developed expertise and experience in operating regulated and unregulated energy companies in competitive markets. The United States represents a key world energy market and PowerGen believes that to become and remain one of the world's top energy companies it must expand into this market. The energy business is rapidly becoming globalized, which means that, to remain competitive, energy companies must have a presence in multiple national markets and use that presence to bring all parts of the business up to the best global standards. We believe that, with the right partner in the United States, we can build a strong presence here that will let us use the skills we have developed in the United Kingdom and elsewhere overseas to bring real value to both shareholders and customers.

Q. How does the acquisition as a result of this merger fit into PowerGen's strategic vision?

A. This is a major step toward realizing our vision. LG&E Energy is the right partner for PowerGen. It represents a significant investment in an efficient and focused generation, transmission, and distribution business with a strong operational track record as a low-cost energy provider that will benefit further from PowerGen's core skills of excellent asset management and strong customer service. LG&E Energy also brings with it a high-quality management team with proven generation, transmission, and distribution expertise and a shared view of the industry's future development in the United States. The merger provides PowerGen with the right point of entry into the United States, given Kentucky's strong and growing economy and its fair and balanced regulatory environment. It further provides us with an excellent regional platform for growth as the Midwestern region of the United States accounts for approximately 25% of the country's electricity market, which alone equates to total electric consumption greater than the whole of France and Germany combined. After more than two years of investigation, we believe that with LG&E Energy we have made the right acquisition in the right market of the right company with the right management and in the right regulatory environment.

Q.   Please provide a general description of the merger.

A. On February 27, 2000, PowerGen and LG&E Energy signed an agreement under which PowerGen will acquire all outstanding shares of LG&E Energy. Each issued and outstanding share of LG&E Energy common stock, without par value, will be canceled and converted into the right to receive $24.85 in cash, valuing the equity at a total of $3.2 billion. PowerGen will assume $2.2 billion in debt from LG&E Energy, bringing the total value of the acquisition to $5.4 billion.

          Under the terms of the agreement, LG&E Energy will become a wholly-owned indirect subsidiary of PowerGen, but will keep its name and Louisville headquarters. To comply with the requirements of the Public Utility Holding Company Act of 1935 ("PUHCA"), PowerGen will become a registered holding company with the United States Securities and Exchange
     Commission ("SEC").   A service company named LG&E Energy Services, Inc.
     will be created as a first-tier subsidiary of LG&E Energy. That company will provide services to both LG&E and KU, which will remain first-tier subsidiaries of LG&E Energy. PowerGen will not be the direct parent company of LG&E Energy. Instead, under the new corporate structure, various wholly owned subsidiaries of PowerGen will be interposed as intermediate companies between PowerGen and LG&E Energy. All of the intermediate companies will be directly or indirectly wholly-owned by PowerGen and will have no public or private institutional equity or debt holders. Such structures are typical for U.K.-U.S. cross-border transactions and will exist primarily for the purpose of creating an economically efficient and viable structure for completing the transaction and owning LG&E Energy.

          Details of our corporate structure before and after the transaction, as well as the corporate method of consummating the merger, are set forth in our application along with an explanation of the requirements and impact of PUHCA on the transaction.

                   BENEFITS EXPECTED TO FLOW FROM THE MERGER
                   -----------------------------------------

Q.   Please describe some of the advantages the merger provides.

A. The proposed merger combines two financially-sound, well-managed companies. It will result in significant benefits to customers, employees, the Commonwealth of Kentucky and shareholders. LG&E Energy, LG&E, and KU will keep their well-respected names, efficient corporate structure and Kentucky headquarters. As a result, Kentucky will continue to enjoy the nation's highest quality of utility service, and some of the nation's lowest rates will be preserved. Of similar importance, LG&E Energy's strong presence as a major corporation in the state will be preserved. The company will continue its longstanding commitments to economic development, charitable giving, and community involvement throughout the state.

          PowerGen's experience with benchmarking the best practices of the world will provide LG&E and KU with the opportunity to continue to improve and operate more efficiently in the future, with any savings being passed on to ratepayers through the Earnings Sharing Mechanism recently established by the Commission for LG&E and KU.

          The merger will not adversely affect the low rates and high-quality service LG&E's and KU's customers have come to expect. One contributing factor toward PowerGen's decision to acquire LG&E Energy is the rating LG&E and KU received from JD Power & Associates as Number One in customer satisfaction. PowerGen is committed to providing customers with the same level of service they have come to expect, and believe this will make the combined company even more responsive as consumers demand even higher quality service in an increasingly-competitive environment.

          PowerGen has significant expertise in existing competitive markets in the United Kingdom and Australia. This will provide LG&E Energy with the expertise to remain competitive in the face of increasing competition. It allows PowerGen to apply its extensive international experience in a competitive electricity generation market and retail distribution to the electricity industry in the United States at a time of strategic significance in the reform and restructuring of that industry. PowerGen's expertise will help LG&E and KU keep their rates among the lowest in the United States, which will benefit customers and Kentucky as a whole.

          LG&E Energy's, LG&E's, and KU's employees will enjoy an opportunity to continue their rewarding careers, but now with a major global energy corporation. For LG&E Energy employees, the transaction represents an opportunity for growth as the company becomes the United States headquarters for a large international group. PowerGen has expressed intentions to expand and consolidate its operations in this country, which will bring expanded opportunities for employees. The transaction will ensure that LG&E Energy and its employees remain at the forefront of an increasingly-competitive electric industry in the United States, while PowerGen's expanding foreign operations will provide opportunities for LG&E Energy employees abroad.

          The merger with PowerGen also offers unique opportunities to Kentucky. PowerGen's vision is to become one of the world's top independent electric and gas businesses. To achieve this vision, PowerGen is looking to expand its presence in the United States market. The merger with LG&E Energy is only its first step into this market. However, PowerGen has committed to keep its United States headquarters for future expansions in Louisville, which offers significant opportunities for new jobs, investments, and other economic development in Kentucky.

          LG&E Energy shareholders, a substantial number of whom are Kentucky residents, will benefit from the $24.85 per share received on closure of the transaction, an amount 58% greater than the market value of the shares on the last trading day before the merger was announced.

          One reason we believe LG&E Energy is the right company for us is its strength in such areas as low-cost production, high standards of reliability and customer service, and commitment to the environment. We are interested in being in Kentucky, not only because it is strategically located in the Midwestern United States, but also because of Kentucky's strong and growing economy - which is due in no small part not only to the low-cost and reliable service of LG&E and KU, but also to their strong commitment to their communities and to economic development. Since we regard LG&E Energy and Kentucky as our entry into the United States market, Kentucky will become the center of our United States presence, with the possibility of expanded employment in Kentucky for our United States operations extending far beyond Kentucky.

Q. Please describe PowerGen's commitments to charitable and community projects after the merger.

A. The Agreement and Plan of Merger expressly commits PowerGen to continuing charitable and community contributions to the communities served by LG&E and KU at levels comparable to, or greater than, those before the merger. PowerGen is also committed to continuing the LG&E Energy Foundation, Inc.'s support for charitable causes in LG&E's and KU's service territories. Following the merger, the Foundation will remain under the control of LG&E Energy's Board of Directors, and the majority of the Foundation's Board of Directors will consist of individuals knowledgeable regarding community interests within LG&E's and KU's service territories.

Q. Please describe PowerGen's commitment to economic development in Kentucky following the merger.

A. PowerGen is committed to continuing community development and related activities at comparable or greater levels. We believe the health and growth of our investment depends upon the health and growth of the economy in the areas we serve.

Q. Please describe PowerGen's commitment to protect LG&E's and KU's utility resources and preserve their low rates and high-quality service.

A. LG&E and KU represent some of the best in operations, low rates, and reliable, high-quality service by any United States measure. PowerGen is committed to protecting these resources following the merger so customers continue to enjoy rates among the lowest in the country and service among the best in the country. PowerGen commits to excluding all transaction-related costs from LG&E's or KU's rates, including the premium paid in this transaction.

                              REQUIRED APPROVALS
                              ------------------

Q.   Have PowerGen's directors approved the merger?

A. Yes. On February 17, 2000, PowerGen's board approved the merger in principle and delegated final approval authority to a subcommittee. The subcommittee, consisting of two executive directors and one non-executive director, met on February 25, 2000, and approved the merger between LG&E Energy and Merger Sub, and related transactions.

Q.   Will PowerGen's shareholders vote on the merger?

A. Yes. We plan to put the merger proposal before the holders of PowerGen's ordinary shares (the equivalent to United States common stock) on June 5, 2000.

Q.   Please describe any other approvals necessary to consummate the merger.

A. PowerGen and LG&E Energy will obtain the following approvals for the merger so that it will be lawful:

          . Approval of this Commission in accordance with the statutory provisions governing the proposed transaction.

          . Approval of the Virginia State Corporation Commission based on KU's operations in five Virginia counties under the name "Old Dominion Power Company."

          . Such regulatory action as may be required by the Tennessee Regulatory Authority.

          . Approval of the United States Securities and Exchange Commission ("SEC"). A copy of all filings made with the SEC will be filed with the Commission at or shortly after the time of filing with the SEC.

          . Approval of the Federal Energy Regulatory Commission ("FERC"). A copy of the FERC application, as well as any other notices or filings that may be required, will be filed with the Commission at or shortly after the time they are filed with the FERC.

          . A filing must be made under the Hart-Scott-Rodino Act, although the Joint Applicants do not believe the merger will implicate any provision of the federal antitrust laws. A copy of the Hart-Scott Rodino Act filing will be provided to the Commission at or shortly after the time it is filed.

          . A filing must be made under the Exon-Florio provisions of the Omnibus Trade and Competitiveness Act of 1988, although the Joint Applicants do not believe the merger will affect national security interests. A copy of the Exon-Florio filing will be provided to the Commission at or shortly after the time it is filed.

          . PowerGen may be required to make filings or give notice under the United Kingdom's Electricity Act of 1989, the United Kingdom's Fair Trading Act of 1973, and regulations of the European Union. Copies of

               PowerGen's United Kingdom and European filings will be provided to the Commission at or shortly after they are filed.

     The Joint Applicants expect to complete the proposed transaction within nine to twelve months from the date it was announced (i.e., February 28, 2000).

                             FINANCING THE MERGER
                             --------------------

Q.   How will PowerGen finance the merger?

A. Before the merger was announced, PowerGen arranged a $4 billion loan facility, more than sufficient to cover the cost of acquiring LG&E Energy of $3.2 billion. This facility has been underwritten by five leading international banks. While we are also exploring the option of disposing of some of PowerGen's existing assets, we are doing so not to pay for this acquisition, but to give ourselves more flexibility to go forward with our strategy of making another move here in the United States. The plan to divest certain assets is part of an overall plan to refocus PowerGen's strategic direction. Any divestiture would represent prudent financial planning in accordance with that strategy as it would allow PowerGen the flexibility to consider further United States acquisitions. PowerGen is committed to a strategy that builds on the Kentucky platform.

          The downgrade of PowerGen's debt as a result of the acquisition is normal and will last until the merger is complete. Both Standard & Poor's and Moody's expect PowerGen to retain strong investment grade ratings, and therefore, remain financially stable.

          Success in the global marketplace requires taking prudent, well-calculated risks. We have done that with LG&E Energy, and have every expectation it will prove to be the right move. The testimony of PowerGen's financial witness, Caroline Sheers, discusses our plans in more detail.

                 FINANCIAL, TECHNICAL, AND MANAGERIAL ABILITIES
                 ----------------------------------------------

Q. Following the merger with PowerGen, will LG&E and KU have the financial ability to provide reasonable service?

A. Yes. LG&E Energy, LG&E, and KU will be insulated from the cost of the acquisition. They will neither issue securities nor incur debt to fund the transaction. PowerGen will provide all of the funds to acquire the LG&E Energy common stock. LG&E and KU will continue their balanced capital structures; their outstanding preferred stock and long-term debt will remain; and they will continue to have the ability to incur debt and issue equity if the necessary funding for their operations cannot be generated internally or provided by PowerGen.

Q. Following the merger with PowerGen, will LG&E and KU have the technical and managerial abilities required to provide reasonable service?

A. Yes. One of the primary reasons PowerGen has been interested in merging with LG&E Energy is the high caliber of the existing technical and managerial staff. We intend not only to preserve such staff following the merger, but also have included Mr. Hale on PowerGen's board. The respective corporate officers of LG&E Energy, LG&E and KU shall be entitled to maintain their current titles and responsibilities unless and until otherwise determined by the respective Boards of Directors of each company.

          In addition to LG&E Energy's and its subsidiaries' existing technical and managerial abilities, PowerGen has much technical and managerial expertise of its own. PowerGen owns 10,000 MW of generation capacity in the United Kingdom. Since 1998,

     PowerGen has owned East Midlands Electricity, the third largest regional electric distribution company in the United Kingdom, and is also involved in natural gas sales, transmission and distribution. Moreover, because the electric industry in the United Kingdom has been restructuring progressively throughout the 1990s, we have over ten years' successful experience in a marketplace that has made the transition gradually to competition. Furthermore, our investment in the Australian State of Victoria, which also is deregulating, gives us additional experience in this area. This experience, although not directly transferable into the United States marketplace, gives us critical expertise and background in managing the changes that restructuring will involve.

                          OPERATIONS AFTER THE MERGER
                          ---------------------------

Q.   What will be the composition of the PowerGen board following the merger?

A. The pre-merger PowerGen directors will continue following the merger. In addition, the board will be expanded to include Roger W. Hale, LG&E Energy's current Chairman and Chief Executive Officer. PowerGen's inclusion of Mr. Hale on its board demonstrates our continued commitment to maintaining a local presence in the United States that is sensitive to local concerns.

Q. How will PowerGen apply its operating experience from other parts of the world to the operations of LG&E and KU?

A. As part of an ongoing review over the next few years PowerGen and LG&E will utilize a business improvement process based on a benchmarking technique to review the operating practices of LG&E and KU to determine whether their current practices can be improved when compared with the best practices in the world. PowerGen believes that through this process LG&E and KU may be able to achieve greater efficiencies and improvements in their operations. Benchmarking is a widely used management tool for achieving continued business improvement. Potential efficiencies, if available, will be of the incremental sort that good managers, such as those at LG&E and KU, are always striving to achieve. They are precisely the sort of savings that the Earnings Sharing Mechanism was designed to share between customers and shareholders. The only difference will be the fact that LG&E will have an increased ability to achieve such savings by obtaining efficiency savings ideas from PowerGen as a result of PowerGen's international experience.

Q. The Commission has adopted - and both LG&E and KU have in place - an Earnings Sharing Mechanism. Does PowerGen support this mechanism?

A. Yes. We fully support the Earnings Sharing Mechanism. We believe it represents progressive regulatory policy, and regard it as the blueprint at this stage of deregulation for sharing benefits with customers going forward. The Earnings Sharing Mechanism provides LG&E and KU with incentives to improve performance while, at the same time, creating regulatory certainty and a balanced and fair regulatory environment while the industry is in transition. The Commission's decision to approve the Earnings Sharing Mechanism as an alternative form of regulation contributed to PowerGen's decision to complete the agreement with LG&E Energy.

                     THE COMMISSION'S REGULATORY AUTHORITY
                     -------------------------------------

Q.   Will the Commission have access to PowerGen's books and records?

A. Yes. PowerGen recognizes access to its books and records may be necessary for the Commission to exercise adequate regulatory authority over LG&E and KU.

     Accordingly, PowerGen will provide the Commission access to its books, records, and personnel as required to achieve this.

Q. Will the merger affect the Commission's regulatory authority over LG&E and KU?

A. On the critical issues of rates, service, certificates of convenience and necessity, safety, oversight, monitoring, and securities issuances, the Commission's authority will remain the same. In the area of affiliate transactions, the SEC will extensively regulate the registered holding company system, of which LG&E and KU will be a part. To address the potential for federal preemption, Applicants commit that they will not assert that SEC jurisdiction legally preempts the Commission from disallowing recovery in retail rates of the cost of goods and services that LG&E or KU obtain from LG&E Energy Services, Inc., provided that LG&E and KU otherwise retain the right to assert that the charges are reasonable and appropriate. Mr. Robinson's testimony describes the additional regulatory oversight and restrictions as a result of PUHCA, discusses the terms of the services agreement contemplated after the merger, and makes the identical commitment for LG&E and KU. These commitments ensure that the Commission's regulatory authority will not be impeded after the merger.

                                  CONCLUSION
                                  ----------

Q.   Please summarize your testimony.

A. I would like to emphasize that we believe this merger provides key benefits for customers, employees, shareholders, and indeed Kentucky as a whole. The head office will be maintained in Kentucky. LG&E will become a platform for growth in the United States, thereby protecting current jobs and providing new ones as the company expands. There will be no adverse change for customers, and, as operational efficiencies are achieved, the Earnings Sharing Mechanism will provide the blueprint for sharing benefits between customers and shareholders. This is good for all stakeholders. The protections imposed by the Commission on utility resources and the Earnings Sharing Mechanism provide a balanced and innovative regulatory system. We believe Kentucky has it right.

Q.   What action are you requesting the Commission take in this proceeding?

A. The Joint Applicants are asking that the Commission approve the transfer of ownership and control of LG&E and KU. PowerGen intends to preserve the separate existence of both companies and the historic ties they have to the communities they serve. The merger ensures these companies will have the strength, resources, and experience to thrive in a changing marketplace and to continue to provide reliable, low-cost service to their customers.

Q.   Does this conclude your testimony?

A.   Yes, it does.

                                 VERIFICATION

COMMONWEALTH OF KENTUCKY      )
                              )     SS:
COUNTY OF  JEFFERSON          )

     E.A. WALLIS, being first duly sworn, deposes and states:

That he has read the foregoing testimony and appendix and knows the matters contained therein; that said matters are true and correct to the best of his knowledge and belief, except as to those matters stated on information and belief, and as to those matters, he believes them to be true.



                              /s/ E.A. WALLIS



     Subscribed and Sworn to before me, a Notary Public in and before said County and State, this ____ day of March, 2000.


                              /s/ Notary Public




My Commission Expires:

___________________________

                                  APPENDIX A

E.A. WALLIS

     Chairman and Chief Executive
     PowerGen plc
     53 New Broad Street
     London  EC2M
     1SL, England

Employment History
  Central Electric Generating Board
     Trainee at the Drakelow Power Station
     1955 - 1978 Various engineering appointments in coal, oil and nuclear generating stations
     1978 - 1981 Station Manager, Oldbury Nuclear Power Station
     1981 - 1986 Head of Power System Operation
     1986 - 1988 Divisional Director Director of Operations
  PowerGen plc
     1988 - 07/96 Chief Executive
     07/96 to present Chairman and Chief Executive

Education
     Qualification in Electrical Engineering, 1962 - University of Aston General Management Studies, 1978 - Henley Management College
     Honorary Doctorate of Technology, 1996 - Brunel University
     Honorary Doctorate of Science, 1996 - Aston University

Business and Professional Affiliations
     Fellow of the Royal Academy of Engineering, 1997
     Companion of the British Institute of Management, 1994

Civic Activities
     Chairman of the Birmingham Royal Ballet (fundraising) Trust, member of the Board and significant supporter since 1990

     Trustee of the Development Trust since 1993 (supports the development of facilities for the mentally handicapped and support of MENCAP)

     Industrial Sponsor of the William Walton Trust since 1994 (promotion and appreciation of Walton's work in schools and wider audiences, and development of Master Class Training Programmes for young singers)

                           COMMONWEALTH OF KENTUCKY

                     BEFORE THE PUBLIC SERVICE COMMISSION



In the Matter of:

     JOINT APPLICATION OF                  )
     POWERGEN plc, LG&E ENERGY CORP.,      )
     LOUISVILLE GAS AND ELECTRIC COMPANY,  )     CASE NO. 2000-095
     AND KENTUCKY UTILITIES COMPANY        )
     FOR APPROVAL OF A MERGER              )



                                   TESTIMONY

                                      OF

                                 ROGER W. HALE

                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER

                               LG&E ENERGY CORP.
                      LOUISVILLE GAS AND ELECTRIC COMPANY
                          KENTUCKY UTILITIES COMPANY

Q.   Please state your name and business address.

A. My name is Roger W. Hale. My business address is 220 West Main Street, Louisville, Kentucky 40502.

Q.   What is your position?

A. I am a Director, Chairman of the Board and Chief Executive Officer of LG&E Energy Corp. ("LG&E Energy"), Louisville Gas and Electric Company ("LG&E"), and Kentucky Utilities Co. ("KU").

Q.   Please describe your work experience.

A. Prior to joining LG&E, I served as Executive Vice President of BellSouth Corporation and BellSouth Enterprises, Inc. from 1986 to 1989. I had previously been employed by AT&T from 1966 to 1986. The details regarding my career and education are described in Appendix A to my testimony.

Q.   What is the purpose of your testimony?

A. The purpose of my testimony is to support the Joint Application requesting the Commission's approval of the transfer of ownership and control over LG&E and KU through the merger of LG&E Energy with PowerGen. The request is supported by our application and the testimony attached to it.

Q. Has the Board of Directors of LG&E Energy approved the transaction with PowerGen?

A. LG&E Energy's board approved the merger on February 25, 2000, determining the terms of the merger to be fair to, and in the best interests of, the LG&E Energy shareholders. It is expected that the LG&E Energy shareholders will approve the transaction at the annual meeting, tentatively scheduled for early June 2000.

Q.   Please describe LG&E Energy, LG&E and KU.

A. LG&E Energy is a diversified energy services company with businesses in power generation and project development; retail gas and electric utility services; and asset-based energy marketing. It operates in both the United States and international markets from its headquarters in Louisville, Kentucky. LG&E Energy owns and operates two regulated utility businesses, LG&E and KU. LG&E is an electric and gas utility based in Louisville, Kentucky. It serves customers in Louisville and 16 surrounding counties. KU is an electric utility based in Lexington, Kentucky. LG&E Energy acquired KU in the 1998 merger of LG&E Energy and KU Energy. KU is a wholly-owned subsidiary of LG&E Energy. It serves 77 Kentucky counties and five Virginia counties. In total, these businesses have a generation capacity of 7,300 MW and 840,000 electricity customers and 290,000 gas customers over a transmission and distribution network that covers approximately 27,000 square miles.

          LG&E Energy also has significant non-utility businesses. It owns interests in and operates non-utility power plants in six U.S. states as well as in Spain. It owns interests in three natural gas distribution companies in Argentina and owns CRC-Evans Pipeline International, Inc., the world's leading provider of specialty equipment and services to the natural gas and oil pipeline construction industry.

Q.   Please briefly review the recent history of LG&E Energy.

A. Over the past ten years, LG&E Energy has been an industry innovator in many areas. LG&E Energy was created in 1990 as a holding company for one of the nation's oldest public utilities, Louisville Gas and Electric Company. The reorganization gave the corporation the ability to enter into the unregulated as well as the regulated energy services businesses. In 1998, KU Energy Corporation merged into LG&E Energy and LG&E Energy survived with two wholly owned utility subsidiaries, LG&E and KU. The merger of LG&E Energy and KU Energy was designed to create a combined Kentucky enterprise well- positioned to serve the energy needs of its customers in an increasingly competitive market. It did so and provides significant benefits to Kentucky's consumers.

Q.   Why did LG&E Energy enter into the merger with PowerGen?

A. LG&E Energy entered into this transaction to optimize the value of one of the country's most efficient energy services companies at a time when our industry is struggling to take command of an increasingly complex marketplace. As you know, the evolving competitive nature of our industry has clearly demanded from us creative and unique growth strategies. Over the past 10 years, LG&E Energy has been an industry innovator and has delivered returns to its shareholders well above industry averages. In the previous nine years since LG&E Energy was formed, it has consistently out-performed the utility market as a whole, generating returns that averaged
     14.6 percent each year.

          However, today, the nature of the industry has changed. Size and scale have become a significant prerequisite for developing and executing any viable growth strategy. Most of the major utility players today started with a large size and have gotten even larger and far more aggressive. Even though LG&E Energy is now nearly five times its size of a decade ago, we are limited in our ability to continually make a significant impact on the current market, and then deliver the year-after-year increasing growth rates now demanded by investors.

          The merger with PowerGen is an immediate opportunity to provide significant value to shareholders now. In addition, we will be able to maintain our innovative status in the industry as the platform to help PowerGen grow throughout the U.S.

          As an integral part of this transaction, we will maintain our respected name, operations, and efficient corporate structure. Kentucky will continue to enjoy the nation's highest quality of service and some of its lowest rates. We will enhance our corporate presence as one of Kentucky's major sponsors of educational, civic and cultural initiatives. We will provide our employees with an opportunity to continue their rewarding careers with a major global energy corporation, which is rooted for all time in the traditions and respected history of both Louisville Gas and Electric Company and Kentucky Utilities Company.

Q.   Does the merger serve a proper purpose with respect to shareholders?

A. LG&E Energy common shareholders, a substantial number of whom are Kentucky residents, will obtain through the merger the right to receive $24.85 in cash for each share of LG&E Energy common stock that they hold. Based upon market closing prices immediately prior to the announcement of the proposed merger, this constitutes a 58% premium.

          During 1999, the price of LG&E Energy's stock declined, along with that of most other utilities. This decline was due, in large part, to investor rotation out of utility stocks in general and into the technology sector, and a series of interest rate hikes, as indicated by a 27 percent increase in the 30-year Treasury bond yield in 1999. As a result, the S&P Electric Index was down 23 percent in 1999, its sharpest decline in 25 years. Not since 1974 have utilities suffered more.

          Since our announced merger with PowerGen, the stock price has increased to approximately $22 per share, a 40 percent increase.

Q. Mr. Wallis has testified that the merger provides significant benefits to LG&E Energy's customers, employees and shareholders as well as to the Commonwealth of Kentucky. Do you agree with his testimony?

A.   I agree completely with Mr. Wallis' testimony.

Q. Please describe the changes that will occur to LG&E and KU after the merger.

A. After the merger the only practical change will be the identity of the shareholder, i.e., LG&E Energy will no longer be a publicly traded company. Instead, it will be owned by PowerGen. LG&E will continue in existence as a corporation organized under Kentucky law. KU will continue in existence as a corporation organized under the laws of Kentucky and Virginia. The Merger Agreement provides that both LG&E's and KU's headquarters will remain in Kentucky. The testimony of Mr. Hewett and Mr. Robinson discuss the impact of the merger on regulatory and accounting issues.

Q. What will be the composition of the Boards of LG&E Energy, LG&E, and KU following the merger?

A. Following the merger, the Board of Directors for LG&E Energy will consist of three members, one of whom will be a Director or Officer currently serving in that capacity from LG&E Energy. Initially, I will serve as Chairman of that Board. I expect similar board compositions for both LG&E and KU. Some of the Directors of LG&E Energy at the effective time of the merger will be asked to serve as members of an U.S. Advisory Board to provide advice with respect to the operations of LG&E Energy and its subsidiaries; business and regulatory developments; and other matters.

Q.   How will the corporation be organized at the senior level after the merger?

A. LG&E Energy's current senior management is shown on Exhibit 1 to my testimony. Because PowerGen and LG&E Energy are both public corporations, there will be some redundancies in corporate functions. However, we anticipate that the majority of LG&E Energy's senior management team will remain in place after the merger. I will continue as Chairman and Chief Executive of LG&E Energy and will serve on the Board of PowerGen in the U.K.

Q.   What about the senior officers of LG&E and KU?

A. The respective corporate officers of LG&E and KU will retain their current titles and responsibilities unless and until otherwise determined by LG&E's Board of Directors and KU's Board of Directors, respectively. The merger, in and of itself, is not expected to change employee duties at either of the utilities. LG&E and KU will, therefore, continue to have the same managerial and technical capabilities following the merger to provide high-quality customer service.

Q. Will the merger affect the commitment of the Companies to charitable and community projects?

A. No. Both LG&E Energy and PowerGen take their role as responsible corporate citizens seriously and that will not change. Both companies have been major sponsors of state educational, civic and cultural initiatives. In 1994, LG&E Energy created the LG&E Energy Foundation, Inc., an endowed charitable corporation to support activities and agencies in the communities where LG&E Energy has operations and facilities. LG&E Energy's commitment to charitable and civic activities will remain comparable to, or greater than, the normal annual aggregate level of charitable contributions, community development and related activities carried on by the LG&E Energy prior to the merger.

Q. Will the merger affect the commitment of LG&E Energy, LG&E and KU to economic development?

A. No. The utility Companies understand the importance of recruiting strong companies to support this state. Their commitment to economic development in the communities they serve will continue. Kentucky's continued economic health has been an important consideration to LG&E Energy throughout its existence. LG&E Energy believes the merger with PowerGen is perhaps the only viable strategic transaction that will allow the company's headquarters to remain in Kentucky. In addition, PowerGen is looking to expand further into the U.S. market and has made Louisville its base for doing so, thereby creating further opportunities for LG&E Energy to grow within the United States.

Q.   What action are you requesting that the Commission take in this proceeding?

A. The Companies are asking the Commission to approve the transfer of ownership and control of LG&E and KU to PowerGen.

Q.   Does this conclude your testimony?

A.   Yes, it does.

                                 VERIFICATION

COMMONWEALTH OF KENTUCKY      )
                              )   SS:
COUNTY OF  JEFFERSON          )


     ROGER W. HALE, being first duly sworn, deposes and states:

     That he has read the foregoing testimony, appendix and exhibit and knows the matters contained therein; that said matters are true and correct to the best of his knowledge and belief, except as to those matters stated on information and belief, and as to those matters, he believes them to be true.



                              /s/ ROGER W. HALE


     Subscribed and Sworn to before me, a Notary Public in and before said County and State, this ____ day of March, 2000.


                              /s/ Notary Public


My Commission Expires:

___________________________

                                  APPENDIX A

ROGER W. HALE

     Chairman of the Board and Chief Executive Officer
     LG&E Energy Corp.
     220 West Main Street
     Louisville, KY  40202
     (502) 627-2210

     LG&E Energy Corp., headquartered in Louisville, Kentucky, is a Fortune 500 diversified energy services company with more than $5 billion in assets, including businesses in retail gas and electric utility services, energy marketing, power generation and project development and pipeline equipment and services.

     LG&E Energy Corp. operates domestically and internationally through four major divisions:

     . Power Generation, which controls more than 9,000 MW of power plants for Louisville Gas and Electric Company, Kentucky Utilities Company and Western Kentucky Energy Corp., as well as LG&E's independent power plants throughout the U.S. and in Spain. This division also manages LG&E Energy's project development initiatives domestically and internationally. The division's operations and projects range from fully scrubbed coal units to natural gas-fired plants and wind turbines.

     . Distribution Services, which offers retail electric and natural gas distribution and other energy management services in the United States and Argentina. The division includes the company's interests in two Argentine gas distribution companies serving more than 600,000 customers in six northwestern provinces. It also includes the company's two largest subsidiaries, Louisville Gas and Electric Company and Kentucky Utilities Company, which offer among the nation's lowest cost energy services to more than 1.1 million residential, commercial and industrial customers.

     . Energy Marketing, which focuses on the marketing of power from generating assets that LG&E Energy owns or controls, such as Louisville Gas and Electric Company, Kentucky Utilities Company and Western Kentucky Energy Corp. This asset-based strategy enables the company to optimize its growing portfolio of physical assets and low-cost generation supply.

     . Pipeline Equipment and Services, through its subsidiary, CRC-EVANS International, Inc., it is the world's leading provider of specialized equipment and services used in the construction and rehabilitation of gas and oil transmission pipelines.

Public Company Affiliations

     Global TeleSystems Group, Inc., McLean, VA -- Board of Directors H&R Block, Inc., Kansas, MO -- Board of Directors

Industry Affiliations

     Electric Power Research Institute, Palo Alto, CA -- Board of Directors The Conference Board Inc., NY -- Regular Member

Civic Activities

     Junior Achievement Inc., New York, NY -- National Board of Directors Centre College, Danville, KY -- Board of Trustees
     Kentucky Economic Development Corporation -- Board of Directors

Education

     M.S. in Management, 1979 -- Massachusetts Institute of Technology,
          Sloan School of Management, Cambridge, MA
     B.A., 1965 -- University of Maryland, College Park, MD

Previous Positions

     BellSouth Corporation, Atlanta, GA
          1986 - 1989 -- Executive Vice President
     AT&T Co., 1966 - 1986
          1983 - 1986 -- Vice President of Marketing, Southern Region, Atlanta,
                         GA

See Hale Exhibit 1 to Roger Hale's Testimony (filed on paper format on Form SE on April 26, 2000, File No. 70-9671).

                           COMMONWEALTH OF KENTUCKY

                     BEFORE THE PUBLIC SERVICE COMMISSION



In the Matter of:

JOINT APPLICATION OF                     )
POWERGEN plc, LG&E ENERGY CORP.,         )
LOUISVILLE GAS AND ELECTRIC COMPANY,     )    CASE NO. 2000-095
AND KENTUCKY UTILITIES COMPANY           )
FOR APPROVAL OF A MERGER                 )



                                   TESTIMONY

                                      OF

                                CAROLINE SHEERS
                     DIRECTOR OF MERGERS AND ACQUISITIONS

                                 POWERGEN plc

                                 INTRODUCTION
                                 ------------

Q.   Please state your name and business address.

A. My name is Caroline Sheers. My business address is 53 New Broad Street, London, England EC2M 1SL.

Q.   By whom are you employed and what is your position?

A.   I am the Director of Mergers and Acquisitions with PowerGen plc
     ("PowerGen").

Q. Please describe your employment history, as well as your education and civic involvement.

A. Descriptions of my employment history, educational background, and civic involvement are attached to this testimony as Appendix A.

Q.   Have you testified before regulatory authorities on other occasions?

A. I have prepared testimony several times in the United Kingdom before the Monopolies and Mergers Commission, a regulatory body similar to the Public Service Commission. I have also prepared testimony for Parliament regarding utility competition and regulation issues.

Q.   What is the purpose of your testimony in this proceeding?

A. The purpose of my testimony is to describe PowerGen's financial ability to consummate the transaction, and the financial ability of Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU") to provide reasonable service after the merger. I also discuss the steps PowerGen intends to take to evaluate potential cost savings that may be achievable as a result of the merger.

                              THE PROPOSED MERGER
                              -------------------

Q.   Please describe the proposed merger.

A. On February 27, 2000, PowerGen and LG&E Energy agreed to a plan of merger pursuant to which PowerGen will acquire all outstanding shares and share options of LG&E Energy in an all-cash transaction valued at $3.2 billion.

          Under the terms of the merger agreement, PowerGen will acquire 100% of LG&E Energy's stock, and LG&E Energy will continue to own 100% of the issued and outstanding common stock of LG&E and KU. The shares held by owners of PowerGen's ordinary shares will not be converted or exchanged, and PowerGen's American Depositary Receipts will continue to be listed on the New York Stock Exchange, with each representing four ordinary shares. The holders of LG&E Energy common stock will not become holders of PowerGen's ordinary shares, rather PowerGen will pay LG&E Energy shareholders $24.85 cash per share. This represents a premium of 58 percent above the closing price of LG&E Energy shares on February 25, 2000, and places the value of equity at a total of $3.2 billion on a fully-diluted basis. Upon completion of the merger between PowerGen and LG&E Energy, there will be no publicly-traded shares of LG&E Energy stock. LG&E's and KU's current outstanding preferred stock totaling $135 million will not be changed, converted, or otherwise exchanged as a result of the merger.

          As a result of the merger, LG&E Energy will become the United States headquarters for PowerGen, and will serve as PowerGen's growth vehicle to expand its operations in the United States in the future. PowerGen has no intention of consolidating any of LG&E Energy's existing regulated business operations with any of its own; does not anticipate sales of any of the Kentucky jurisdictional physical assets that currently support LG&E's or KU's regulated utility business; and recognizes that any future sales of jurisdictional generation, transmission, or distribution assets of LG&E or KU first must be authorized by this Commission.

                                   FINANCING
                                   ---------

Q.   How did the investment community react to the merger announcement?

A. LG&E Energy stock rose on the day of the announcement, closing at $21.875, a gain of $6.125 or 39 percent. PowerGen's ADR's closed down $0.938 at $27.563.

          In general, equity analyst opinion has been favorable. For example, Warburg Dillon Read have said that LG&E represents a suitable target given its location, cost characteristics and regulatory environment. Donaldson Lufkin and Jenrette believe that LG&E represents a strategic platform for PowerGen. I believe that these analysts reflect my view that well-run, experienced business units, in both traditional and nontraditional areas, will give the merged company an advantage in the competitive energy market of the future.

Q. Is there any concern in the investment community over the premium being paid for LG&E Energy?

A. Investor reaction has generally been favorable and there are no material concerns. Over the past few weeks, I've met with numerous investors and generally they seem content with the price. They recognize that LG&E Energy is a good business with strong growth opportunities. In this context the concept of a "premium" is somewhat misleading because of the overall decline in the utility market in the last year or so, both in the United States and indeed worldwide. This has led to an undervaluation of the entire sector. Instead, investors have focused on the acquisition multiples, such as the forward looking price-to-earnings ratio. In this case, the first year price-to-earnings ratio of 14.2 times based on analyst's forecasts is lower than the average for comparable transaction of 18.3 times.

Q. Is there any reason for concern about the amount of debt PowerGen will assume as a result of this merger? Please describe the companies' bond and preferred stock ratings.

A. There is no reason for concern. Before the merger was announced, PowerGen arranged a $4 billion loan facility, more than sufficient to cover the cost of acquiring LG&E Energy of $3.2 billion. This facility has been underwritten by five leading international banks.

          Standard & Poor's and Moody's currently assign credit ratings to the debt of PowerGen UK plc - the principal operating company - and also to the debt of certain subsidiaries. The current ratings of PowerGen UK plc are A and A2 from Standard & Poor's and Moody's respectively. The rating agencies do not rate the ultimate holding company, PowerGen plc, because at present it has no borrowings. LG&E Energy and several of its subsidiaries are rated by Standard & Poor's, Moody's and a third rating agency, Duff & Phelps. Exhibit A shows the ratings assigned to LG&E Energy borrowings by these agencies.

          On the day the merger was announced Standard & Poor's and Moody's placed PowerGen on credit watch / review for potential downgrade. This is normal and will last until the merger is completed. In their press release Standard & Poor's indicated that PowerGen's corporate credit rating (essentially that of PowerGen UK plc) would probably fall to BBB+; this was after taking into account the effect of the acquisition as well as certain disposals by PowerGen. On the same basis Moody's indicated a likely downgrade to A3 (the equivalent of A- for Standard & Poor's). Both agencies stated that the future rating for PowerGen plc - the ultimate holding company - was likely to be one notch below that of PowerGen UK plc. A Copy of the Standard & Poor's press releases is shown in Exhibit B.

          The outcome of the rating agencies' pronouncements is that both Standard & Poor's and Moody's expect PowerGen to retain strong investment grade credit ratings, and therefore, remain financially stable.

Q. Please describe PowerGen's and LG&E Energy's capital structures, including long term debt.

A. PowerGen's and LG&E Energy's current overall capital structures and the capital structure of the combined company following the merger are depicted in Exhibit C to my testimony. The combined company will have a total capitalization of $11.9 billion. The capital structure of the combined company at the end of the first full year of operation is expected to comprise long-term debt 66%, preferred stock 1%, and common equity 33% of total capitalization. LG&E's and KU's current outstanding preferred stock will not be changed, converted, or otherwise exchanged in the merger.

          An analysis of PowerGen's, LG&E Energy's, LG&E's, and KU's long-term debt is contained in Exhibit D to my testimony.

Q. What effect will the merger have on LG&E's and KU's financial abilities to provide reasonable service?

A. At present, the obligations of LG&E Energy - the utility holding company - are not guaranteed by LG&E and KU. PowerGen has raised its $4 billion acquisition facility in a new subsidiary, PowerGen US Holdings Limited, which will own LG&E Energy via a number of intermediary companies. The obligations of PowerGen US Holdings Limited will equally not be guaranteed by LG&E and KU.

          PowerGen expects that LG&E and KU will continue to pay dividends to LG&E Energy. Once the acquisition is complete these dividends will be payable by LG&E Energy to PowerGen rather than to external shareholders. In setting an appropriate level of dividend PowerGen will be mindful of the financial impact on LG&E and KU and their ability to provide service.

          Accordingly PowerGen does not expect the merger to affect LG&E's and KU's financial abilities to provide reasonable service.

Q. Does PowerGen need to sell any of its international holdings or holdings in England to pay for the acquisition of the LG&E Energy Corp?

A. PowerGen has in place the necessary funds to finance the acquisition. The intention behind divesting certain assets is part of an overall plan to refocus PowerGen's strategic direction. The divestiture will reduce the overall level of debt and represents prudent financial planning in accordance with that strategy. PowerGen and its investors see the certainty of earnings as a key issue for the financial strength of the group going forward. It allows PowerGen flexibility to consider further investments in the United States or elsewhere as part of its day to day business. Returns in other jurisdictions are less certain. PowerGen is committed to a strategy that builds on the Kentucky platform.

Q. Will there be savings from the PowerGen merger comparable to the savings from the LG&E/KU merger?

A. In the merger of KU and LG&E, there were synergistic benefits resulting in savings that were reasonably certain as to kind, amount, and the timing of their achievement. These would not have been available absent the merger and were the result of the elimination of duplicative functions and positions, the combination of similar activities, the aggregation of external purchases of commodities and services, the avoidance of capital expenditures, and the centralization of functions. These merger savings are being passed through to customers from LG&E's and KU's merger surcredits. Such synergistic savings simply do not exist where the two businesses are separated by thousands of miles. Although there may be some small savings, for example from elimination of shareholder services of LG&E Energy, we anticipate that these savings will be largely offset by the extra cost of complying with PUHCA. To the extent these minimal savings are not offset, they will be shared with customers through the Earnings Sharing Mechanism.

          As part of an ongoing review over the next few years PowerGen and LG&E will utilize a business improvement process based on a benchmarking technique to review the operating practices of LG&E and KU to determine whether their current practices can be improved when compared with the best practices in the world. PowerGen believes that through this process LG&E and KU may be able to achieve greater efficiencies and improvements in their operations. Benchmarking is a widely used management tool for achieving continued business improvement. Potential efficiencies, if available, will be of the incremental sort that good managers, such as those at LG&E and KU, are always striving to achieve. They are precisely the sort of savings that the Earnings Sharing

     Mechanism was designed to share between customers and shareholders. The only difference will be the fact that LG&E will have an increased ability to achieve such savings by obtaining efficiency savings ideas from PowerGen as a result of PowerGen's international experience.

                                  CONCLUSION
                                  ----------

Q.   What is your recommendation to the Commission?

A. Following the merger of PowerGen and LG&E Energy, LG&E and KU will have the financial ability to provide reasonable utility service. The Commission therefore should approve the transfer of ownership and control of LG&E and KU to PowerGen.

Q.   Does this conclude your testimony?

A.   Yes, it does.

                                 VERIFICATION

COMMONWEALTH OF KENTUCKY      )
                              )     SS:
COUNTY OF  __________________ )


CAROLINE SHEERS, being first duly sworn, deposes and states:

That she has read the foregoing testimony, appendix and exhibits and knows the matters contained therein; that said matters are true and correct to the best of her knowledge and belief, except as to those matters stated on information and belief, and as to those matters, she believes them to be true.


                              /s/ CAROLINE SHEERS




     Subscribed and Sworn to before me, a Notary Public in and before said County and State, this ____ day of March, 2000.

                              /s/ Notary Public


My Commission expires:

_________________________

                                  APPENDIX A

                              CAROLINE E. SHEERS
                              ------------------

Director of Mergers and Acquisitions
PowerGen plc
53 New Broad Street
London EC2M 1SL
England


Employment History
------------------

PowerGen plc
------------

     1998 - to present   Director of Mergers and Acquisitions
     1995 - 1998         Regulatory Strategy Adviser
     1994 - 1995         Corporate Strategy Manager
     1992 - 1994         Financial Strategy Manager

Ernst and Young
---------------

     1991 - 1992         Management Consultant (Utilities Group)

Government Economic Service, Department of Energy
-------------------------------------------------

     1988 - 1991         Economic Adviser
                         .    Electricity Privatisation
                         .    Coal
     1985 - 1988         Senior / Economic Assistant
                         (Gas, Nuclear, Environmental and Energy Demand
                         Forecasting)

Education
----------

1985 MSc Economics            University of York

1984 BA (Honours) Economics   University of Nottingham

                                   EXHIBIT A

                            LG&E Borrowing Ratings
                            ----------------------

------------------------------------------------------------------------------------------------------------------
                                                 Standard and Poors               Moody's       Duff & Phelps
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
LG&E Energy Corp
------------------------------------------------------------------------------------------------------------------
Corporate Credit Rating / Issuer rating           A-/Watch Neg/--                     A3*                 -
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Louisville Gas & Electric Co
------------------------------------------------------------------------------------------------------------------
Long term corp credit rating / issuer rating       A-/Watch Neg                       A2*                 -
------------------------------------------------------------------------------------------------------------------
Short term corporate & commercial paper                A-2                           P-1*              D-1*
------------------------------------------------------------------------------------------------------------------
Senior secured debt                                A/Watch Neg                        A1*              AA-*
------------------------------------------------------------------------------------------------------------------
Senior unsecured debt                             BBB+/Watch Neg                      A2*               A+*
------------------------------------------------------------------------------------------------------------------
Preferred stock                                   BBB/Watch Neg                     "a2"*                A*
------------------------------------------------------------------------------------------------------------------
Bank Loan rating                                 BBB+/Watch Neg                         -                 -
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Kentucky Utilities Co
------------------------------------------------------------------------------------------------------------------
Long term corp credit rating / issuer rating       A-/Watch Neg                       A2*                 -
------------------------------------------------------------------------------------------------------------------
Short term corporate & commercial paper                A-2                           P-1*              D-1*
------------------------------------------------------------------------------------------------------------------
Senior secured debt                                A/Watch Neg                        A1*              AA-*
------------------------------------------------------------------------------------------------------------------
Preferred stock                                   BBB/Watch Neg                     "a2"*                A*
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
LG&E Capital Corp
------------------------------------------------------------------------------------------------------------------
Long Term corporate credit rating                  A-/Watch Neg                         -                 -
------------------------------------------------------------------------------------------------------------------
Commercial paper and other short term                  A-2                           P-2*              D-1-
------------------------------------------------------------------------------------------------------------------
Senior unsecured debt                            BBB+/Watch Neg                       A3*                A-
------------------------------------------------------------------------------------------------------------------
Bank loan rating                                 BBB+/Watch Neg                         -                 -
------------------------------------------------------------------------------------------------------------------

* all ratings on review for possible downgrade

                                   EXHIBIT B

STANDARD & POOR'S PRESS RELEASE

PowerGen Ratings Placed on CreditWatch Negative; LG&E Lowered,
L/T Ratings Still on Watch

LONDON (Standard & Poor's CreditWire) Feb. 28, 2000 - Following today's announcement by PowerGen U.K. PLC (PowerGen) of its agreed bid to acquire LG&E Energy Corp., Standard & Poor's today reviewed its ratings on the two groups. PowerGen will assume LG&E's existing debt of about US$2 billion. Standard & Poor's also assigned new corporate credit ratings to the ultimate group holding company, PowerGen PLC, and the new holding company that will own the assets of LG&E, PowerGen U.S. Holdings Ltd. Any future senior unsecured debt issued by these two entities will be rated single-'A'-minus, one notch below the corporate credit rating. PowerGen is an integrated U.K. electricity and gas supply company, which also owns a regulated, monopoly electricity distribution business. LG&E is a vertically integrated, regulated electricity and gas company based in Kentucky, U.S.

     The one notch downgrade of LG&E group's long-term ratings reflects the group's continued financial weakness on a stand-alone basis. The CreditWatch placements of both groups' ratings, reflect the likelihood of the ratings being lowered further to triple-'B'-plus following completion of the acquisition and planned disposals.

     The US$3.2 billion ((Pounds)2.0 billion) cost of acquiring the equity in LG&E will be financed by a new bank loan facility at PowerGen U.S. Holdings Ltd. This debt will be guaranteed by PowerGen PLC. The borrowings at the holding companies are expected to be rated one notch below their corporate credit ratings to indicate structural subordination.

     The credit profile of PowerGen group will be adversely affected by its acquisition of the weaker entity, LG&E. Further negative factors are the significant reduction in PowerGen's debt service ability, as a result of the additional debt that will be raised to finance the acquisition, and lower price forecasts for generating output in the U.K. These risks will be partially offset by the improved business profile of the enlarged group and PowerGen's expected U.K. and international divestments. Funds from operations interest coverage for the enlarged group will be in excess of 3 times (x), with total debt to total capital of about 60%, including the new acquisition debt, net of disposals.

     Proceeds generated by the divestments will provide PowerGen with some headroom at this rating level, allowing financial flexibility in the group's financing options. Once PowerGen obtains regulatory and shareholder approval for the acquisition, the CreditWatch placement will be resolved. The ratings on both group's are expected to be equalized at this time.

     PowerGen's acquisition of the LG&E group is consistent with its previously stated strategy to diversify its income streams geographically, by acquiring a vertically integrated utility in a highly rated country. Standard & Poor's expects that PowerGen will use the acquisition of LG&E as a stepping stone to further growth in the U.S. -CreditWire

                                   EXHIBIT C

POWERGEN AND LG&E ENERGY'S CURRENT OVERALL CAPITAL STRUCTURES AND THE CAPITAL STRUCTURE OF THE COMBINED COMPANY FOLLOWING THE MERGER

The following is an unaudited pro forma statement of combined net assets of the enlarged group, prepared to show the effects on the PowerGen group of the proposed acquisition of LG&E as if it had taken place on 2 January 2000. It has been prepared on the basis set out in the notes below for illustrative purposes only. Because of its nature, the pro forma statement of combined net assets may not give a true picture of the financial position of the Enlarged Group after the acquisition has taken place.

                                                PowerGen       LG&E                  Adjustments Enlarged
                                                                                     Group

                                                   Group               Group
                                                (Note 1)        (Note 2,3,4)         (Note 5)
                                                      At                  At                                    At
                                               2 January         31 December                             2 January
                                                    2000                1999                                  2000
                                               Unaudited           Unaudited                             Unaudited
                                               (Pounds)m           (Pounds)m         (Pounds)m           (Pounds)m
Goodwill                                           1,309                  46             1,308               2,663

Other fixed assets                                 3,702               2,603                                 6,305

Other net liabilities                             (1,003)               (495)                               (1,498)

                                               ---------       -------------         ---------           ---------
Total assets                                       4,008               2,154             1,308               7,470
                                               =========       =============         =========           =========

Shareholders funds                                 1,919                 798              (798)              1,919

Net debt                                           2,024               1,288             2,021               5,333

Minority Interest                                     65                  68                85                 218

                                               ---------       -------------         ---------           ---------
Total finance                                      4,008               2,154             1,308               7,470
                                               =========       =============         =========            ========

Notes

Extracted from the unaudited preliminary announcement of PowerGen for the year ended 2 January 2000
Extracted from the unaudited consolidated balance sheet of LG&E, as supplied by LG&E management.
No account has been taken of differences between US GAAP and UK GAAP
The net assets of LG&E have been translated at a rate of US$1.60 = (Pounds)1

The adjustments reflect:

     (i) The acquisition of the share capital of LG&E for (Pounds)2,021 million, financed by additional borrowings of (Pounds)2,021m
     (ii) The recognition of an intangible asset of goodwill of (Pounds)1,308 million arising on the acquisition of LG&E
     (iii) The reclassification of LG&E preferred stock to minority interest.

6.   No account has been taken of:

     (i) The trading results of PowerGen subsequent to 2 January 2000 or the trading results of LG&E subsequent to 31 December
     (ii) The fair value adjustments that may be made to the net assets of LG&E acquisition
     (iii) The estimated expenses of the acquisition

                                   EXHIBIT D

ANALYSIS OF LONG TERM DEBT

PowerGen
--------

Debt within the PowerGen group at 2/nd/ January 2000 was as follows:

                                                                     Amount (fair      Amount (face
                                                                        value)            value)
Company                       Debt                                   ((Pounds)m)       ((Pounds)m)
-------------------------------------------------------------------------------------------------------
PowerGen UK Plc               8.5% Sterling bonds 2006                     250               250
                              8.875% Sterling bonds 2003                   250               250
                              6.25% Sterling Eurobond 2024                 244               250
                              5% Euro Eurobond 2009                        326               326

PowerGen (East Midlands)      8.125% Sterling Eurobond 2007                105               100
Investments                   7.45% US Dollar Yankee Bond 2007             262               250
                              7.1% US Dollar Yankee Bond 2002              253               250

[PowerGen (East
Midlands) Holding]            Loan notes 2007                                4                 4

Ergon Finance Ltd             (Pounds)2.4 billion syndicated bank          299               300
                              facility expiring 2003/(1)/
                              (now reduced to (Pounds)1.3 billion)

PowerGen Energy Plc           12% Eurobond 2016                            224               150
                              8.375% Sterling Eurobond 2006                106               100

Other                         Bank loans in overseas investments           249               249
                              Short-term loans and overdrafts               98                98
                              Cash and short-term deposits                (646)             (646)
=======================================================================================================
TOTAL                                                                    2,024             1,931
=======================================================================================================

     NOTE:

     1  Guaranteed by PowerGen UK plc and PowerGen (East Midlands) Investments

LG&E

Debt in the LG&E Energy group as at 31/st/ December 1999 was as follows:

                                                                            LG&E
                                          LG&E              KU             Capital         Total
Type                                     (US$m)           (US$m)           (US$m)          (US$m)
---------------------------------------------------------------------------------------------------
CP Programmes                             120.9                             329.5           450.4
1/st/ Mortgage Bonds                       62.6            295.5                -           358.1
1/st/ Mortgage Pollution Bonds            444.2            250.8                -           695.0
Unsecured Pollution Bonds                 120.0                -                -           120.0
MTNs                                          -                -            538.1           538.1
Total                                     747.7            546.3            867.6         2,161.0
---------------------------------------------------------------------------------------------------

The following table shows the debt maturity profile for the LG&E Group as a whole as at 31 December 1999.


                                   Amount
Year of Maturity                  (US$m)
---------------------------------------------
2000                                861/(1)/
2001                                 38
2002                                 20
2003                                105
2004                                150
2005                                  0
2005*                               987
Total                             2,161
Cash and marketable securities      102
Net debt                          2,059
---------------------------------------------

     NOTE:
     1 Includes all CP and short-term MTNs and variable rate pollution control bonds

                           COMMONWEALTH OF KENTUCKY

                     BEFORE THE PUBLIC SERVICE COMMISSION



In the Matter of:

JOINT APPLICATION OF                     )
POWERGEN plc, LG&E ENERGY CORP.,         )
LOUISVILLE GAS AND ELECTRIC COMPANY,     ) CASE NO. 2000-095
AND KENTUCKY UTILITIES COMPANY           )
FOR APPROVAL OF A MERGER                 )



                                   TESTIMONY

                                       OF

                              MICHAEL D. ROBINSON
                         VICE PRESIDENT AND CONTROLLER

                               LG&E ENERGY CORP.

                                  INTRODUCTION
                                  ------------

Q.   Please state your name and business address.

A. My name is Michael D. Robinson. My business address is 220 West Main Street, Louisville, Kentucky 40502.

Q.   By whom are you employed and what is your position?

A. I am Vice President and Controller of LG&E Energy Corp. ("LG&E Energy") and its subsidiaries, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU").

Q. Please describe your employment history, as well as your education and civic involvement.

A. Descriptions of my employment history, educational background, and civic involvement are attached to this testimony as appendix A.

Q.   Have you testified before this Commission on other occasions?

A. Yes. I have testified in hearings before this Commission on several occasions in rate proceedings, fuel adjustment clause proceedings, and environmental surcharge proceedings.

                              PURPOSE OF TESTIMONY
                              --------------------

Q.   What is the purpose of your testimony?

A. The purpose of my testimony is to address the issue of affiliate transactions and to demonstrate that the creation of a new corporate structure, including a registered holding company and a service company, will not affect the Commission's regulatory oversight or authority. I further explain that there will be no accounting consequences to LG&E or KU stemming from the acquisition of LG&E Energy stock.

                            AFFILIATE TRANSACTIONS
                            ----------------------

Q.   Will the PowerGen merger result in a new corporate structure for LG&E
     Energy?

A. Yes. The merger of LG&E Energy into a subsidiary of PowerGen will result in a new corporate structure for LG&E Energy. Generally speaking, this change will mean that LG&E Energy's existing shareholders will be replaced by one new shareholder, namely PowerGen. Specifically, LG&E Energy will become an indirect, wholly-owned subsidiary of PowerGen. LG&E Energy's existing subsidiaries (i.e., LG&E, KU and LG&E Energy's non-utility subsidiaries) will remain unchanged as subsidiaries of LG&E Energy. However, as a result of the merger, PowerGen will become a registered holding company under the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

Q. Does PUHCA impose any restrictions on the operation of PowerGen as a registered holding company?

A. Yes. PUHCA will impose a number of restrictions on the operations of PowerGen as a registered holding company and of its subsidiaries, including LG&E Energy, LG&E and KU. The restrictions include a requirement that the United States Securities and Exchange Commission ("SEC") approve in advance certain securities issuances, sales and acquisitions of utility assets, and acquisitions of other businesses. In addition, PUHCA limits the ability of registered holding companies and their subsidiaries to engage in various businesses. Generally stated, PUHCA limits a holding company's activities to utility operations, activities needed to support utility operations, energy-related businesses, exempt wholesale generators, foreign utility companies, and telecommunications. PUHCA will regulate LG&E Energy Services, Inc., a service company that will provide corporate and administrative services to utility and non-utility subsidiaries and affiliates in the PowerGen system.

Q. Does the merger affect the authority of the Kentucky Commission to regulate the utility operations of LG&E or KU?

A. No. LG&E Energy's becoming a subsidiary of PowerGen as a result of the merger will not alter the authority of the Kentucky Commission to regulate LG&E's or KU's utility operations. LG&E and KU will remain subject to all applicable laws and rules that apply under the current LG&E Energy structure. Further, the merger will not prevent the Commission from reviewing LG&E's or KU's costs and operations. Access to company books, records, and management will not change as a result of the merger.

Q. Is there any area where regulatory oversight of the Kentucky Commission could be affected by the merger?

A. Yes. The establishment of LG&E Energy Services, Inc. could affect the regulatory oversight of the Kentucky Commission. PUHCA prohibits registered holding companies from providing services at a fee to operating utility subsidiaries, and greatly restricts operating companies from providing services directly to each other. However, PUHCA permits the provision of centralized administrative and corporate services within a holding company system by a services subsidiary of a holding company if the services subsidiary meets the requirements of PUHCA and is approved by the SEC. The SEC then regulates the provision of services and allocation of costs from the services subsidiary to the operating utilities to ensure that appropriate measures are used. PowerGen and LG&E Energy opted to establish a services subsidiary, LG&E Energy Services, Inc., to provide centralized administrative and corporate services to various companies in the U.S. PowerGen system, including LG&E and KU. LG&E Energy Services, Inc. will be a new, direct, and wholly owned subsidiary of LG&E Energy. Some employees of LG&E Energy, LG&E and KU will provide staffing for LG&E Energy Services, Inc.

          After the merger, the Commission shall have the same ratemaking and regulatory authority to regulate the rates and services of LG&E and KU as it did before the merger. Furthermore, Applicants commit that they will not assert that the SEC's jurisdiction legally preempts the Commission from disallowing recovery in retail rates of the cost of goods and services that LG&E or KU obtain from LG&E Energy Services, Inc., provided that LG&E and KU otherwise retain the right to assert that the charges are reasonable and appropriate.

Q.   What types of services will be provided by LG&E Energy Services, Inc.?

A.   LG&E Energy Services, Inc. may perform the following services:

          .    Information System Services

          .    Customer Services

          .    Marketing and Sales

          .    Employee Services

          .    Corporate Compliance

          .    Purchasing

          .    Financial Services

          .    Risk Management

          .    Public Affairs

          .    Legal Services

          .    Investor Relations

          .    Telecommunications

          .    Gas Supply and Capacity Management

          .    Transmission, Substation Construction, Maintenance & Operations

          .    Design Engineering

          .    Substation Engineering and Support

          .    Resource Acquisition and Analysis

          .    Strategic Planning

          .    Executive

     The details of these services are set forth in Exhibit A to my testimony. Exhibit B to my testimony contains a Form of Service Agreement presently contemplated by PowerGen and LG&E Energy. The content of the Agreement is still preliminary and subject to change. LG&E and KU will file a copy of the final Service Agreement with the Commission concurrent with the filing at the SEC and subsequently will file the orders of the SEC approving the Service Agreement.

Q. Will LG&E Energy Services, Inc. have any material change on the day-to-day operations of LG&E and KU?

A. No. In general, LG&E Energy Services, Inc. will not change the day-to-day operations of the utilities. In the past, these services were provided directly by KU and LG&E or were provided in large part by LG&E Energy, and the costs of the services were allocated and charged to LG&E and KU consistent with past guidelines approved in orders issued by the Commission. Customers will experience no change in their utility services due to the establishment of LG&E Energy Services, Inc.

Q. What role will the SEC have in the governance of LG&E Energy Services, Inc. in the allocation of costs to the operating utilities?

A. The SEC has regulatory authority over the governance of LG&E Energy Services, Inc. and the allocation of costs to the operating utilities. The SEC's regulations are designed to ensure that the activities performed by utility service companies are:

          [n]ecessary or appropriate in the public interest or for the protection of investors or consumers and to ensure that such [services] are performed economically and efficiently for the benefit of such associated companies, at cost, fairly and equitably allocated among such companies.

     15 U.S.C. (S)79m(b).

     As a result, the SEC standards are very similar to those of the Commission.

Q. Why then do the Applicants believe that the proposed corporate structure does not negatively affect the ability of the Kentucky Commission to regulate the provision of the utility services effectively?

A. There are several reasons. First, accounting for LG&E Energy Services, Inc.'s costs will comply with the SEC Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies under PUHCA. The SEC Uniform System of Accounts is, for all practical purposes, identical to the FERC Uniform System of Accounts. Consequently, the Commission will be familiar with LG&E Energy Services, Inc.'s accounting methods. Moreover, the Commission has experience in overseeing the operation of a services company in the context of a registered holding company from its regulation of subsidiaries of AEP and CINergy. Second, a significant majority of LG&E Energy Services, Inc.'s costs will be directly assigned to the benefiting subsidiary. Costs that cannot be directly assigned will be allocated using allocation methods approved by the SEC. The Applicants anticipate using allocation methods similar to those described in Exhibit A, which are similar to methods currently used to allocate costs to LG&E and KU subsidiaries as they are based on fully allocated costing principles. Consequently, the Commission can be assured that costs are appropriately allocated between regulated and unregulated subsidiaries, and between utility operating companies. Third, the SEC will have audit authority over all transactions between LG&E Energy Services, Inc. and the affiliate operating companies. The SEC has historically invited FERC and state regulatory commissions to participate in this process. Consequently, the Kentucky Commission can participate in future SEC proceedings, should it choose.

Q. Have PowerGen and LG&E Energy made a commitment with respect to the Kentucky Commission's jurisdiction?

A. Yes. Because the SEC regulation under PUHCA is intended to be consistent with state regulation, the parties to this merger believe that the merger will not reduce the authority of the Kentucky Commission. Nonetheless, the Applicants offer an additional commitment to the Commission. The Applicants commit that they will not assert that the SEC jurisdiction legally preempts the Commission from disallowing recovery in retail rates of the costs of goods and services that LG&E and KU obtain from LG&E Energy Services, Inc., provided that LG&E and KU otherwise retain the right to assert that the charges are reasonable and appropriate. This is comparable to the commitment made by CINergy when Union Light, Heat & Power became part of a registered system.

                            ACCOUNTING CONSEQUENCES
                            -----------------------

Q. Will the acquisition of LG&E Energy stock have any accounting consequences on LG&E's and KU's books?

A. No. The cost of the acquisition will not be recorded on the books of LG&E or KU.

                              ACCOUNTING RECORDS
                              ------------------

Q.   Will the merger affect LG&E's or KU's accounting records?

A. No. The merger will not affect LG&E's or KU's accounting records. LG&E and KU will continue to operate as public utilities, will continue to maintain separate accounting records, and will continue to file reports and financial information with the Commission as separate and distinct companies in accordance with Generally Accepted Accounting Principles and the Uniform System of Accounts, as required by the FERC and adopted by this Commission. The applicable reporting and record-keeping requirements imposed by the Commission in the reorganizations of LG&E & KU in case numbers 89-374 and 10296 and the LG&E/KU merger in case number 97-300 will continue to be followed by LG&E and KU after the merger with PowerGen.

                                  CONCLUSION
                                  ----------

Q.   What is your recommendation to the Commission?

A. The Commission should approve the proposed merger between PowerGen and LG&E Energy.

Q.   Does this conclude your testimony?

A.   Yes, it does.

                                 VERIFICATION


COMMONWEALTH OF KENTUCKY      )
                              )     SS:
COUNTY OF  __________________ )


MICHAEL D. ROBINSON, being first duly sworn, deposes and states:

     That he has read the foregoing testimony, appendix and exhibits and knows the matters contained therein; that said matters are true and correct to the best of his knowledge and belief, except as to those matters stated on information and belief, and as to those matters, he believes them to be true.


                              /s/ MICHAEL D. ROBINSON



     Subscribed and Sworn to before me, a Notary Public in and before said County and State, this ____ day of March, 2000.

                              /s/ Notary Public


My Commission Expires:

___________________________

                                  APPENDIX A

                              MICHAEL D. ROBINSON

Vice President and Controller
LG&E Energy Corp.
220 West Main Street
Louisville, Kentucky  40202
Telephone:  (502) 627-2874


CIVIC AND PROFESSIONAL ACTIVITIES

     Lexington Children's Theatre - Board Member
     Louisville Chapter of Financial Executives Institute American Institute of Certified Public Accountants Lexington Community College - Accounting Advisory Board Transylvania University - Accounting Advisory Board


EDUCATION

     University of Iowa - Business Administration and Accounting - 1978 Certified Public Accountant - Commonwealth of Kentucky

PREVIOUS POSITIONS

     Kentucky Utilities Company

          1990 - 1998 Controller
          1983 - 1990 Assistant Controller

     Arthur Andersen & Co.

          1978 - 1983 Staff Auditor - Audit Manager

                                   Exhibit A

       Description of LG&E Energy Services, Inc. and Allocation Factors
       ----------------------------------------------------------------

I.   Overview

     Because the Merger Agreement will result in a registered holding company structure, a service company LG&E Energy Services, Inc., (herein, "LG&E Services") will be formed as a wholly-owned, first-tier subsidiary of LG&E Energy to provide administrative and other services to the various affiliated companies. This Exhibit describes the anticipated services and cost-allocation methods of LG&E Services. As part of the merger process, PowerGen, LG&E Energy, LG&E and KU will review the appropriateness of the allocation methods and charge structure. Accordingly, it is possible the information provided below may change; however, the objective is to provide as much detail as possible based on current expectations.

     LG&E Services will enter into separate Utility and Non-Utility Service Agreements with the companies receiving its services ("Client Entities"). Generally, the Utility Service Agreement implements a fully allocated cost approach similar to that used by the Kentucky Commission when reviewing affiliate transactions. The Agreement will provide that costs will be directly assigned, distributed or allocated as described below. The Non-Utility Service Agreement will contain similar provisions, but will also permit charges for services to be at fair market value in specific instances, if the Securities and Exchange Commission permits.

     LG&E Services will maintain an accounting system for accumulating all costs on an activity, project, program, work order, or other appropriate basis. To the extent practical:

     (i) time records of hours worked by all LG&E Services employees will be maintained by activity, project, program or work order;

     (ii) charges to the benefiting parties will be determined from such records and will include the cost of pension and benefits as well as payroll taxes;

     (iii) employee-related expenses and other costs will be maintained for each service group (described below) within LG&E Services and will be directly assigned where identifiable to the appropriate activity, project, program or work order;

     (iv) where not identifiable to a particular activity, project, program or work order, indirect costs will be distributed within a service group based on the directly assigned costs of such group.

II.  Cost Assignment

     LG&E Services' costs accumulated for each activity, project, program, or work order will be directly assigned, distributed or allocated as follows:

     (i) Costs accumulated in an activity, project, program or work order for services specifically performed for a single Client Entity will be directly assigned and charged to such entity.

     (ii) Costs accumulated in an activity, project, program or work order for services specifically performed for two or more Client Entities will be distributed among and charged to such Client Entities using methods determined on a case-by-case basis consistent with the nature of the work performed and based on one of the allocation methods described below.

     (iii) Costs accumulated in an activity, project, program or work order for services of a general nature which are applicable to all Client Entities or to a class or classes of Client Entities will be allocated among and charged to such Client Entities by application of one or more of the allocation methods described below.

III. Allocation Methods

     The following methods will be applied, as indicated in the Description of Services section that follows, to allocate costs for services of a general nature.

     1.   Information Systems Chargeback Rates - Rates for services, including
          ------------------------------------
but not limited to software, consulting, mainframe and personal computer services, are based on the costs of labor, materials and information services overheads related to the provision of each service. Such rates are applied based on the specific equipment employed and the measured usage of services by Client Entities. These rates will be determined annually based on actual experience and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

     2.   Number of Customers Ratio - A ratio based on the number of retail
          -------------------------
electric and/or gas customers. This ratio will be determined annually based on the actual number of customers at the end of the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

     3.   Number of Employees Ratio - A ratio based on the number of employees
          -------------------------
benefiting from the performance of a service. This ratio will be determined annually based on actual counts of applicable employees at the end of the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

     4.   Three-Factor Formula - This formula will be determined annually based
          --------------------
on the average of gross property (original cost of plant in services, excluding depreciation), payroll charges (salaries and wages, including overtime, shift premium and holiday pay, but not including pension, benefit and company-paid payroll taxes) and gross revenues during the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

     5.   Telecommunications Chargeback Rates - Rates for use of
          -----------------------------------
telecommunications services other than those encompassed by Information Systems Chargeback Rates are based on the costs of labor, materials, outside services and telecommunications overheads. Such rates are applied based on the specific equipment employment and the measured usage of services by Client Entities. These rates will be determined annually based on actual experience and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

     6.   Gas Sales Ratio - A ratio based on the actual number of dekatherms of
          ---------------
natural gas sold by the applicable gas distribution or marketing operations. This ratio will be determined annually based on actual results of operations for the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time, based on results of operations for a subsequent twelve-month period, as may be required due to significant changes.

     7.   Transmission Construction Expenditures Ratio - A ratio based on
          --------------------------------------------
transmission construction or capital expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months. The numerator is equal to such expenditures for a specific Client Entity and the denominator is equal to such expenditures for all applicable Client Entities. This ratio will be determined annually, or at such time as may be required due to a significant change.

     8.   Distribution Construction Expenditures Ratio - A ratio based on
          --------------------------------------------
distribution construction or capital expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months. The numerator is equal to such expenditures for a specific Client Entity and the denominator is equal to such expenditures for all applicable Client Entities. This ratio will be determined annually, or at such time as may be required due to a significant change.

     9.   Substation Construction Expenditures Ratio - A ratio based on
          ------------------------------------------
substation construction or capital expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months. The numerator is equal to such expenditures for a specific Client Entity and the denominator is equal to such expenditures for all applicable Client Entities. This ratio will be determined annually, or at such time as may be required due to a significant change.

     10.  Electric MWh Generation - A ratio based on the sum of electric MWh
          -----------------------
generated during each month for the immediately preceding twelve consecutive calendar months. The numerator is equal to the electric MWh generated by a specific Client Entity and the denominator is equal to all electric MWh generated by all applicable Client Entities. This ratio will be determined annually, or at such time as may be required due to significant changes.

IV.  Description of Services

     A description of each of the services performed by LG&E Energy Services, Inc., which may be modified from time to time, is presented below. As discussed above, where identifiable, costs will be directly assigned or distributed to Client Entities. For costs accumulated in an activity, project, program or work order which are for services of a general nature that cannot be directly assigned or distributed, the method or methods of allocation are also set forth. Substitution or changes may be made in the methods of allocation hereinafter specified, as may be appropriate, and will be provided to state regulatory agencies and to each affected Client Entity.

     1.   Information Systems Services - Provides electronic data processing
          ----------------------------
services. Costs of a general nature are allocated using the Information Systems Chargeback Rates.

     2.   Customer Services - Provides billing, mailing, remittance processing,
          -----------------
call center and customer communication services for electric and gas customers. Costs of a general nature are allocated using the Number of Customers Ratio.

     3.   Marketing and Sales - Establishes strategies, provides oversight for
          -------------------
marketing, sales and branding of utility and related services and conducts marketing and sales programs. Costs of a general nature are allocated using the Number of Customers Ratio.

     4.   Employee Services - Includes Human Resources, which establishes and
          -----------------
administers policies and oversees compliance with regulations in the areas of employment, compensation and benefits, processes payroll and administers corporate training. Also includes employee communications, facilities management and mail services. Costs of a general nature are allocated using the Number of Employees Ratio.

     5.   Corporate Compliance - Oversees compliance with all laws, regulations
          --------------------
and policies applicable to all of LG&E Energy Corp.'s businesses and directs compliance training. Costs of general nature are allocated using the Number of Employees Ratio.

     6.   Purchasing - Provides procurement services.  Costs of a general nature
          ----------
are allocated using the Three-Factor Formula.

     7.   Financial Services - Provide treasury, accounting, tax, financial
          ------------------
planning, regulatory and auditing services. Costs of a general nature are allocated using the Three-Factor Formula.

     8.   Risk Management - Provides insurance, claims, security, environmental
          ---------------
and safety services. Costs of a general nature allocated using the Three-Factor Formula.

     9.   Public Affairs - Maintains relationships with government policy
          --------------
makers, conducts lobbying activities and provides community relations functions. Costs of a general nature are allocated using the Three-Factor Formula.

     10.  Legal Services - Provides various legal services and general legal
          --------------
oversight; handles claims. Costs of a general nature are allocated using the Three-Factor Formula.

     11.  Investor Relations - Maintains relationships with the financial
          ------------------
community and provides shareholder services. Costs of a general nature are allocated using the Three-Factor Formula.

     12.  Telecommunications - Provides telecommunications services, primarily
          ------------------
the use of telephone equipment. Costs are allocated using the Telecommunications Chargeback Rates.

     13.  Gas Supply and Capacity Management - Provides gas supply and capacity
          ----------------------------------
management services. Costs of a general nature are allocated using the Gas Sales Ratio.

     14.  Transmission, Substation Construction, Maintenance & Operations -
          ---------------------------------------------------------------
Provides management services for transmission and substation construction, maintenance and operations areas. Costs of a general nature are allocated using the Transmission Construction Expenditures Ratio.

     15.  Design Engineering - Designs and monitors construction of electric
          ------------------
transmission and distribution lines and substations. Costs of a general nature are allocated using the Transmission Construction Expenditures Ratio or the Distribution Construction Expenditures Ratio, whichever is appropriate.

     16.  Substation Engineering and Support - Provides management support
          ----------------------------------
services to the Substation Engineering and Support organizations of the Operating Companies. Costs of a general nature are allocated using the Substation Construction Expenditures Ratio.

     17.  Resource Acquisition and Analysis - Procures coal, natural gas and oil
          ---------------------------------
for the generation facilities of Client Entities. Also ensures compliance with price and quality provisions of fuel contracts and arranges for transportation of fuel to the desired location and purchases power and performs electric and gas trading services. Costs of a general nature are allocated using the Electric MWh Generation Ratio.

     18.  Strategic Planning - Develops corporate strategies and business plans.
          ------------------
Costs of a general nature are allocated using the Three-Factor Formula.

     19.  Executive - Provides executive and general administrative services.
          ---------
Costs of a general nature are allocated using the Three-Factor Formula.

                        FORM OF INITIAL SERVICE REQUEST



     The undersigned request all of the services listed in Exhibit B from LG&E Energy Services, Inc., except for ____________________________________________.
The services requested hereunder shall commence on _________________________ and be provided through ______________________.


                                   [Subsidiary]


                                   By:______________________________________
                                      Name:
                                      Title:

                                   EXHIBIT B

                           Form of Service Agreement
                           -------------------------


     This Service Agreement (this "Agreement") is entered into as of the ___ day of _______, by and between [insert name of subsidiary], a __________________ Corporation (the "Company") and LG&E Energy Services, Inc., a Kentucky corporation ("LG&E Services").

          WHEREAS, LG&E Services is a direct or indirect wholly owned subsidiary of LG&E Energy Corp.;

     WHEREAS, LG&E Services has been formed for the purpose of providing administrative, management and other services to subsidiaries and affiliates of LG&E Energy Corp.; and

     WHEREAS, the Company believes that it is in the interest of the Company to provide for an arrangement whereby the Company may, from time to time and at the option of the Company, agree to purchase such administrative, management and other services from LG&E Services;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     I. SERVICES. LG&E Services supplies, or will supply, certain administrative, management or other services to Company similar to those supplied to other subsidiaries or affiliates of LG&E Energy Corp. Such services are and will be provided to the Company only at the request of the Company. Exhibit A hereto lists and describes all of the services that are available from LG&E Services.

     II. PERSONNEL. LG&E Services provides and will provide such services by utilizing the services of their executives, accountants, financial advisers, technical advisers, attorneys and other persons with the necessary qualifications.

     If necessary, LG&E Services, after consultation with the Company, may also arrange for the services of nonaffiliated experts, consultants and attorneys in connection with the performance of any of the services supplied under this Agreement.

     III. COMPENSATION AND ALLOCATION. As and to the extent required by law, LG&E Services provides and will provide such services at fully allocated cost. Exhibit A hereof contains rules for determining and allocating such costs.

     IV. COMPLIANCE. All contracts, agreements, or arrangements of any kind, hereafter required to be filed with and/or approved by the Securities and Exchange Commission

("SEC") pursuant to the Public Utility Holding Company Act of 1935, as subsequently amended, between Louisville Gas and Electric Company or Kentucky Utilities Company, and any affiliate, associate, holding, mutual service or subsidiary company, within the same holding company system, as these terms are defined in 15 U.S.C. (S)79b as it presently exists or as subsequently amended, shall contain and be conditioned upon the following without modification or alteration:

     Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU") will not seek to overturn, reverse, set aside, change or enjoin, whether through appeal or the initiation or maintenance of any action in any forum, a decision or order of the Kentucky Public Service Commission, or the Virginia State Corporation Commission which pertain to recovery, disallowance, allowance, deferral or ratemaking treatment of any expense, charge, cost or allocation incurred or accrued by LG&E or KU in or as a result of a contract, agreement, arrangement, or transaction with any affiliate, associate, holding, mutual service or subsidiary company on the basis that such expense, charge, cost or allocation: (1) has itself been filed with or approved by the SEC or (2) was incurred pursuant to a contract, agreement, or allocation method which was filed with or approved by the SEC.

     V. TERMINATION AND MODIFICATION. The Company may terminate this Agreement by providing 60 days written notice of such termination to LG&E Services. LG&E Services may terminate this Agreement by providing 60 days written notice of such termination to the Company.

     This Agreement is subject to termination or modification at any time to the extent its performance may conflict with the provisions of the Public Utility Holding Company Act of 1935, as amended, or with any rule, regulation or order of the Securities and Exchange Commission adopted before or after the making of this Agreement. This Agreement shall be subject to the approval of any state commission or other state regulatory body whose approval is, by the laws of said state, a legal prerequisite to the execution and delivery or the performance of this Agreement.

     VI. SERVICE REQUESTS. The Company and LG&E Services will prepare a Service Request on or before ________________ of each year listing services to be provided to the Company by LG&E Services and any special arrangements related to the provision of such services for the coming year, based on services provided during the past year. The Company and LG&E Services may supplement the Service Request during the year to reflect any additional or special services that the Company wishes to obtain from LG&E Services, and the arrangements relating thereto.

     VII. BILLING AND PAYMENT. Unless otherwise set forth in a Service Request, payment for services provided by LG&E Services shall be by making remittance of the amount billed or by making appropriate accounting entries on the books of the Company and LG&E Services. Billing will be made on a monthly basis, with the bill to be rendered by the 25/th/ of the month, and remittance or accounting entries completed within 30 days of billing.

     VIII. NOTICE. Where written notice is required by this Agreement, all notices, consents, certificates, or other communications hereunder shall be in writing and shall be deemed given when mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     1.   To the Company:

          ______________________________

          ______________________________


     2.   To LG&E Energy Services, Inc.:

          ______________________________

          ______________________________

     IX. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky, without regard to their conflict of laws provisions.

     X. MODIFICATION. No amendment, change or modification of this Agreement shall be valid, unless made in writing and signed by all parties hereto.

     XI. ENTIRE AGREEMENT. This Agreement, together with its exhibits, constitutes the entire understanding and agreement of the parties with respect to its subject matter, and effective upon the execution of this Agreement by the respective parties hereof and thereto, any and all prior agreements, understandings or representations with respect to this subject matter are hereby terminated and canceled in their entirety and are of no further force and effect.

     XII. WAIVER. No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same of the same or any other provision hereof.

     XIII. ASSIGNMENT. This Agreement shall inure to the benefit and shall be binding upon the parties and their respective successors and assigns. No assignment of this Agreement or any party's rights, interests or obligations hereunder may be made without the other party's consent, which shall not be unreasonably withheld, delayed or conditioned.

     XIV. SEVERABILITY. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of this _____ day of _____.



                                        LG&E Energy Services, Inc.


                                        By:________________________________
                                           Name:
                                           Title:

                                        [Subsidiary]


                                        By:_________________________________
                                           Name:
                                           Title:

                           COMMONWEALTH OF KENTUCKY
                     BEFORE THE PUBLIC SERVICE COMMISSION


In the Matter of:

       JOINT APPLICATION OF                   )
       POWERGEN plc, LG&E ENERGY CORP.,       )
       LOUISVILLE GAS AND ELECTRIC COMPANY,   )        CASE NO.  2000-095
       AND KENTUCKY UTILITIES COMPANY         )
       FOR APPROVAL OF A MERGER               )



                                   TESTIMONY

                                      OF

                             DR. KARL A. MCDERMOTT

                      LOUISVILLE GAS AND ELECTRIC COMPANY
                                      AND
                          KENTUCKY UTILITIES COMPANY

I.   QUALIFICATIONS, PURPOSE AND SCOPE OF TESTIMONY

     Q1.  PLEASE STATE YOUR NAME.

     A. My name is Dr. Karl McDermott. I am a Vice President of National Economic Research Associates, Inc. ("NERA"). My business address is 875 North Michigan Avenue, Suite 3650, Chicago, Illinois 60611.

     Q2.  PLEASE STATE YOUR QUALIFICATIONS.

     A. I am a Vice President of National Economic Research Associates. Inc. ("NERA"). I received a B.A. in Economics from Indiana University of Pennsylvania, an M.A. in Public Utility Economics at the University of Wyoming, and a Ph.D. in Economics at the University of Illinois.

          From April of 1992 until May of 1998, I served as a Commissioner at the Illinois Commerce Commission ("ICC"). Prior to that, I was founder and served as the President of the Center for Regulatory Studies ("CRS"), a not-for-profit company that is located on the campus of the Illinois State University. Before founding the CRS, I worked in numerous capacities in the regulatory industry including positions on the staff of the Illinois Commerce Commission, the National Regulatory Research Institute ("NRRI") and Argonne National Laboratory. Since leaving the ICC, I have testified as an expert witness on behalf of electric, gas, and telecommunications firms. A copy of my Curriculum Vitae is attached as Exhibit KM-1.

     Q3.  WHAT IS THE PURPOSE OF YOUR TESTIMONY?

     A. The purpose of my testimony is to discuss the criteria assessing whether a merger or acquisition is in the public interest. I will then apply these criteria to the acquisition of LGE Energy Corporation ("LGE Energy"), the parent company of Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU"), by PowerGen plc ("PowerGen"). The criteria that I employ are based on my training as an economist and experience in the analysis of public policy and regulatory issues, particularly as a Commissioner at the

          Illinois Commerce Commission where I had the responsibility for evaluating a number of electric and natural gas mergers and acquisitions.

          Based on my past experience and my review of this proposed acquisition, it is my firm belief that LGE Energy's proposed transaction with PowerGen will provide a significant opportunity to benefit both the customers of the company and the state of Kentucky for the reasons that are outlined below.

     Q4.  COULD YOU PLEASE OUTLINE THE SCOPE OF YOUR TESTIMONY?

     A Yes. After discussing the public interest standard, I will begin my analysis by describing how the energy market has been evolving and the role that globalization has played in the choices of merger partners. I will then briefly describe the types of acquisitions that have been occurring and the different impacts that these acquisitions have on the timing of customer benefits. Next, I will describe the focus that both LGE Energy and PowerGen have had on implementing a best-practice management philosophy.

          With these basic issues covered I then turn to a discussion of the timing of this acquisition and the advantages this brings to both the consumer and the Public Service Commission of Kentucky ("Commission"). The fact that the Commission has just approved a new set of just and reasonable rates for LG&E and KU creates an "optimal" starting point for the Earnings Sharing Mechanism to pass on to customers the future benefits that should be derived from the application of LG&E and PowerGen's best practice techniques. To support this view, I reviewed information on PowerGen's applications of best practices in its generation operations as well as the application of this management approach at East Midland, which it acquired in 1998. I will also discuss PowerGen's many years of experience with utility regulation. Finally, I will address the additional financial resources that the acquisition will bring and how this can better position LG&E and KU to provide efficient, safe, adequate and reliable service to their utility customers.

                                    n/e/r/a
                             Consulting Economists

     Q5.  PLEASE SUMMARIZE YOUR CONCLUSIONS.

     A. PowerGen's acquisition of LGE Energy will enhance the already considerable financial, technical, and managerial resources of LGE Energy. The financial benefits that this acquisition brings can provide an additional assurance that needed infrastructure requirements in Kentucky will be met in an economical fashion. By creating a financially strong and highly efficient company, this acquisition will help to ensure that a Kentucky-based utility will be in a position to serve Kentucky customers in the long run.

          I conclude that it would be unnecessary and unwarranted to impose additional conditions on the transaction. I will show that this acquisition will not reduce the regulators' ability to regulate LG&E or KU and I will explain that this acquisition does not raise anticompetitive concerns. On the contrary, the acquisition of LGE Energy by PowerGen can strengthen LG&E's and KU's ability to meet future challenges (including competition) on behalf of utility customers in Kentucky.

          As a result of the acquisition with PowerGen, LGE Energy would become a more viable and efficient provider of energy products and services in Kentucky, the benefits of which would be shared with LGE Energy's utility consumers through the Earnings Sharing Mechanism.

          As a result of this transaction, consumers in Kentucky could potentially benefit from improved service quality and operating efficiency resulting from reciprocal adoption of best practices. In addition, there might be other benefits, such as greater capital resources to invest in the region. In addition, PowerGen's many years of experience with improving business performance in the U.K. could help it to improve the efficiency of LGE Energy's utility operations.

          I believe that the acquisition of LGE Energy by PowerGen is likely to provide benefits to the public and, at a minimum, is not likely to harm consumers. I therefore recommend that this transaction be approved by the Commission.

                                    n/e/r/a                                    3
                             Consulting Economists

II. REGULATORY POLICIES SHOULD ACCOMMODATE CORPORATE REORGANIZATIONS THAT PROVIDE BENEFITS TO CONSUMERS

     A.   This Transaction Meets the Applicable Statutory Requirements

     Q6. AS AN ECONOMIST AND FORMER REGULATOR, PLEASE DISCUSS YOUR GENERAL UNDERSTANDING OF THE PUBLIC INTEREST STANDARD.

     A. In the field of public utilities regulation, the public interest can be defined broadly as the potential ability of a decision to produce a set of outcomes that will enhance the efficiency, reliability and safety of a public utility's operations. The public is benefited through the improved efficiency, reliability and safety. Some measures of the public interest relating to utility mergers and acquisitions include the degree of customer satisfaction, the level of rates, the ability to share the gains from improved efficiency with customers, and the level of system reliability.

          The public interest can be enhanced through regulatory mechanisms that motivate performance improvements by utilities and share these benefits with customers. The Commission has had the foresight to establish a performance-based regulatory framework that will share with consumers the efficiency and financial stability that this acquisition will bring to LGE Energy and its operating utility subsidiaries--LG&E and KU. Thus, the Commission's past decisions help to assure that the customers of LGE and KU and the citizens of Kentucky in general will benefit from this transaction. Not all states have had the benefit of a performance-based form of regulation to protect the customers during periods of change.

     Q7.  IS THIS ACQUISITION IN THE PUBLIC INTEREST?

     A. Yes. This acquisition is in the public interest. PowerGen (and its LGE Energy subsidiary) will have the financial, technical, and managerial capabilities that are needed to provide highly efficient service to LG&E and KU utility customers in

                                    n/e/r/a                                    4
                             Consulting Economists
          the future. Indeed, consumers are likely to be better off as a result of this acquisition (and certainly are not likely to be harmed in any way). Further, there is no reason to believe that consumers might suffer competitive harm as a result of this acquisition. Nor will the acquisition adversely affect this Commission's jurisdiction over LG&E and KU. Upon completion of this transaction, the Commission will continue to be able to regulate LG&E and KU effectively, including necessary oversight of the level and design of their rates.

     Q8. WHAT IS THE REGULATORY FRAMEWORK THAT ENSURES THAT CONSUMERS WILL SHARE IN THE BENEFITS OF THIS TRANSACTION?

     A. In January 2000, the Commission approved a three-year alternative method of regulation plan ("ARP") for LG&E and KU. More recently, in early March 2000, the LG&E's and KU's rates were lowered, which provides a fair starting point for the Commission's ARP. The ARP's Earnings Sharing Mechanism ("ESM") can ensure that utility customers share in benefits of the acquisition. Given the Commission's foresight in developing and approving this mechanism, there is no need for additional regulatory requirements regarding the sharing of the benefits of this acquisition.

     Q9. WILL THE COMMISSION'S OVERSIGHT OF LG&E AND KU BE AFFECTED BY THIS TRANSACTION?

     A. No, not to any appreciable degree as a practical matter. The Commission will retain its regulatory authority over LG&E and KU and, most importantly, will continue to have the ability to set LG&E/KU rates.

     Q10. DO YOU SEE ANY ADVANTAGES THAT ARE ASSOCIATED WITH THE TIMING OF THIS
          TRANSACTION?

     A. Yes. While there may be an element of serendipity at work here, the fact remains that the Kentucky Commission has just completed a thorough review of LG&E's and KU's costs and rates in the order filed January 7, 2000. This means that the current rates are "fresh" and, therefore, fair, just and reasonable. The

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                             Consulting Economists
          rate reduction that was implemented and the continuing merger credit further imply that the benefits of the "contiguous" merger between LG&E and KU have been captured for the customers and that there is no reason to focus on any additional immediate rate reductions. Furthermore, the Commission fortuitously has implemented an Earnings Sharing Mechanism ("ESM") that can capture the future efficiencies that could be expected to arise from the merger. I view this situation as representing what could be characterized as an "optimal" initial condition upon which we have added an "optimal" adjustment mechanism designed to reap the benefits of efficiency improvements over time for customers. I have put the quotations around the word optimal merely to reflect the fact that it would be difficult to prove the exact "truth" of whether the current situation is the optimum.

     B. This Transaction Serves the Interest of Kentucky Utility Customers While Responding to Global Trends

     Q11. ARE THERE RATIONAL ECONOMIC REASONS FOR INTERNATIONAL MERGERS AND
          ACQUISITIONS?

     A. Yes, there are. The utility industry is facing the same economic forces that other industries face. Kentucky, for example, enjoys the benefits of having a major global auto manufacturer, Toyota, locate operations in the state. While regulation has been effective in providing Kentucky utility customers with efficient and reliable service, LGE Energy is not immune from the forces of global competition.

          The acquisition of LGE Energy by PowerGen will provide a strong assurance that consumers in Kentucky will retain the benefits of LGE Energy's efficient utility operations in the future. There are other benefits to the citizens of Kentucky in general as well including retaining a corporate headquarters in the state, which would not be likely if LGE Energy had merged with a contiguous utility. Given the benefits of the LGE Energy/PowerGen transaction for utility consumers and citizens in Kentucky as a whole, I believe that this merger should be approved.

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                             Consulting Economists

     Q12. PLEASE DESCRIBE THE CHANGES THAT ARE TAKING PLACE IN THE ELECTRIC AND
          GAS UTILITY INDUSTRIES.

     A. In the U.S., the introduction of wholesale competition at the federal level (and retail competition in some states) and the emphasis on unbundling services have forced a large number of utilities to reassess where their core competencies lay. As a result, some utilities have spun-off or divested generation and distribution assets while others have sought to strengthen their core areas of competency through acquisitions. Thus, mergers and acquisitions have undeniably been one of the strategies that utilities and other market players have chosen in order to transform and position themselves to thrive in changing energy markets in the U.S. Experience in other industries suggests that the corporate restructuring that is taking place in the electric and gas industries will benefit consumers over time./1/

          The acquisition of LGE Energy by PowerGen is consistent with industry trends. Asset realignment and consolidation in the electric utility industry, both in the U.S. and abroad, is rapidly occurring. According to a Report on Mergers and Acquisitions (which is available at energyinfosource.com), for example, 87 electric utility mergers and acquisitions have been announced since 1997. These include transactions by U.K.-based companies such as National Grid (NEES) and Scottish Power (PacifiCorp)./2/ The proposed acquisition of LGE Energy by PowerGen should be viewed as part of this trend. The proposed transaction has the potential to create a combined, diversified company with geographic reach that could allow it to achieve economic efficiency, more stable revenues, and other benefits that would be shared with utility customers through the ESM.

______________________
/1/ See Clifford Winston, "U.S. Industry Adjustment to Economic Deregulation," 12 Journal of Economic Perspectives, Summer 1998, pages 89-110.

/2/ In the United Kingdom, on the other hand, a number of U.S. electric utilities own regional electric distribution companies.

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                             Consulting Economists

     Q13. IN YOUR VIEW AS A FORMER REGULATOR, WHY WOULD POWERGEN SEEK TO MERGE
          WITH LGE ENERGY?

     A. The first point that should be noted is that PowerGen has probably reached the limit of its capability to expand in the UK energy market. Given the limited size of that market and the acquisition of East Midlands in 1998, there is little opportunity for PowerGen to grow in its home market. Given depressed utility stock prices, stable markets, and a growing economy in the U.S. it is a very logical decision for PowerGen to allocate a significant fraction of its financial resources to acquire U.S. companies. In this respect PowerGen is not alone--both Scottish Power and National Grid have made U.S. acquisitions in the last year. The Scottish Power/PacifiCorp transaction was found to be in the public interest and approved by the relevant states and the Federal Energy Regulatory commission. The National Grid/NEES transaction has been approved by the FERC, the Nuclear Regulatory Commission, and the applicable state regulatory agencies but has not yet received approval from the Securities and Exchange Commission.

          LG&E and KU are relatively small electric utilities by national standards. Compared to similar companies in terms of 12-month revenues,/3/ for example, LGE Energy was the 43rd largest electric utility operator. PowerGen is a leading integrated gas and electric company in the United Kingdom, with activities in generation and distribution as well as retail electricity marketing and trading.

_________________
/3/  This information was developed using the Value Line for Windows data base.

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                             Consulting Economists

     Q14. COULD YOU PLEASE DESCRIBE THE VARIOUS TYPES OF MERGERS AND
          ACQUISITIONS THAT ARE OCCURRING IN THE ENERGY INDUSTRY TODAY?

     A. Yes, there are two basic types of transactions that are occurring in the energy market today. The first is the "contiguous" merger, which takes the form of two utilities that are neighbors or in close proximity to one another so that the merger can have a direct effect on the operations and organizational structure of the two companies. The merger between LG&E and KU is a perfect example of this form of merger. In these cases the benefits of the merger can be linked to "synergies" from combined front and back office operations, more effective dispatch of power plants and other costs savings that result from the integration of the operations.

          Second, there are so-called "consolidation" mergers and acquisitions, which are a loosely-defined group of transactions that raise little or no market power issues but that generally do not provide substantial efficiency benefits up-front. While a merger of a gas utility and an electric utility in the same geographical area could be considered a "consolidation" merger, for my purposes here I assume that the merging parties do not operate in contiguous areas. Consolidation transactions include: (1) mergers of natural gas with electric companies (e.g., NiSource's acquisition of Bay State Gas Company); (2) acquisitions of electric utilities by non-traditional gas or electric firms (e.g., Dynegy's acquisition of Illinois Power and AES' acquisition of CILCORP); and (3) mergers of foreign utilities with an U.S.-based electric utility (e.g., National Grid/NEES, Scottish Power/PacifiCorp).

          In these cases, the benefits of the transaction take on a different set of characteristics. The benefits could arise from the diversification of demands (or risk), where weather related consumption would not be correlated across the country, or the economic characteristics of the industry served vary considerably. These factors can lead to a greater stability in earnings and revenue with the concomitant effect that financial risks and the costs of capital

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                             Consulting Economists
          are reduced. The benefits of such a merger or acquisition are not as "instantaneous" as a transaction between contiguous utilities, but rather tend to occur over time in a more gradual fashion.

          Because of the absence of market power issues, and the potential for eventual net benefits to consumers from these mergers, consolidation mergers have generally been approved more quickly than have mergers of contiguous utilities. The PowerGen/LGE Energy transaction can be viewed as an example of a consolidation merger.

     Q15. DOES THIS MERGER RAISE MARKET POWER CONCERNS?

          No. This transaction does not raise competitive concerns. PowerGen and LGE Energy are not actual or potential competitors in any relevant market.

     Q16. HAVE LG&E AND POWERGEN FOLLOWED PARALLEL PATHS IN DEVELOPING
          STRATEGIES TO IMPROVE OPERATIONS?

     A. Yes. An examination of the strategies of LG&E and KU indicate that they have been and will continue to be very cognizant of the need to reengineer and adopt total quality management strategies in order to stay ahead of the industry in terms of efficiency and reliability. This is borne out by the conclusions of the management audits ordered by the Commission. While it might not have been referred to as "best practices" analysis, the managerial approach of LG&E and KU certainly amounts to that with respect to the U.S. energy industry. I think this is also borne out by the recent recognition by the J.D. Power Associates award that LG&E and KU received for customer satisfaction. As discussed below, PowerGen has also been very cognizant of the need to adapt and improve its operations.

     Q17. PLEASE DESCRIBE THE BEST PRACTICES APPROACH EMPLOYED BY POWERGEN.

     A. PowerGen is one of the world's leading independent power businesses and a leading participant in UK's electricity and gas markets. PowerGen is an integrated company whose principal activities are the generation and distribution

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                             Consulting Economists
          of electricity. It is also a participant in the marketing and trading of electricity and gas. PowerGen has nine power stations in England and Wales with an installed capacity of over 10,000 megawatts of electricity/4/ and is building and operating power plants across the world and is involved in 11 power projects in Europe, India and Asia Pacific.

          An important feature that PowerGen brings to the market is its commitment to use best practices to improve business operations and performance and to lead to better growth prospects. It applies best practice standards to its generation and distribution businesses. According to PowerGen's 1997 Annual Report, the company's major coal-fired plant operated at close to world's best practices during the year. The report stated:

               "This followed a major benchmarking exercise in which its performance was compared against a group of power stations in the US whose operation was identified as being the best of its kind in the world...A similar benchmarking exercise has now been completed on PowerGen's gas-fired plant and has confirmed that these stations continue to set world's best practice."

     Q18. WHAT EVIDENCE LEADS YOU TO BELIEVE THAT POWERGEN CAN HELP LG&E IMPROVE
          THEIR OPERATIONS?

     A. The evidence exists in the response that the financial community in the UK has made to the innovations being implemented in the recent acquisition of East Midlands Electricity. In 1998, PowerGen acquired East Midlands Electricity, the third largest Regional Electricity Company in England and Wales, supplying 2.3 million residential and business customers. One financial analyst, for example, observed that East Midlands Electricity had experienced an "unbelievable" turnaround since being acquired by PowerGen. While LGE/KU plants are well run, efficient plants--one of which was included in the list of

___________________________
/4/ 1998 Annual Report


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                             Consulting Economists
          best-run plants that PowerGen used to benchmark its performance-- potential further improvements could be possible.

     Q19. HAS POWERGEN USED ITS BEST-PRACTICE APPROACH WITH EAST MIDLANDS
          ELECTRICITY?

     A. Yes. PowerGen is using its best practice approach on East Midlands Electricity. According to the company's 1998 Annual Report:

               "PowerGen has embarked on a drive to attain 'world's best practice' in the [East Midlands Electricity] EME distribution business. This follows a benchmarking exercise comparing the business with other electricity distribution and utility organizations throughout the world. The exercise provided a better understanding of what the 'world's best' are doing to deliver outstanding results to their customers and shareholders."

     Q20. HAS THIS SHOWN ANY SUCCESS?

     A. While evidence is preliminary in nature, there is evidence that East Midlands has benefited from the expertise and best-practice philosophy used by PowerGen. For example, according to a report by the Office of Gas Electricity Markets,/5/ East Midlands experienced a significant decrease in supply interruptions per 100 customers during the 1998/99 time period. East Midland's performance--based on a number of indicators--was generally somewhat better during the 1998/99 time period relative to the 10-year average. At a minimum, it seems safe to say that East Midland's customer service performance has not been reduced since 1998, when it was acquired by PowerGen.

     Q21. PLEASE DISCUSS POWERGEN'S FINANCIAL INTEGRITY AND RESOURCES.

     A. While LG&E and KU could continue to finance their debt capital on a "stand-alone" basis at the operating utility level, it is appropriate to consider

_________________________
/5/ Ofgem, January 2000, Report on Distribution and Transmission System Performance 1998/99.

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                             Consulting Economists

          PowerGen's financial integrity and resources. PowerGen will become the sole equity holder of the utilities' parent, LGE Energy. I have reviewed reports from credit rating agencies with respect to both PowerGen and LGE Energy. Both PowerGen and LGE Energy have investment grade bond ratings.

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                             Consulting Economists

     Q22. WHAT CONCLUSIONS CAN YOU DRAW ON POWERGEN'S FINANCIAL, TECHNICAL AND
          MANAGERIAL CAPABILITIES?

     A. PowerGen has solid financial, technical and managerial capabilities. As a result of the acquisition, the utilities will retain the cost efficiencies that have benefited Kentucky utility consumers for many years and will also benefit, over time, from expertise and resources that PowerGen will bring to bear in.

          Mechanisms are in Place to Assure that Kentucky Utility Customers Benefit from the Acquisition

     Q23. ARE THERE ADEQUATE MEANS TO PROTECT THE RATEPAYERS OF KENTUCKY AND
          ENSURE THAT THE PUBLIC INTEREST IS SERVED?

     A. Yes. The Commission retains all of its traditional authority to review the costs and rates of LG&E. This includes its power to conduct management audits, review accounting and financial data and all of the traditional regulatory tools. In addition, as discussed below, the creation of the holding company brings the Security and Exchange Commission into the process of analyzing the company. This means that there are now two sets of regulatory eyes that are observing the company and the additional resources that the SEC can bring to bear should it be necessary.

     Q24. ARE MECHANISMS IN PLACE TO ENSURE THAT EFFICIENCY GAINS WILL BE PASSED
          ON TO CONSUMERS?

     A. Yes. As we have noted above, the Commission's recent rate order provides a fair starting point for the Commission's ARP.

          The ESM provides for 60/40 sharing between shareholders and ratepayers outside a 100 basis point bandwidth (the midpoint of the bandwidth is 11.50 percent). This earnings-sharing mechanism provides a very effective way to

                                  n/e/r/a                                     14
                             Consulting Economists
          ensure that LG&E/KU utility customers share in the efficiency benefits of this transaction. Given the Commission's foresight in developing and approving this mechanism, there is a no need for additional regulatory requirements regarding the sharing of the benefits of this transaction.

     Q25. POWERGEN'S U.S. SUBSIDIARY AND LGE ENERGY WILL BECOME REGISTERED
          HOLDING COMPANIES UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT. WILL THIS LIMIT THE COMMISSION'S ABILITY TO REGULATE THE OPERATING UTILITIES?

     A. No. The Commission will retain the ability to review costs, set the operating utilities' rates, and regulate service. The Securities and Exchange Commission ("SEC") will provide accounting and financial oversight over the holding companies and their affiliates; for example, SEC-required cost allocation methods will be used. The merging companies have, however, agreed that the Commission has ultimate ratemaking authority. As a result, the Commission will fully retain its regulatory jurisdiction and will benefit from having "another set of eyes" scrutinizing the accounting and financial practices of the utilities. Most importantly, the Kentucky utilities will continue to be insulated from the non-utility activities of the parent corporations.

     Q26. PLEASE DISCUSS THE POTENTIAL BENEFITS OF LGE ENERGY'S ADOPTION OF
          POWERGEN'S BEST PRACTICES.

     A. As noted above, PowerGen has a best-practices management style where it seeks out the best practices used by competing firms worldwide and seeks to adopt those best-practices in order to improve the efficiency of its own operations. In fact, PowerGen identified LGE Energy as an acquisition partner, in part, as a result of the efficiency of its generating units and the overall high level of efficiency of LGE Energy's utility operations.

          PowerGen would expect to transfer its best-practices management style to LGE Energy. The combined companies can compare the cost, effectiveness, and

                                  n/e/r/a                                     15
                             Consulting Economists
          quality of each other's processes. If PowerGen has a better practice for some process than LGE Energy does, then LGE Energy can deploy it, and vice versa. This reciprocal adoption of best practices is far more effective within a company than between two independent companies. Within a company, cooperation is greater, concerns about proprietary or competitively-sensitive information are eliminated, and the information about each other's processes is more reliable and less costly to obtain. The result of this reciprocal adoption of best practices may be lower costs and accelerated improvements in service quality to customers for both companies. Given LGE Energy's already high level of operating efficiency, the search for best practices would not likely result in immediate efficiency gains, but could, over time, result in additional benefits to customers.

     Q27. PLEASE DESCRIBE THE OTHER POTENTIAL EFFICIENCY BENEFITS OF THE LGE
          ENERGY/POWERGEN TRANSACTION.

     A. The LGE Energy transaction with PowerGen would not be expected to provide immediate cost savings to consumers. However, over time, given the complementaries that these companies have, additional benefits to consumers could be realized. Potential benefits to consumers could include reductions in managerial costs and overhead, improved risk management capabilities, and potential reductions in the cost of capital resulting from the combined companies' increased financial strength.

     Q28. IN ADDITION TO EFFICIENCY CONSIDERATIONS, ARE THERE OTHER POTENTIAL
          BENEFITS OF THIS TRANSACTION?

     A. Yes, I believe that there are additional benefits of this transaction that should be considered. As a former regulator, my primary focus has always been on the interests of utility customers, but there are also broader notions of benefits that are relevant when considering a merger or acquisition--and these considerations can be viewed as providing an additional assurance that a transaction is in the public interest. For example, from the standpoint of the citizens of the Commonwealth of Kentucky, benefits include retaining a corporate headquarters

                                  n/e/r/a                                     16
                             Consulting Economists
          in the state, which would be likely if LGE Energy had merged with a contiguous utility.

     Q29. WILL THIS TRANSACTION PROVIDE BENEFITS TO CONSUMERS?

     A. Yes. While it is not possible to quantify any merger savings that would result from this transaction in advance, I believe that this transaction is likely to provide net benefits over time. Given the benefits of the LGE Energy/PowerGen transaction for utility consumers and citizens in Kentucky as a whole, I believe that this transaction should be approved.

     Q30. DOES THIS CONCLUDE YOUR TESTIMONY?

     A.   Yes, it does.

                                  n/e/r/a                                     17
                             Consulting Economists

                                 VERIFICATION

STATE OF ________   )
                    )    SS:
COUNTY OF ________  )


     KARL A. MCDERMOTT, being first duly sworn, deposes and states:

That he has read the foregoing testimony, appendix and exhibit and knows the matters contained therein; that said matters are true and correct to the best of his knowledge and belief, except as to those matters stated on information and belief, and as to those matters, he believes them to be true.


                              /s/ KARL A. MCDERMOTT



     Subscribed and Sworn to before me, a Notary Public in and before said County and State, this ___ day of March, 2000.


                              /s/ Notary Public


My Commission Expires:

______________________

                                                                    Exhibit KM-1
                               KARL A. MCDERMOTT

BUSINESS ADDRESS

National Economic Research Associates, Inc.
875 North Michigan Avenue, Suite 3650
Chicago, Illinois 60611
312-573-2822
e-mail: karl.mcdermott@nera.com

Dr. Karl McDermott is a Vice President with National Economic Research Associates, specializing in public utility regulation. He served as Commissioner (1992 - 1998) on the Illinois Commerce Commission during the negotiation of the Illinois restructuring law. He has also assisted the country of Poland since 1994 with their efforts to privatize and restructure their electric supply industry. As a Commissioner, Dr. McDermott also lectured extensively in Eastern Europe and South America on regulatory reform and restructuring.

During the six years that he served as Commissioner he has had an opportunity to evaluate alternative regulation proposals and the economic and social impacts of a number of new policies presented to the Commission. As a Commissioner, Dr. McDermott initiated the Commission's investigation into the alternative restructuring options and has made a number of presentations on restructuring issues.

Since leaving the Commission, Dr. McDermott has advised the members of the Southern Companies, Wisconsin Electric Power Company and Bell Atlantic on issues regarding restructuring. He is the author of "Is There a Rational Path to Implementing Competition?" which appeared in the January/February 1996 issue of The Electricity Journal.

Dr. McDermott received a B.A. in Economics from Indiana University of Pennsylvania, his M.A. in Public Utility Economics at the University of Wyoming, and his Ph.D. in Economics at the University of Illinois.

                                    n/e/r/a
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

EDUCATION

               Ph.D. 1990, Economics, University of Illinois
               M.A. 1978, Public Utility Economics, University of Wyoming B.A. 1976, Economics, Indiana University of Pennsylvania

               Dissertation Topic: The Monetary Theory of Production of

                                   John Maynard Keynes

Additional Education

               Michigan State Public Utility Course; Michigan State University

               Seminar on Austrian Economics at Marquette University, Milwaukee, Wisconsin, conducted by the Institute of Humane Studies, Menlo Park, California

               State of Illinois; Certificates in SPSS and advanced SPSS Computer Software Classes and TSO Operations

               Illinois Bell Telephone Seminars on Separations and Settlements, Embedded Direct Analysis (EDA), Costs and Demand Analysis, and Engineering Characteristics of Telecommunication System


EMPLOYMENT

1999-          NATIONAL ECONOMIC RESEARCH ASSOCIATES, INC.
               Vice President.
               --------------

1998-1999      MCDERMOTT ASSOCIATES

               President. Worked for various clients in the electric, and telephone industry including the Edison Electric Institute, Georgia Power Co., Bell Atlantic, and L. E. Burgess Consultants.

1992-1998      ILLINOIS COMMERCE COMMISSION
               Commissioner.
               ------------
               Domestic:
               Served as Chairman of both the Telecommunications Policy
               Committee and Electricity and Resource Planning Policy Committee of the Illinois Commission.

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

               Served on the National Association of Regulatory Utility Commissioners (NARUC) Energy Resources and Environment Committee as the Chairman of its environmental subcommittee. Made over one-hundred presentations and speeches on telecommunications, electricity, and natural gas industry topics. Served on the President's Global Climate Change Task Force, the Federal Energy Regulatory Commission's Pipeline Competition Task Force, and as a member of the Harvard Electric Policy Group.

               International:

               In addition to regular Commission duties, served as part of the United States Energy Association and USAID educational effort in Eastern Europe. Lectured in Argentina, the Czech Republic, Latvia, Poland, Romania, Russia, and Slovakia. Participated in two joint USEA/USAID and World Bank seminars in Vienna providing advanced regulatory training. In addition, the Illinois Commission has hosted visits with the above-listed countries as well as Bulgaria, Lithuania, and Estonia.


PROFESSIONAL ACTIVITIES


1985-1998      Chairman of the Board, Center for Regulatory Studies, Inc.

1985-1992      President, Center for Regulatory Studies, Inc.

               One of three cofounders of the Center. Involved in fundraising, organization, and program development. Focused on the development of statewide energy planning options for the State of Illinois, the introduction of competition into the natural gas market, environmental issues in Illinois, and competition in the Illinois telecommunications market. Conducted research on the use of competitive bidding and avoided-cost pricing mechanisms to acquire electricity supplies, the role of demand-side management in electricity supply planning, and the use of incentive mechanisms and the role of incentive regulation in our current regulatory environment.

1988-1992      Research Scientist, Argonne National Laboratory

               Served as an economic advisor to the office of Fossil Energy at DOE. Investigated possible ways to promote development of innovative emission control technologies in the electric utility industry as part of the Presidential Task Force on Regulatory Relief directed by Vice President Bush. Involved in writing a chapter in the State of Science and Technology Report No. 25 of the National Acid Precipitation Assessment Program (NAPAP) concerning the use of tradable emission permits to control acid rain. Performed work on incentive

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

               mechanisms to promote clean coal technology and the trading of greenhouse gas emissions.

               Performed research on the nature of individual's risk perception regarding nuclear waste deposits on behalf of the office of Radioactive Civilian Waste Management at the Department of Energy.

1988-1990      President Elect and President, Illinois Economic Association
               Organized the 1989 Illinois Economic Association annual meeting and presided over the meetings.

1989- Instructor, NARUC Introductory Regulatory Training Program Instructed new public utility commission employees from various state commissions on the basic economic issues confronting regulators.

1986-1992      Lecturer in Economics, Department of Economics, Illinois State
               University
               Taught both graduate and undergraduate public utility courses, Money and Banking, as well as introductory courses.

1984-1991      Instructor in Economics, Parkland Community College, Champaign,
               Illinois
               Taught both Principles of Economics I and II, with a typical course load of two sections of 35-40 students per class.

1984-1986      Teaching Assistant, University of Illinois, Champaign, Illinois
               Taught both Principles of Economics and Introduction to Econometrics. In the spring semester of 1985, was the supervisory assistant in charge of coordinating the Economics 101 assistance for Professor Fred Gotthiel.

1982-1988      Graduate School, University of Illinois, Champaign, Illinois
               Completed all coursework towards Ph.D. and defended dissertation on 6/12/88. Fields of specialization were: Monetary Theory and Policy, Macroeconomic Theory, and the History of Economic
               Thought.

1983-1985      Consultant, Select Joint Subcommittee on Regulatory Reform,
               Illinois Legislature
               Investigated the effects of the AT&T divestiture and FCC decisions upon Illinois telephone utilities and assisted in identifying issues that require legislative action. Presentation of issue reports to the telecommunications subcommittee and served on the local exchange subgroup in developing recommendations for a new Illinois Public Utilities Act.

1980-1982      Consultant, Governor's Sunset Task Force on Utility Regulatory
               Reform, Department of Energy and Natural Resources
               Delivered both written and oral reports on the issues of power plant certification, monitoring of construction costs, and allocation of power plant cancellation costs.

1980-1983      Economic Analyst III, Policy Analysis and Research Division,

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                             Consulting Economics

               Illinois Commerce Commission

               Conducted research investigating the development and use of incentive mechanisms in utility regulation. Prepared and presented testimony on the use of incentive mechanisms in power plant construction.

               Conducted research and assisted in developing testimony on the cost of service for electric generation to meet PURPA requirements.

               Assisted in the development of proposals for PURPA innovative rates projects on productivity and time-of-use pricing; cost-benefit analysis. Assisted in the managing of consultants conducting the TOD cost-benefit study. Prepared and presented testimony on the time-of-day pricing standards to meet the PURPA requirements.

               Prepared and presented testimony regarding the use of q-ratios in determining rates-of-return for Illinois Bell Telephone Company and testimony regarding appropriate cost and pricing methodology and philosophy for Illinois Bell Telephone Company.

               Assisted in the investigation of capacity expansion, lifeline rates, efficiency measurement, and impact of deregulation in electric generation, water rate design; and investigated the impact of investment tax credit changes on utilities.

1978-1979      Senior Research Associate, National Regulatory Research Institute
               Ohio State University
               Conducted research in the areas of telecommunication licensee contract fees and cost of service, the effects of budget billing plans on utilities and consumers, and methods of monitoring fuel adjustment clauses.

               Assisted in research regarding marginal and average cost pricing, time-of-use pricing, power plant productivity, and the examination of cost and price differences of Ohio municipal gas rates.

               Assisted in the management of consultant subcontractors as well as supervising the presentation of cost and load research seminars.

9/79-12/79     Lecturer in Economics, Department of Economics, Ohio State
               University
               Taught Macro Economic Principles to a class of approximately 100 students.

1977-1978      Cost Analyst, Action Computing, Laramie, Wyoming
               Developed cost data for competitive pricing of bids for the provision of computer services provided by Action Computing.

                                    n/e/r/a
                             Consulting Economics

1976-1977      Graduate Research Assistant, University of Wyoming, Laramie,
               Wyoming
               Assisted professors in conducting research and teaching of Principles of Economics, while completing a Masters degree in Economics with specialization in Public Utility Economics and Industrial Organization Theory.


AWARDS

1986 Alpha Lambda Delta Outstanding Teacher of Freshman Award at the University of Illinois

1983 Thrift Prize at the University of Illinois for the paper entitled "The Allocation of Savings: An Investigation of Portfolio Composition of Chicago Households"


PROFESSIONAL SOCIETY ACTIVITIES

               Alpha Lambda Delta Honorary Society
               American Economic Association
               Association for Social Economics
               Canadian Economics Association
               Econometric Society
               Transportation Public Utilities Group of American Economic Association
               Illinois Economic Association
               History of Economics Society
               Royal Economic Society


PUBLICATIONS

          "Is There a Rational Path to Implementing Competition?" The Electricity Journal. Vol. 9:1 Jan-Feb 1996.

          "Changing Regulatory Incentives" with G. Enholm and J. Robert Malko Eds., Reinventing Electric Utility Regulation. Public Utility Reports, Inc. Vienna, VA 1995.

          "The Evolution of the "Investment Systems:" Keynes' Theory of Employment and Money Revisited." Review of Social Economy. Volume 51:1, Spring 1993.

          Discussant. "The Urban Ozone Abatement Problem." Cost Effective Control of Urban Smog. R. Kosobud, W. Testa, and D. Hansan Eds. Federal Reserve Bank of Chicago. November 1993.

                                    n/e/r/a
                             Consulting Economics

          "Strategic Use of Incentive Mechanisms as a Regulatory Policy Tool." The Electricity Journal. Vol. 5, No. 10, December 1992.

          "Electric Utilities: Control Cost Reducing Methods," Chapter 7 in David South ed. "Technologies and Other Measures for Controlling
          Emissions: Performance, Costs and Applicability." National Acid Precipitation Assessment Program, State-of-Science/Technology Report 25, January 1990.

          "The Quantity Theory of Money of J. M. Keynes: From the Indian Currency to the General Theory" with Christopher Marme D., Walker Ed., Perspectives on the History of Economics Thought. Edward Edgar Publishing Co., Brookfield, VT (1989).

          Computer Assisted Regulatory Analysis and Its Potential Application to the Colorado Public Utilities Commission with M. S. Gerber. The National Regulatory Research Institute (1979).

          Towards an Analysis of Telephone License Contracts and Measured Rates with A. G. Buckalew, and D. Z. Czamanski. The National Regulatory Research Institute (1979).

          Budget Billing Plans for Electric and Gas Utilities: An Analysis and Some Recommendations for Change with J-M Guldman, and C. Odle. The National Regulatory Institute (1979).


PUBLICATIONS:  CONFERENCE PAPERS

          The Use of Nontraditional Universal Service Programs in a Competitive Local Exchange Market with Cindi Schieber. Presented at the National Association of Regulatory Commissioners Biennial Conference (1996).

          Incentive Mechanisms as a Strategic Option for Acid Rain Compliance with D. W. South, and K.A. Bailey. Presented to the Future of Incentive Regulation in the Electric Utility Industry (November 1991).

          Role of Emission Allowances in Utility Compliance Decisions with D. W. South, and K. A. Bailey. Presented at the Eighth Annual International Pittsburgh Coal Conference (October 1991).

          Clean Coal Technology and Emissions Trading: Is There a Future for High Sulfur Coal Under the Clean Air Act Amendments of 1990? With K.
          A. Bailey, and D.W. South. P. R. Dugan, D. R. Quigley, Y. A. Attia (eds.), Processing and Utilization of High Sulfur Coals IV, proceedings of the Fourth International Conference on Processing and Utilization of High Sulfur Coals, Idaho Falls, ID., sponsored by the U.S. Department of Energy, et al., Elseveir Science Publishing Co. Inc., New York, NY.

                                    n/e/r/a
                             Consulting Economics

          Incentive Mechanisms as a Strategic Option in the Design of Regulatory Policies with D. W. South. Presented at National Association of Regulatory Utility Commissioners, Committee on Electricity, Subcommittee on Strategic Issues, San Francisco (July 1991).

          Achieving Efficiency Through Emissions Trading: Paradoxes, Misconceptions and Market Performance with D. W. South. Presented at National Association of Regulatory Utility Commissioners, Committee on Electricity, Subcommittee on Environment and Efficiency, San Francisco (July 1991).

          To Mitigate or Not To Mitigate: Regulatory Treatment of Emissions Trading Decisions and Its Effect on Marketplace Incentives with D. W. South. Presented at 84th Annual Meeting and Exhibition, Air and Waste Management Association, Vancouver, British Columbia (June 1991).

          Regulatory Incentives: A Means to Accelerate Clean Coal Technology Adoption for Acid Rain Compliance with D. W. South. Presented at Compliance and Emissions Trading Strategies: Facing Acid Rain Tradeoffs, Center for Regulatory Studies, Chicago, IL (June 1991).

          Implementing Emissions Trading: Regulatory and Compliance Planning Issues with D. W. South. Presented at the Workshop on Implementing the Electric Utility Provisions of the Clean Air Act Amendments of 1990:
          Midwestern State Public Utility Commission Issues, National Regulatory Research Institute, Chicago, IL (May 1991).

          Clean Coal Technology and Acid Rain Compliance: An Examination of Alternative Incentive Proposals with D. W. South. Presented at the American Power Conference, Chicago, IL. (April 1991).

          Emissions Trading: Implications for Regulatory Policy with D. W. South. Presented at the 20th Annual Meeting of the Illinois Economic Association, Chicago, IL (October 1990).

          The Future of Clean Coal Technology: An Evaluation of the Proposed CCT Incentives in S. 1630 with D. W. South. Presented at the 20th Annual Meeting of the Illinois Economic Association, Chicago, IL (October
          1990).

          The Future of Clean Coal Technology: An Evaluation of the Proposed Incentives in S. 1630 with D. W. South. Presented at the Seventh Annual International Pittsburgh Coal Conference, Pittsburgh, PA (September 1990).

          The Future of Clean Coal Technology: An Evaluation of the Proposed Incentives in S. 1630 with D. W. South. Presented at the Seventh NARUC Biennial Regulatory Information Conference, Columbus, OH (September
          1990).

                                    n/e/r/a
                             Consulting Economics

          Emissions Trading: Implications for Regulatory Policy with D. W. South. Presented at the Seventh NARUC Biennial Regulatory Information Conference, Columbus, OH (September 1990).

          Alternatives to Rate of Return Regulation in the Telephone Industry: A Survey of the New Incentive Mechanism Proposals. Illinois Economic Association (October 1988).

          Market Structures in the Local Communication Market: Fact and Fiction. Presented at the Intra-MSA Telecommunication Conference (September
          1988).

          The Quantity Theory of Money of J. M. Keynes: From the Tract to the General Theory with Christopher Marme. Proceedings of the 14th Annual Meeting of the History of Economics Society (June 1987).

          Competitive Pricing and the Local Telephone Service Market: Some Problems of Balancing Equity and Efficiency. Illinois Economic Association (October 1986).

          The Impact of Self-Selective Tariffs in Telecommunications Markets:
          The Design of an Experiment with M. J. Morey, and K. Costello. Proceedings of the Fifth NARUC Biennial Regulatory Conference (September 1986).

          An Incentive Plan to Control Power Plant Construction Costs, Third NARUC Biennial Information Conference (September 1981).

          The Measurement of Efficiency and the Application of Incentives to Regulated Industries with K. Costello. Proceedings of the Second NARUC Biennial Regulatory Information Conference (September 1980).


PUBLICATIONS: REPORTS

          Avoided Cost Pricing: Theoretical Issues and Problems in Estimation. Prepared for the Illinois Department of Energy and Natural Resources (June 1990).

          Least-Cost Planning in the Natural Gas Industry: An Overview of the Issues. Prepared for the Illinois Department of Energy and Natural Resources (December 1989).

          Equity Issues in a Least-Cost Planning Environment. Prepared for the Illinois Department of Energy and Natural Resources (October 1989).

          An Analysis of Prudency Evaluation Within a Least-Cost Planning
          Framework: The Case of Natural Gas Planning. Prepared for the Illinois Department of Energy and Natural Resources (October 1989).

                                    n/e/r/a
                             Consulting Economics

          Consumer Choice Under Risk and Uncertainty: The Role of Risk Perceptions as a Causal Factor in Consumer Decisionmaking. Prepared for the Energy and Environmental Systems Division, Argonne National Laboratory for U.S. DOE Office of Civilian Radioactive Waste Management (April 1989).

          The Effects of Alternative Definitions of the Obligation to Serve on the Least-Cost Plans of Local Gas Distribution Companies. A Report for the Northern Illinois Alliance to Support Least-Cost Utility Planning (February 1989).

          A Complete and Economic Study on Proposed IPCB Regulation R89-9: with
          J. L. Carlson, M. J. Morey, R. C. Hemphill, and W. Mikucki Waste Prohibitions. Prepared for the Illinois Department of Energy and Natural Resources.

          The Role of Prices and the Pricing System Within the Regulatory Process. Prepared for the Illinois Department of Energy and Natural Resources (October 1986).

          An Evaluation of the Minimization of Total Regional Requirements as an Objective in State-Wide Utility Planning Process. For the Illinois Department of Energy and Natural Resources (November 1986).

          The Economic Incentives Provided by Section 9-215 (Excess Capacity
          Rule) of Proposed Illinois Public Utility Act. A Memorandum to the Joint Committee (June 1985).

          An Analysis of the Issue of Cross-Subsidization in the Local Telephone Market. Prepared for the Joint Committee on Public Utility Regulation (May 1985).

          A Survey of State Regulatory Actions and Legislative Developments Resulting from the Divestiture of AT&T. Prepared for the Joint Committee on Public Utility Regulations, Illinois State Legislature (March 1985).

          A Memorandum to the Telecommunications Policy Working Group on the Concepts of Competing, Competition and Market Structure (September
          1984).

          The Evolution of Competition in the Telephone Industry and the Critical Issues Facing the Illinois Legislature on the Deregulation of Telephone Service. Prepared for the Select Joint Subcommittee on Regulatory Reform (July 1984).

          The Review of Existing Power Plant Certificates, Monitoring of Power Plant Costs and the Allocation of Power Plant Cancellation Costs. Presented to the Sunset Task Force on Utility Regulatory Reform (January 1984).

          Utility Efficiency Report Subtask IX - Final Report in Incentive Mechanisms. Prepared for the Illinois Commerce Commission (May 1981).

                                    n/e/r/a
                             Consulting Economics

          Utility Efficiency Report Subtask IV - Evaluation and Choice of Incentive Mechanisms. Illinois Commerce Commission for the U.S. Department of Energy (July 1980).

          Utility Efficiency Report Subtask II - Review of Existing Incentive Mechanisms. Illinois Commerce Commission for the U.S. Department of Energy (March 1980).

          Estimating Fuel Prices, a Memorandum to the Virginia State Corporation Commission with K. Kelly, National Regulatory Research Institute
          (1979).

          Summary of Regulatory Commission Activities on Power Plant Productivity. The National Regulatory Research Institute draft report for the U.S. Department of Energy (1979).


UNPUBLISHED PAPERS

          The Reichbanks' Reaction Function During the Hyperinflation: An Alternative Test of the Causes of the Hyperinflation. (December 1987)

          How Real Was The German Hyperinflation: A Reexamination of the Demand for Money Employing a Fully Specified Demand Function. (October 1987)

          Bubbles During the Hyperinflation: An Empirical Test of the Interaction of the Double Bubble in Exchange Markets and Prices in Germany. (September 1987)

          Evaluating the Causes of the Hyperinflation: A Reexamination of Monetary Policy and Theoretical Debates Concerning the Factors Affecting the German Money Supply from 1919 to 1923. (August 1987)

          Decentralization vs. Coordination: An Examination of the Options for Deregulating the Electric Supply Industry. (June 1985)

          Applied Fairness Theory: The Case of Allocating Canceled Power Plant Costs. (October 1983)

          Is the Rational Expectations Equilibrium Business Cycle Theory a Neo-Austrian Theory? (October 1983)

          An Examination of the Policy Alternatives for a Small Open Economy Experiencing a Trade Boom: The Case of Sterilization, Credit Rationing and Profit Taxation. (August 1983)

          The Transmission of Monetary Shocks to Real Variables in the Business Cycle. (July 1983)

          The Economics of Revolutions: A Club Theoretic Approach and a Case Study of England, 1642-1649. (Summer 1983)

                                    n/e/r/a
                             Consulting Economics

          Interest Rates, Market Efficiency and Expectations: The Effectiveness of Monetary Policy. (April 1983)

          Towards Developing a Framework for Evaluating Incentive Mechanisms, Performance Measures and Institutional Choice in Deregulation. (August
          1981)

          A Critique of the Averch-Johnson Bias and a Test of Some Alternative Hypotheses. Master Thesis submitted to the Graduate School of the University of Wyoming. (July 1978)

          An Overview of the Theories of Regulation and Pricing Policies for Regulated Industries. The National Regulatory Institute. (1979)

PRESENTATIONS

          A Conflict of Paradigms; The Future Role of State Regulation of the Natural Gas Industry. Presented to the Midwest Gas Association (November 6, 1991).

          Exit and Entry: Who Will Bear the Risk in a Competitive Natural Gas Industry. Presented at the conference "At the Crossroads:
          Restructuring the Natural Gas Industry," held by the Center for Regulatory Studies (October 1991).

          "To Serve Man" - The Golden Rule or a Visit to the Twilight Zone: How to Reconcile the Obligation to Serve with Competitive Market Forces. Presented to the Gas Policy Committee of the Illinois Commerce Commission (April 16, 1991).

          Regulatory Treatment of Emissions Trading Decisions and Their Effect on Marketplace Incentives with D. W. South Presented at the Notice of Inquiry Public Hearing, Illinois Commerce Commission (March 1991).

          The National Energy Strategy: Impacts on the Farm Sector. Presented to the Illinois Farm Bureau Leadership Conference (February 1991).

          Emissions Trading in the CAAA of 1990: Regulatory, Compliance Planning and Implementation Issues with D. W. South. Presented to the Illinois Commerce Commission (January 1991).

          Obligations to Serve and Competition in the Natural Gas Industry. Luncheon presentation at the conference "Assessing the Competitiveness of the Natural Gas Industry," held by the Center for Regulatory Studies (October 1990).

          Pricing in an Age of Opportunism: The Cost of Being a Provider of Last Resort. Presented at the conference "Natural Gas Supply Planning: The Implications for Planning Pricing and Competition," held by the Center for Regulatory Studies (March 1990).

                                    n/e/r/a
                             Consulting Economics

          Public Utility Issues: Long and Short-Term Impacts. Presented to the Illinois Farm Bureau Leadership Conference (February 1990).

          Uncertainty in the Least-Cost Planning Process: The Case of Natural Gas. Presented at the conference "Issues in Least Cost Planning in the Natural Gas Industry," held by the Center for Regulatory Studies (December 21, 1989).

          How Real was the German Hyperinflation: An Examination of the Factors Determining the German Money Supply, Demand and Prices Between 1920 and 1923 with M. J. Morey. Presented to the Economic History Workshop at the University of Illinois (December 1986).

          Since joining the Commission, Commissioner McDermott has given over one-hundred presentations on a variety of topics in the telecommunications, electricity and natural gas industries.


TESTIMONY

          Testimony to Illinois General Assembly joint committee on electricity deregulation. Summer 1997.

          Illinois Public Utilities Committee Telecommunications Subcommittee, Alternative Methods of Telecommunications Regulation, March 27, 1991.

          Illinois Commerce Commission Docket No. 80-0167 on the use of incentive mechanisms at Clinton Power Plant construction site.

          Illinois Commerce Commission Docket No. 80-0544 on the use of the variable return to CWIP incentive model in the Illinois Power rate case.

          Illinois Commerce Commission Docket No. 80-0167 rebuttal testimony to Dr. Pappas on the use of incentive mechanisms at the Clinton Power Plant site.

          Illinois Commerce Commission Docket No. 80-0367 on the treatment of the time of use pricing standards of the Public Utility Regulatory Policy Act (PURPA) for Iowa-Illinois Gas and Electric Company.

          Illinois Commerce Commission Docket No. 81-0478 on the use of q-ratios determining the appropriate rate of return for Illinois Bell Telephone Company.

          Illinois Commerce Commission Docket No. 81-0478 on the appropriate cost of service method for pricing telecommunication service under the transition to competition.

                                    n/e/r/a
                             Consulting Economics

                           COMMONWEALTH OF KENTUCKY

                     BEFORE THE PUBLIC SERVICE COMMISSION



In the Matter of:


JOINT APPLICATION OF                     )
POWERGEN plc, LG&E ENERGY CORP.,         )
LOUISVILLE GAS AND ELECTRIC COMPANY,     )   CASE NO. 2000-095
AND KENTUCKY UTILITIES COMPANY           )
FOR APPROVAL OF A MERGER                 )



                                   TESTIMONY

                                      OF

                           DR. DONALD J. MULLINEAUX

                      LOUISVILLE GAS AND ELECTRIC COMPANY
                                      AND
                          KENTUCKY UTILITIES COMPANY

Q.   Please state your name and business address.

A. My name is Donald J. Mullineaux. My business address is Gatton College of Business and Economics, University of Kentucky, Lexington, Kentucky 40506.

Q.   By whom are you employed and what is your position?

A. I presently serve as the Director of the School of Management at the Gatton College of Business and Economics at the University of Kentucky. I also hold the DuPont Endowed Chair in Banking and Financial Services. Details regarding my career and education are described in Appendix A to my testimony.

Q.   Please briefly summarize your education and professional experience.

A. I accepted the Chair in Banking and Financial Services with the University when I joined the faculty in 1984. I teach undergraduate and graduate courses in banking, finance, and money and capital markets. I worked previously for the Federal Reserve Bank of Philadelphia, where I served as Senior Vice President and Director of Research. I received my Ph.D. degree in Economics from Boston College in 1971. I have also taught various courses in economics at the Wharton School at the University of Pennsylvania and at Temple University.

Q. Have the Joint Applicants asked you to provide the Commission with your opinion discussing the potential benefits to the Commonwealth of the proposed merger between PowerGen plc and LG&E Energy?

A. Yes. In my opinion, the transaction at issue will result in benefits to the Commonwealth of Kentucky to the extent that it benefits consumers and businesses within the state and to the extent that it improves overall economic conditions and/or economic performance by private or public firms within the Commonwealth. The primary ways in which the Kentucky economy could benefit from this merger would be:

     a. An increase in productivity growth for workers or businesses in the Commonwealth's economy;
     b. Increased entry by new business into Kentucky based on an improved operating environment;
     c. Improved overall business efficiency based on an improved allocation of energy resources; and
     d. Reduced prospects of business disruption in response to unanticipated changes in the energy market, given the high potential for additional deregulation and the uncertainty associated with private sector initiatives in the energy market.

          Favorable changes in any of these areas would prompt an increase in the rate of growth in the Commonwealth's state domestic product and more rapid creation of jobs within the state.

          In this rapidly changing and highly unpredictable environment, the Commonwealth will be advantaged if the major energy supplier within the state has proven experience in managing through a period of significant deregulation and technology-driven change. PowerGen has gained such experience in the United Kingdom, where retail customers and small businesses already have free choice with respect to energy suppliers and where substantial consolidations of energy market resources have already taken place. PowerGen can bring the kind of expertise in strategic management, marketing, research and development, and information and technology management to Kentucky that will ease the transition to a yet-to-be determined set of market characteristics in the energy sector.

          In sum, the potential advantages to the Commonwealth from the proposed transaction are partly related to the size of the combined entity, since size typically reflects the potential to exploit economies of scale and/or scope and it improves access to global sources of finance. The combined managerial competencies of the two firms are equally relevant, however. Capacities to strategize, plan, organize, and respond quickly and efficiently to rapidly changing and potentially chaotic energy market conditions, while continuing to support philanthropic causes and social issues such as education and economic development, should also prove to be substantial sources of benefit to the Commonwealth.

Q.   Does this conclude your testimony?

A.   Yes, it does.

                                 VERIFICATION

COMMONWEALTH OF KENTUCKY      )
                              )     SS:
COUNTY OF  FAYETTE            )

     DONALD J. MULLINEAUX, being first duly sworn, deposes and states:

     That he has read the foregoing testimony, appendix and exhibit and knows the matters contained therein; that said matters are true and correct to the best of his knowledge and belief, except as to those matters stated on information and belief, and as to those matters, he believes them to be true.


                                   /s/ DONALD J. MULLINEAUX


     Subscribed and Sworn to before me, a Notary Public in and before said County and State, this ____ day of March, 2000.


                                   /s/ Notary Public


My Commission Expires:

___________________________

                                  APPENDIX A

                                PERSONAL RESUME

NAME:            Mullineaux, Donald J.

ADDRESS:         Gatton College of Business and Economics
                 University of Kentucky
                 Lexington, Kentucky 40506-0034

TELEPHONE:       (606) 269-7178 (Home)
                 (606) 257-2890 (University)
                 (606) 257-9688 (Fax)

E-MAIL:          mullinea@pop.uky.edu
                 --------------------

CIVIL STATUS:    Born July 11, 1945; U.S. citizen

EDUCATION:       Graduated in 1971 from Boston College with a Ph.D. in
                 Economics. Recipient of a National Science Foundation
                 Traineeship. Received a Bachelor of Arts degree in Economics from St. Vincent College in 1967.

PROFESSIONAL EXPERIENCE:

University of Kentucky, Lexington, Kentucky
1999 - Present   As Director of the School of Management, responsible for the administration of four areas: Finance, Marketing, Management and Decision Sciences and Information Systems. Specific duties include: planning, budget administration, assessment, faculty recruiting and evaluation, promotion and tenure, class scheduling, program and course changes, and administration of the MBA and Ph.D. programs in Business Administration.

University of Kentucky, Lexington, Kentucky
1984-Present     As Chairholder of the duPont Endowed Chair in Banking and
                 Financial Services, responsible for teaching graduate and undergraduate courses in bank management and financial markets, for conducting research on issues in banking and finance, and for providing service to the community of financial-service firms.

University of Kentucky, Lexington, Kentucky
1990-93 As Associate Dean for Academic Affairs, responsible for administration of all graduate and undergraduate programs in the College of Business and Economics. Specific administrative responsibilities include: supervision of annual merit review, promotion and tenure, teaching evaluations, self studies, department reviews and program or course changes. Responsible for assessing equipment and housing needs, coordinating information networks, and for all College-related reporting. Responsible for College planning, budgeting and control functions.

Federal Reserve Bank of Philadelphia, Philadelphia, Pennsylvania
1971-84 As Senior Vice President and Director of Research, was responsible for advising the bank's President on the economic outlook and on monetary policy and discount rate decisions. Presented regular briefings on the economy and financial markets to the Board of Directors and senior bank management. Attended Federal Open Market Committee Meetings in Washington. Served as the bank'' chief spokesman on economic and policy issues, addressing some 30-40 outside audiences per year. Managed a professional staff of some 50 people, including 15 economists, with a budget of over $2 million.

Wharton School, University of Pennsylvania, Philadelphia, Pennsylvania
1976-80 Taught courses in the MBA program on Financial Structure and Public Policy and Macroeconomics.

Temple University, Philadelphia, Pennsylvania
1975-76          Taught MBA course of Financial Markets.

Graduate School of Banking, Madison, Wisconsin
1981-Present     Presentations to senior bank managers on the relevance of
                 changing economic and financial trends for strategic planning decisions.

Graduate School of Banking at LSU, Baton Rouge, Louisiana
1988-1998        Course Coordinator and Lecturer in Money and Capital Markets.

Stonier Graduate School of Banking, Newark, Delaware
1990-Present     Lecture on Bank Investments and Asset-Liability Management.

Kentucky School of Banking, Louisville, Kentucky
1984-Present     Program Director and Lecturer on Asset-Liability Management

Kentucky School of Banking, Louisville, Kentucky
1987-Present     Dean of the Faculty

National Bank Director Training School
1995-1999        Presentations to directors on principles of bank management and director duties and responsibilities

UNIVERSITY SERVICE:

1999-            Gatton College Operating Committee

1998-2000        UK Futures Committee

1997-98          University Strategic Planning Committee

1997-98          University Task Force on Research and Graduate Studies (Reedy
                 Committee)

1996-97          MBA Policy Committee

1996-97          Chair, Merit Review Appeals Committee

1995-96          College of Business and Economics Strategic Planning Committee

1995-96          Honorary Degree Committee

1995             Chair, Search Committee for Economics Department Chair

1994-96          Academic Area Committee for Promotion and Tenure (Social
                 Sciences)

1995-99          Finance Area Coordinator

1994-96          University Senate

1994-95          Finance Department Chair

1990-93          Associate Dean for Academic Affairs

1991-92          Lexington Campus Research Advisory Committee

1991-94          Intellectual Property Committee

1991-92          Kentucky Educational Reform Act Committee

1990-91          Merit Review Appeals Committee (Chair)

1990-91          MBA Program Review Committee

1990-91          University Self-Study Committee (University Finances)

1989-90 Chairman, Academic Area Committee for Promotion and Tenure (Social Sciences)

1988-89          Academic Area Committee for Promotion and Tenure (Social
                 Sciences)

1988-89          Research Professorship Selection Committee

1987-91          Department Chairman

1987-88          Faculty Grant Awards Committee

1986-87          DBA Policy Committee

1985-87          Academic Area Committee for Promotion and Tenure (Social
                 Sciences)

1985-87          DBA Program Coordinator

1985-86          Chairman, Committee for MS Degree in Banking

1984-85          Chairman, MBA Policy Committee

1984-85          Chairman, Department of Economics Review Committee


GRANTS:

Prochnow Education Foundation Grant, 1988.

Financial Services Roundtable, 1999.

AWARDS:

1995: Distinguished Alumnus Award, St. Vincent College, Latrobe,
   Pennsylvania, July 1995

1990: Outstanding Teacher in the College, Beta Gamma Sigma

1984: Unique Achievement Award, Federal Reserve Bank of
   Philadelphia, 1983.

DOCTORAL DISSERTATIONS CHAIRED:

Rosemary Carlson, "Shareholder Wealth Effects and Changes in Interstate Banking
  Regulations," 1988 (Morehead State University).

Yeong J. Park, "Tests of Real Estate Investments Trusts as Inflation Hedges,"
  1989 (Yeungnam University, Korea).

Dianna Preece, "Monitoring, Contractual Flexibility, and the Capital Market
  Response to Loan-Agreement Announcements," 1990. (University of Louisville).

Gregory Filbeck, "Regulatory Monitoring and the Impact of Bank Holding Company
  Dividend Changes on Equity Returns," 1990. (University of Toledo).

John Thompson, "A Multiple-Metric Study of the Returns to Shareholders: The
  Case of Bank Holding Company Mergers," 1990. (Eastern Kentucky University).

Patricia Webster, "The Capital Market Response to Bank Holding Company
  Spinoffs," 1991. (Bradley University).

Youguo Liang, "Stock Prices, Volume, and Market Overreaction," 1991.
  (Prudential).

Shelly Webb, "Ownership Structure and Firm Value for Financially Distressed
  Firms," 1993. (Xavier University).

Steve Dennis, "Agency Costs in Loan Sales:  Theory and Evidence," 1993.
  (California State University, Fullerton).

Chia Pin Chen, "The Lending Behavior of Global Banks: A Relative Comparison of
  U.S. vs.

Non-U.S. Banks," 1994. (National Chung Hsing University, Taiwan).

Michael Schinski, "The Impact of the Federal Reserve's Source of Strength
  Doctrine on Bank Equity Returns," 1994. (SUNY at Geneseo).

Marwan Asri, "The Impact of Financial Liberalization on Savings and Investment in Indonesia," 1997 (Gadjah Mada University, Indonesia).

Aloysius Ro, "The Private Placement Debt Decision:  An Empirical Analysis,"
  1998.  (Merrill Lynch).

John Paglia, "An Empirical Examination of the Role of Covenants in Large Bank
  Lonas" (in process).

Sang Wih Lee, "The Size and Composition of Bank Lending Syndicates." (in process).

Chien Chih Peng, "Loan Commitments vs. Spot Loans: An Empirical Analysis" (in process.)

MONOGRAPHS:

     Balance-Sheet Decisions at Relatively Unregulated Banks:  New York Free
     -------------------------------------------------------   -------------
     Banking, 1843-62.  Herbert v. Prochnow Education Foundation, 1990.
     -------  -------

     General Banking II.  The American Bankers Association, 1990.
     ------------------

REFEREED PAPERS:

     "Agency Costs and Dividend Payments: the Case of Bank Holding Companies," Quarterly Review of Economics and Finance 39 (1999): 408-19 (with Greg Filbeck).

     "Monitoring, Loan Renegotiability, and Firm Value: The Role of Lending Syndicates," Journal of Banking and Finance 20 (1996): 577-93 (with Dianna Preece).

     "Insider Trading and Regulation: A Look at Bank Holding Companies," Journal of Economics and Finance 19 (1995): 71-84 (with Greg Filbeck).

     "The Impact of the Federal Reserve's Source of Strength Policy on Banking Holding Companies," Quarterly Review of Economics and Finance 35 (1995): 483-96 (joint with Michael Stinks).

     "A Multiple-Metric Study of the Returns to Shareholders: The Case of Bank Holding Company Mergers," Journal of Financial and Strategic Decisions 8 (1995):
43-51 (joint with John Thompson).

     "Monitoring by Financial Institutions: Banks vs. Nonbanks," Journal of Financial Services Research 8 (1994): 191-200 (joint with Dianna Preece).

     "Overreaction and Reverse Anticipation: Two Related Puzzles," Journal of Financial Research 17 (1994): 31-43 (joint with Youguo Liang).

     "Regulatory Monitoring and the Impact of Bank Holding Company Dividend Changes on Equity Returns", Financial Review (1993): 403-15 (joint with Greg Filbeck).

     "Are REITs Inflation Hedges?", Journal of Real Estate Finance and Economics (1990): 91-101 (Joint with Y. J. Park and 1. K. Chew).

     "The Joint Production of Confidence: Endogenous Regulation and 19th Century Commercial Bank Clearinghouses," Journal of Money, Credit, and Banking (November 1987): 457-68 (Joint with Gary Gorton).

     "Competitive Monies and the Suffolk Bank System: A Contractual Perspective," Southern Economic Journal 53 (1987): 884-98.

     "Inflation Expectations and Money Growth in the United States," American Economic Review (1980): 149-6 1.

     "Unemployment, Industrial Production, and Inflation Uncertainty: Some Empirical Results," Review of Economics and Statistics (1980): 163-69.

     "On Testing for Rationality: Another Look at the Livingston Price Expectations Data," Journal of Political Economy 86 (1978).

     "Economies of Scale and Organizational Efficiency in Banking: A Profit-Function Approach," Journal of Finance 33 (1978): 259-80.

     "Branching Restrictions and Commercial-Bank Costs," Journal of Business 49
(1976): 402-07.

     "Economies of Scale at Financial Institutions," Journal of Monetary Economics 1 (1975): 233-40.

     "Deposit-Rate Ceilings and Noncompetitive Bidding for U.S. Treasury Bills," Journal .of Money, Credit, and Banking 5 (1973): 201-12.

OTHER PAPERS:

     "Is There a Safety Net Subsidy? Some Evidence Based on Non-bank Entry into Banking," Refuting the Federal Safety Net "Subsidy Argument, The Financial Services Roundtable, 1999.

     "Commercial Banking," The New Palgrave Dictionary of Money and Finance. Stockton Press, 1992.

     "Expectations, Surprises, and Treasury Bill Rates: 1960-82: Discussion," Journal of Finance (Papers and Proceedings, 1984): 696-98.

     "Monetary Rules and Contracts: Why Theory Loses to Practice," Business Review of the Federal Reserve Bank of Philadelphia, November/December, 1984.

     "Revealing Real Interest Rates: Let the Market Do It," Business Review of the Federal Reserve Bank of Philadelphia, March/April 1984 (with Axis Protopapadakis).

     "Efficient Markets, Interest Rates, and Monetary Policy," Business Review of Federal Reserve Bank of Philadelphia, May/June 198 1.

      "On Active and Passive Monetary Policies: What Have We Learned from the Rational Expectations Debate?" Business Review of the Federal Reserve Bank of Philadelphia, November/December 1979.

      "Regulation: Whence It Came and Whether It's Here to Stay," Business Review of the Federal Reserve Bank of Philadelphia, September/October, 1978.

      "Inflation Expectations in the U.S.: A Brief Anatomy," Business Review of the Federal Reserve Bank of Philadelphia, July/August 1977.

      "Money Growth, Jobs, and Expectations: Does a Little Lean-ting Ruin Everything?" Business Review of the Federal Reserve Bank of Philadelphia, January /February 1976.

      "An Economic Approach to Family Size: A New Perspective on Population Growth," Business Review of the Federal Reserve Bank of Philadelphia, January /February 1976.

      "The Taxman Rebuffed: Income Taxes at Commercial Banks," Business Review of the Fed Reserve Bank of Philadelphia, May 1974.

      "Unit vs. Branch Banking: An Analysis of Relative Costs," in Changing Pennsylvania's Branching Laws: An Economic Analysis, Federal Reserve Bank of Philadelphia, 1973.

      "The Economic Folklore of Party Politics: Myths or Realities?" Business Review of Federal Reserve Bank of Philadelphia, November 1973.

      "Interest-Rate Ceilings and the Treasury-Bill Market: Disintermediation and the Small Saver," New England Economic Review, July/August 1973.

      "Paying for Social Security: Is It Time to Retire the Payroll Tax?" Business Review of Federal Reserve Bank of Philadelphia, April 1973.

      "Inflation Insurance: An Escalator Clause for Securities," Business Review of the Federal Reserve Bank of Philadelphia, October 1972.

      "Stock-Market Commission Fees: Competition or Bust--or Be Busted?" Business Review of the Federal Reserve Bank of Philadelphia, April 1972.

WORKING PAPERS:

      "Syndicated Loans" (under second review at the Journal of Financial Intermediation, with Steven Dennis).

      "Private Placements vs. Public Debt: An Analysis of Finn Funding Source Decisions" (with Aloysius Ro)

     "Financial Covenants in Bank Loan Contracts" (with John Paglia).

     "CEO and Board of Director Compensation at Commercial and Investment Banks" (with Agus Harjoto)

     "Debt Underwriting by Commercial Bank-Affiliated Finns and Investment
Banks: More Evidence" (under review at the Journal of Banking and Finance, with Ivan Roten )

     "Equity Underwriting by Bank Holding Companies and Investment Banks: An Analysis of Relative Performance" (with Ivan Roten).

     "Medium Term Notes" (with John Paglia and Ivan Roten)

PROFESSIONAL ASSOCIATIONS:

     American Economic Association
     American Finance Association
     Financial Management Association
     European Finance Association
     Southern Finance Association
     Eastern Finance Association
     Kentucky Economics Association

PROFESSIONAL ACTIVITIES:

     Board of Directors, Eastern Finance Association, 1996-98.

     Financial Institutions Track Chair, Financial Management Association Meetings, 1991.

     Frequent presenter and discussant at professional meetings; have reviewed papers for:

     American Economic Review
     Journal of Political Economy
     Review of Economics and Statistics
     Journal of Finance
     Journal of Monetary Economics
     Journal of Money, Credit, and Banking
     Journal of the American Statistical Association
     Review of Economic Studies
     Journal of Financial Research
     Financial Review
     Economic Journal
     Southern Economic Journal
     Journal of Banking and Finance

     Financial Services Review

PROGRAMS FOR BANKERS (DOMESTIC)

     "Bank Tax Management" "
     Prospects for Financial Reform"
     "Asset/Liability Management Techniques"
     "The International Debt Problem" "Regulation/Deregulation: Where To From Here?"
     "What's Wrong with Economic Policymaking in the United States?"
     "Federal Deficits: How Big A Problem?"
     "Strategic Planning and Economic Policy"
     "Trust Activities at Commercial Banks: An Overview"
     "Financial Market Outlook for the 1990s"
     "The European Monetary System"
     "Managing the Investment Portfolio"
     "Risk Management in Theory and Practice"
     "The Future of Banking"
     "Determinants of Bank Shareholder Value"
     "The Transformation of the Financial System"
     "Risk Management: Fad or Fundamental?"

PROGRAMS FOR BANKERS (INTERNATIONAL

Lectures on Bank Management Techniques, Vienna, Austria, Summer 1988,1989,1990, and 1993.

Lectures on Bank Management, Zagreb, Croatia, April, 1992 December, 1992,
   September, 1993, and July, 1994.

Seminar Leader for Bank Simulation Program, Nemetria Institute, Foligno, Italy,
   October, 1992.

Seminar on Asset-Liability Management, Instituto Mexicano de Administracion
   Bancaria, Mexico City, January, 1993.

Seminar on Financial Markets, Mexico City, June, 1993.

Lectures to Academy of Management, Almaty, Kazakhstan, September, 1993.

Seminar Leader for Bank Simulation Analysis, Vladivostock, Russia, November,
   1994 and Hbarask, Russia in February, 1995

Seminar Leader for Stanford Bank Management Simulation Program, Vilnius,
   Lithuania, 1995.

Seminar Leader for Bank Simulation Analysis, Panama City, Panama, 1996.

Seminar in Principles of Bank Management, Nemetria Institute, Foligno, Italy,
   1997, 1998, 1999.

PUBLIC AND OTHER SERVICE:

     Vice Chairman, Committee on Business, Labor and the Economy, Kentucky
                                                                  --------
       Tomorrow Commission, 1985-86.
       ---------------------

     Board Member, Lexington Philharmonic Orchestra, 1986-87.

     Board Member, First National Bank, Louisa, Kentucky, 1988-95.

     Board of Directors, The Education Network, 1987-1991.

     Investments Seminar Leader, Kentucky Telebanking Network. (Satellite TV
       Distribution of Programming), 1989 - 1991.

     TEAM Lexington, Mayor's Committee to Improve Efficiency in Local
       Government, 1994.

     Donor Choice Committee, United Way of Lexington, 1994.

     Mayor's Commission on Competitiveness, 1996.

     National Science Foundation Proposal Reviewer, 1990, 1994, 1998, 1999.

     Frequent speaker at meetings of professional associations and business groups (10-20 annually).

                           COMMONWEALTH OF KENTUCKY

                     BEFORE THE PUBLIC SERVICE COMMISSION


In the Matter of:


JOINT APPLICATION OF                     )
POWERGEN plc, LG&E ENERGY CORP.,         )
LOUISVILLE GAS AND ELECTRIC COMPANY,     )  CASE NO. 2000-095
AND KENTUCKY UTILITIES COMPANY           )
FOR APPROVAL OF A MERGER                 )



                                   TESTIMONY

                                      OF

                               ROBERT M. HEWETT
                     GROUP EXECUTIVE - REGULATORY AFFAIRS

                      LOUISVILLE GAS AND ELECTRIC COMPANY
                                      AND
                          KENTUCKY UTILITIES COMPANY

Q.   Please state your name and business address.

A. My name is Robert M. Hewett. My business address is One Quality Street, Lexington, Kentucky 40507.

Q.   By whom are you employed and what is your position?

A. I am Group Executive - Regulatory Affairs for Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU"). Please refer to Appendix A to this testimony.

Q.   Have you previously testified before this Commission?

A. Yes. I have testified in numerous proceedings before this Commission on behalf of LG&E or KU since 1982.

Q.   What is the purpose of your testimony?

A. The purpose of my testimony is to address the issues concerning the impact of the acquisition by PowerGen on LG&E and KU, the proper purpose of the merger and the regulatory issues involved.

                           IMPACT OF THE ACQUISTION
                           ------------------------

Q.   How will customers benefit from the proposed merger?

A. After the merger, LG&E and KU will have the financial, technical, and managerial capabilities that are needed to provide efficient customer service to their utility customers. Customers will be better off as a result of this transaction and will benefit from improved service quality and operating efficiency resulting from reciprocal adoption of best practices.

Q. Will the merger have any effect upon LG&E's or KU's contractual obligations?

A. The merger will not affect the contractual obligations of either LG&E or KU. This includes LG&E's and KU's contractual relationship with and ownership interest in the Ohio Valley Electric Corporation and KU's contractual relationship with and ownership interest in Electric Energy, Inc.

Q.   Will LG&E's or KU's union contracts be affected by the transaction?

A.   No.

Q. Will the proposed merger have any impact on the generation, transmission or retail operations of LG&E and KU?

A. After the merger, LG&E and KU will continue to own, operate and control their generation, transmission and retail operations and otherwise own and operate their electric systems. PowerGen's acquisition initially will not have any impact on LG&E's and KU's financial, technical and managerial capabilities that are needed to provide efficient and reasonable service to their customers.

          As addressed in Ms. Sheers' testimony, PowerGen, LG&E and KU are conducting an ongoing joint review of LG&E's and KU's operations over the next few years for the purpose of establishing truly world class practices in all phases of the business. This benchmarking process of determining and applying best practices to the utility operations may lead to improvements in LG&E's and KU's operations that create efficiencies and greater performance. Over time, the operation of LG&E's and KU's electrical systems could evolve through the implementation of best practices. The improvements and efficiencies actually realized will be developed over time by the application of this best practices review, although the effect of this process will likely not result in immediate changes.

Q.   Will the proposed merger have any impact on the rates of LG&E and KU?

A. PowerGen's acquisition will not have any impact on the base rates, or the operation of the fuel clause, environmental surcharge, gas supply clause, demand side management clause or Earning Sharing Mechanism schedules of LG&E or KU. PowerGen Chief Executive, Mr. Wallis, in his testimony has endorsed the Earnings Sharing Mechanism as a progressive method of regulation. LG&E and KU commit that all transaction-related costs, including the premium paid by PowerGen for LG&E Energy's stock, shall be excluded for ratemaking purposes for LG&E and KU.

          As I previously discussed, the purpose of the ongoing joint review of LG&E's and KU's operations is to establish truly world class practices over the next few years, and to improve operations and create efficiencies. At this time, we cannot foresee what changes might be made as a result of the review or to what extent savings might actually be achieved. It is always important to try to make improvements or you lose ground, while at the same time focusing on the absolute necessity to maintain the same quality that LG&E's and KU's customers have experienced. We believe that implementation of best practices may lead to gradual and incremental improvements in service quality, efficiencies and cost savings. To the extent that changes occur and the changes produce improvements in efficiencies and savings, then such benefits can and will be shared with LG&E's and KU's customers through the Earnings Sharing Mechanism. This method of regulation gives the companies strong incentives to improve, while ensuring that customers will benefit from any improvements and cost savings actually realized.

Q.   Will the proposed merger affect LG&E's and KU's quality of utility service?

A. LG&E and KU have always been committed to high quality, reliable utility service and will continue to maintain this service in the future. Their commitment was recognized by the award in 1999 by J.D. Power & Associates for having outstanding customer service. The acquisition of LG&E and KU by PowerGen does not affect their continuing commitment to high quality, reliable service. We further believe that the adoption of world class best practices may over time improve the quality of LG&E's and KU's service.

Q. In the Merger of LG&E Energy and KU Energy merger, the utilities expected to achieve substantial cost savings that otherwise would not have been possible on a stand-alone basis through the consolidation of LG&E's and KU's operations. Do PowerGen, LG&E and KU anticipate achieving similar types and amounts of cost savings as a result of this transaction?

A. No. While the acquisition by PowerGen will facilitate LG&E's and KU's review of world class best practices, the improvements LG&E and KU expect to achieve through the benchmarking review are efficiencies, or "developed savings" that could be achieved without PowerGen's acquisition and could be accomplished by LG&E or KU on a stand-alone basis. The "synergies" or "created savings" identified by LG&E and KU in their 1997-98 merger were created because of the integration of their then two independent electrical systems. The ability to physically integrate LG&E's and KU's electrical system with PowerGen's generation facilities around the world and system in the U.K. obviously is extremely limited by the respective locations of the systems, the physical nature of electricity and gas, and fundamental principles of electric engineering.

     However, access to differing knowledge bases and processes presents new perspectives from which to draw ideas and improve, and any savings that do occur as a result of the PowerGen acquisition will be shared with customers through the operation of LG&E's and KU's Earnings Sharing Mechanisms. There may be some small savings, for example, from the elimination of shareholder services of LG&E Energy. To the extent that these savings are not off-set by increased costs associated with being a registered holding company, the savings will also be shared with customers through the Earnings Sharing Mechanism.

Q. Why should benefits from the best practices review be shared 60/40 under the Earnings Sharing Mechanism and not split 50/50 in the same manner as the LG&E/KU merger surcredit?

A.   As the Commission observed in its January 7, 2000, Orders:

          ESMs provide incentives to increase efficiency and cut costs by allowing utilities to retain a portion of any increase in earnings.

     The Commission then established the Earnings Sharing Mechanism for LG&E and KU on the "firm belief" that a "more balanced ESM plan would be extremely beneficial" to both LG&E's and KU's customers and shareholders. The Commission approved the 60/40 sharing so that the Earnings Sharing Mechanism would provide LG&E and KU "with sufficient incentives to improve their performance while reducing the business risks inherent in over- or under- earnings." The best practices process now being undertaken requires PowerGen and the utility companies to go out and be creative and find ways to do things differently and better. The improvements achieved and any savings realized as a result of that ongoing process will be directly responsive to the strong incentives the Commission created in the Earnings Sharing Mechanism.

          The 50/50 sharing of savings ordered in the LG&E Energy/KU Energy merger was a response to the consolidation of the LG&E and KU systems and the elimination of duplication. The 50/50 ratio was not designed to create incentives to achieve savings that could be accomplished without the merger.

Q. Are the current integration of LG&E's and KU's distribution systems and re-engineering of management systems related to the acquisition by PowerGen?

A. No. These activities are part of LG&E's and KU's continuous effort to achieve more efficient operations, provide greater customer service and achieve the savings created by the LG&E Energy/KU Energy merger. The merger surcredit has been guaranteed until the year 2003. The amount of synergies increases from $41.8 million in year one to $78.0 million in year five of the surcredit. The significance of this increase is that the actual synergies must be achieved through cost reductions to meet the increasing surcredit. I should emphasize that, in the reorganization of the distribution systems, no positions for service technicians or line technicians were targeted for reduction.

Q. Will the proposed PowerGen merger have any impact on the benefits provided to customers in the LG&E Energy/KU Energy merger?

A. No. Customers will continue to receive the merger surcredit benefits and fuel savings and merger dispatch benefits through the operation of the fuel adjustment clause.

                      THE MERGER IS FOR A PROPER PURPOSE
                      ----------------------------------

Q.   Is the PowerGen acquisition of LG&E and KU for a proper purpose?

A. Yes. The merger is beneficial to LG&E's customers, its employees, its subsidiaries, the Commonwealth as a whole, and its shareholders (a substantial number of whom are residents of Kentucky). After the merger, LG&E and KU will have the financial, technical, and managerial capabilities that are needed to provide efficient customer service to their utility customers. Customers will be better off as a result of this transaction and will benefit from a new informed look at improved service quality and operating efficiency resulting from reciprocal adoption of best practices. For employees, the merger represents an opportunity for growth as Kentucky becomes the U.S. base of operations for a large international entity. The transaction ensures that LG&E and KU and their employees remain at the forefront of an increasingly competitive U.S. electric industry, while foreign operations provide opportunities for their employees abroad. For Kentucky, the merger ensures that utility operations in Kentucky will remain headquartered in Kentucky, and that Kentucky will be the base for PowerGen's other anticipated U.S. operations. Moreover, because PowerGen's existing utility operations are outside the U.S., there will be no increase in market concentration at the wholesale or retail levels. PowerGen, LG&E and KU have expressed their commitment to sound customer relations and their dedication to the communities in their service areas. Moreover, the merger facilitates the review of and possible improvements in LG&E's and KU's operations based on world class best practices. Finally, LG&E Energy's shareholders will receive a 58% premium over the trading price for their shares as of the last trading day before announcement of the merger, equal to $24.85 per share.

                               REGULATORY ISSUES
                               -----------------

Q. In the LG&E Energy/KU Energy merger, the then existing level of earnings was an issue. Are the current level of earnings of LG&E and KU a concern?

A. No. After a lengthy review, the Commission established fair, just and reasonable rates for LG&E and KU through its Orders on January 7, 2000, in Case Nos. 98-426 and 98-

     474. The approximately $62 million rate reduction ordered in those cases took effect March 1, 2000. The merger will not affect the rate reduction, and the current rates will remain in place until changed by Commission order. The level of earnings from the current gas base rates and LG&E's need to increase those rates will be reviewed in a separate gas base rate case to be filed at the end of March 2000. LG&E's and KU's current level of earnings therefore is not a concern in this case.

Q. Will LG&E's and KU's electric base rates be fair, just and reasonable after the acquisition by PowerGen?

A. Yes. In the Orders of January 7, 2000, the Commission also determined that LG&E's and KU's electric rates would be fair, just and reasonable in the future through the operation of the Commission's Earnings Sharing Mechanism. LG&E and KU have adopted the Earnings Sharing Mechanism established by the Commission in its Orders of January 7, 2000. To the extent that the world class best practices benchmark process with PowerGen produces any further improvements and such improvements cause savings in 2001 and 2002 or some other savings are achieved, the Earnings Sharing Mechanism will share the savings with customers.

Q. Will the merger affect the Commission's ability to protect utility resources?

A No. The applicable conditions imposed by the Commission in the reorganization orders of LG&E and KU in Case Nos. 10296 and 89-374, and again in the LG&E Energy/KU Energy merger, will not be affected by the merger and will provide very adequate and sound protection of the resources of LG&E and KU.

Q. Will the merger affect the Commission's authority to monitor the corporate activities of LG&E Energy, LG&E and KU?

A. No. The applicable monitoring procedures established by the Commission in Case Nos. 10296, 89-374 and 97-300 provide adequate supervision for the Commission to monitor the corporate activities of LG&E Energy, LG&E and KU. The testimony of Mr. Robinson discusses the affiliate interest issues and shows how the registration of a holding company under the Public Utility Holding Company Act of 1935 provides further oversight and scrutiny of affiliate transactions, accounting, and the books and records of LG&E, KU and LG&E Energy. It is important to note that the Joint Applicants in this case have made an important commitment. After the merger, the Commission shall have the same ratemaking and regulatory authority to regulate the rates and services of LG&E and KU as it did before the merger. Furthermore, the Joint Applicants commit that they will not assert that the SEC's jurisdiction legally preempts the Commission from disallowing recovery in retail rates of the cost of goods and services that LG&E or KU obtain from LG&E Energy Services, Inc., provided that LG&E and KU otherwise retain the right to assert that the charges are reasonable and appropriate.

Q.   Does this conclude your testimony?

A.   Yes, it does.

                                 VERIFICATION


COMMONWEALTH OF KENTUCKY      )
                              )     SS:
COUNTY OF  __________________ )


     ROBERT M. HEWETT, being first duly sworn, deposes and states:

     That he has read the foregoing testimony and appendix and knows the matters contained therein; that said matters are true and correct to the best of his knowledge and belief, except as to those matters stated on information and belief, and as to those matters, he believes them to be true.


                              /s/ ROBERT M. HEWETT


     Subscribed and Sworn to before me, a Notary Public in and before said County and State, this ____ day of March, 2000.


                              /s/ Notary Public


My Commission Expires:


___________________________

                                  APPENDIX A

                               ROBERT M. HEWETT

     In 1969, I received a B.S. Degree in Electric Engineering from the University of Kentucky. Subsequent to that date I participated in both undergraduate and graduate level courses in accounting and finance leading to a Master in Business Administration Degree from the University of Kentucky in 1979.

     My business background began with Kentucky Utilities Company in 1966 as a student engineer in the Relay and Communications Department. Upon completion of my undergraduate degree I was employed as an engineer in that Department until 1974. I then became a member of the Rates and Contract Department, involved in rate matters, in particular, the application of rates and fuel clause calculations, cost of service studies, and kWh sales forecasts. In September 1981, I was named Assistant Director of Rates and in January 1982 I assumed the duties of Vice President of Rates and Service Contracts. Budget and Financial Forecasts became my additional responsibilities as of March 1, 1987. In October, 1992, I became Vice President, Regulation and Economic Planning. In that capacity, I was responsible for state and federal regulatory affairs and economic planning for Kentucky Utilities Company. In May, 1997, I assumed the duties of Senior Vice President Customer Service and Marketing until May, 1998 when I became President of Kentucky Utilities Co. Effective January 1, 2000, my responsibilities became Group Executive-Regulatory Affairs for Louisville Gas & Electric and Kentucky Utilities.